     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 1999


                                                      REGISTRATION NO. 333-71129
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         METROMEDIA FIBER NETWORK, INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                          4813                  11-3168327
 (State or other jurisdiction    (Primary Standard Industrial    (IRS Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                           ONE NORTH LEXINGTON AVENUE
                             WHITE PLAINS, NY 10601
                                  914-421-6700

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              STEPHEN A. GAROFALO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         METROMEDIA FIBER NETWORK, INC.
                           ONE NORTH LEXINGTON AVENUE
                             WHITE PLAINS, NY 10601
                                  914-421-6700

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             DOUGLAS A. CIFU, ESQ.
                              JAMES M. DUBIN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                  212-373-3000

    APPROXIMATE DATE OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 13, 1999


PRELIMINARY PROSPECTUS

                         METROMEDIA FIBER NETWORK, INC.


                     EXCHANGE OFFER FOR $650,000,000 OF ITS
                       10% SERIES A SENIOR NOTES DUE 2008


    Terms of the exchange offer

--  It expires at 5:00 p.m., New York City time, on           , 1999, unless
    extended.


-- All initial notes that are validly tendered and not withdrawn will be exchanged.



-- Tenders of initial notes may be withdrawn at any time before the expiration of the exchange offer.



-- The terms of the exchange notes we will issue in the exchange offer are substantially identical to those of the initial notes, except that transfer restrictions and registration rights relating to the initial notes will not apply to the exchange notes.



-- The exchange notes are new securities and there is currently no established market for them.



BEFORE PARTICIPATING IN THIS EXCHANGE OFFER PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 11.



    Neither the Securities and Exchange Commission nor any state commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                            ------------------------


                 The date of this prospectus is         , 1999.


                            ------------------------

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----

SUMMARY....................................................................................................           3

RISK FACTORS...............................................................................................          11

USE OF PROCEEDS............................................................................................          23

CAPITALIZATION.............................................................................................          24

SELECTED CONSOLIDATED FINANCIAL DATA.......................................................................          25

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................          27

BUSINESS...................................................................................................          32

MANAGEMENT.................................................................................................          53

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................          61

SECURITY OWNERSHIP.........................................................................................          63

THE EXCHANGE OFFER.........................................................................................          65

DESCRIPTION OF THE EXCHANGE NOTES..........................................................................          76

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS...........................................................         112

PLAN OF DISTRIBUTION.......................................................................................         116

LEGAL MATTERS..............................................................................................         116

EXPERTS....................................................................................................         117

AVAILABLE INFORMATION......................................................................................         117

DOCUMENTS INCORPORATED BY REFERENCE........................................................................         118

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.................................................................         F-1

GLOSSARY...................................................................................................         A-1

                               PROSPECTUS SUMMARY


    THIS SUMMARY HIGHLIGHTS SOME INFORMATION FROM THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" AND THE FINANCIAL STATEMENTS AND THE RELATED NOTES TO THOSE STATEMENTS INCLUDED IN THIS PROSPECTUS. ALL SHARE AND PER SHARE INFORMATION IN THIS PROSPECTUS GIVES RETROACTIVE EFFECT TO THE TWO-FOR-ONE STOCK SPLITS THAT BECAME EFFECTIVE ON AUGUST 28, 1998 AND DECEMBER 22, 1998, OF THE SHARES OF CLASS A AND CLASS B COMMON STOCK OF METROMEDIA FIBER NETWORK, UNLESS OTHERWISE INDICATED IN THIS PROSPECTUS.



                               ABOUT OUR BUSINESS


GENERAL


    We are a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to communications carriers and corporate/government customers in the United States. A facilities-based provider uses mainly its own telecommunications facilities to provide service, in contrast with non facilities-based resellers who purchase the services of other providers and then retail the services to customers. Bandwidth is a measurement of information capacity for digital transmission systems that measures the transmission rate in megabits per second. High-bandwidth infrastructure carries a transmission rate greater than 1.5 megabits per second. Fiber optics is a technology in which light is used to transmit information from one point to another.



    We focus our operations on domestic intracity fiber optic networks in clusters of the 15 largest cities in the United States based on population. We currently operate high-bandwidth fiber optic communications networks in the New York metropolitan area and the greater Philadelphia area and by the end of the third quarter of 1999 expect to operate a similar network in Washington, D.C. We have also begun engineering and constructing networks in Chicago, San Francisco and Boston and within the next two years, we also plan to complete an expansion into five additional markets including Los Angeles, Seattle, Dallas, Houston and Atlanta. We expect that our domestic intracity networks, as currently planned, will ultimately encompass approximately 810,000 fiber miles, covering approximately 1,896 route miles. Fiber miles means the number of the strands of fiber contained in a length of fiber optic cable multiplied by the length of the cable in miles. Route miles means the number of miles spanned by fiber optic cable calculated without including physically overlapping segments of cable.



    We have also built or obtained intercity fiber optic capacity to link certain of our intracity networks. We built a 250 route mile network from New York to Washington D.C., which was put into operation during the first quarter of 1999. When finally complete, as currently planned, we expect that this network will cover approximately 180,000 fiber miles. We have also obtained rights for fiber optic capacity with other facilities-providers, obtained fiber optic capacity linking New York--Chicago, New York--Boston, and Chicago--Seattle--Portland and plan to construct intracity networks in all of these metropolitan areas, except Portland.



    In addition, we have entered into a joint venture with a U.K.
telecommunications company to connect our New York network to London. We have also formed a joint venture to construct a high-bandwidth fiber optic network connecting 13 major cities in Germany and obtain additional fiber optic capacity in Western Europe.


    We expect that our entire network when completed, as currently planned, will ultimately consist of approximately 1.1 million fiber miles covering approximately 8,930 route miles.


    Please refer to the sections in this prospectus entitled "Business" and "Risk Factors--We may not be able to successfully implement our business strategy because it depends on factors beyond our control, which could adversely affect our results of operations."

BUSINESS STRATEGY


    Our objective is to become the preferred facilities-based provider of broadband communications infrastructure to communications carriers, corporations and government agencies, in our target markets. Broadband communications infrastructure is the same as high-bandwidth infrastructure, except that the data rate is greater than 45 megabits per second. Please refer to the section in this prospectus entitled "Business--Business Strategy."


    The key elements of our strategy to achieve this objective are to:

    - Establish Metromedia Fiber Network as the preferred carriers' carrier of broadband communications infrastructure.

    - Position Metromedia Fiber Network as the preferred provider of broadband communications infrastructure to corporate and government customers.

    - Replicate successful business model in new markets.

    - Create a low cost position.

    - Leverage network assets and strategic relationships to expand the reach of our networks.

    - Install a technologically advanced network.


    - Build on management experience and the relationship with Metromedia Company, a partnership that together with one of its partners controls approximately 69% of the voting power of our common stock.


    Metromedia Fiber Network was founded in 1993 and is a Delaware corporation. Our principal executive offices are located at One North Lexington Avenue, White Plains, New York 10601. Our telephone number is (914) 421-6700.

                         SUMMARY OF THE EXCHANGE OFFER

    We are offering to exchange $650,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

EXPIRATION DATE

    The exchange offer will expire at 5:00 p.m., New York City time, on, 1999, unless we decide to extend it.

CONDITIONS TO THE EXCHANGE OFFER


    The exchange offer is subject to the following customary conditions:


    - there is no change in the laws and regulations which would impair our ability to proceed with the exchange offer,

    - there is no change in the current interpretation of the staff of the Securities and Exchange Commission which permits resales of the exchange notes.


    - there is no stop order issued by the staff of the Securities and Exchange Commission which would suspend the effectiveness of the registration statement of which this prospectus is a part,


    - there is no litigation which would impair our ability to proceed with the exchange offer,

    - we obtain all the governmental approvals we deem necessary for the exchange offer, and

    - there is no change or development involving a prospective change in our business or financial affairs which might materially impair our ability to proceed with the exchange offer.


    Please refer to the section in this prospectus entitled "The Exchange Offer--Terms of the Exchange Offer--Conditions."


PROCEDURES FOR TENDERING INITIAL NOTES


    To participate in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with all other documents required by the letter of transmittal, including the initial notes to be exchanged, to IBJ Whitehall Bank & Trust Company, as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your initial notes by following the procedures for book-entry transfer described in this prospectus. If your initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly to tender your initial notes in the exchange offer. For more information on tendering your initial notes, please refer to the sections in this prospectus entitled "The Exchange Offer--Terms of the Exchange Offer--Procedures for Tendering" and "--Book Entry Transfer."


GUARANTEED DELIVERY PROCEDURES


    If you wish to tender your initial notes and you cannot get your required documents to the exchange agent on time, you may tender your initial notes according to the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange Offer--Terms of the Exchange Offer--Guaranteed Delivery Procedure."


WITHDRAWAL RIGHTS


    You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under the "The

Exchange Offer--Terms of the Exchange Offer--Exchange Agent" before 5:00 p.m., New York City time, on the expiration date of the exchange offer.


ACCEPTANCE OF INITIAL NOTES AND DELIVERY OF EXCHANGE NOTES


    If all conditions required for proper acceptance of initial notes are fulfilled, we will accept any and all initial notes that are properly tendered in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will deliver the exchange notes as promptly as practicable after the expiration date and acceptance of the initial notes for exchange. Please refer to the section in this prospectus entitled "The Exchange Offer--Terms of the Exchange Offer."


FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFER


    Exchanging your initial notes for exchange notes will not be a taxable event to you for United States federal income tax purposes. Please refer to the section of this prospectus entitled "Certain United States Federal Tax Considerations."


EXCHANGE AGENT

    IBJ Whitehall Bank & Trust Company is serving as exchange agent in the exchange offer.

FEES AND EXPENSES


    We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled "The Exchange Offer--Terms of the Exchange Offer--Fees and Expenses."


USE OF PROCEEDS


    We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy certain of our obligations under our registration rights agreement. Please refer to the sections in this prospectus entitled "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for a discussion of our use of the proceeds from the issuance of the initial notes.


CONSEQUENCES OF FAILURE TO EXCHANGE INITIAL NOTES


    If you do not exchange your initial notes in this exchange offer, you will no longer be able to obligate us to register the initial notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. Please refer to the section in this prospectus entitled "Risk Factors--Your failure to participate in the exchange offer will have adverse consequences."


                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

ISSUER

    Metromedia Fiber Network, Inc.

NOTES OFFERED


    $650,000,000 aggregate principal amount of our 10% series B senior notes due 2008. The form and terms of the exchange notes are the same as the form and terms of the initial notes except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. The exchange notes will evidence the same debt as the initial notes and both the initial notes and the exchange notes will be governed by the same indenture.


MATURITY DATE

    November 15, 2008.

INTEREST ON THE EXCHANGE NOTES


    The exchange notes will accrue interest at the rate of 10% per year from either the most recent date on which interest has been paid on the initial notes you exchanged, or if no interest has been paid, from November 25, 1998. We will pay interest, including any due and unpaid interest, on the exchange notes semi-annually on May 15 and November 15 of each year, commencing on May 15, 1999.


SINKING FUND

    None.

OPTIONAL REDEMPTION


    Except as described below, we may not redeem the exchange notes before November 15, 2003. After November 15, 2003, we may redeem the exchange notes, in whole or in part, at any time, at the redemption prices described in the prospectus under the heading "Description of the Exchange Notes," together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time before November 15, 2001, we may redeem up to 35% of the aggregate principal amount of the initial notes and exchange notes issued at a redemption price equal to 110% of the principal amount of the initial notes and exchange notes redeemed, plus accrued and unpaid interest, if any, through the date of redemption, if:


    - we use the net cash proceeds of any public equity offerings resulting in gross proceeds of at least $100 million, and


    - at least 65% of the aggregate principal amount of the initial notes and exchange notes issued remains outstanding immediately after giving effect to this redemption.



    Please refer to the section in this prospectus entitled "Description of the Exchange Notes-- Optional Redemption."


CHANGE OF CONTROL


    Upon a change of control of Metromedia Fiber Network, you will have the right to require us to repurchase all of your exchange notes at a repurchase price equal to 101% of the aggregate principal amount of these exchange notes, together with accrued and unpaid interest, if any, to the date of repurchase. We cannot assure you that we will have available or that we will be able to obtain sufficient funds to repurchase your exchange notes when required upon a change of control. Please refer to the section in this prospectus entitled "Description of the Exchange Notes--Repurchase at the Option of Holders--Change of Control."


RANKING

    The exchange notes will:

    - be general unsecured obligations,

    - rank without preference with all our other existing and future unsecured senior indebtedness,


    - be effectively junior in right of payment to all our existing and future secured indebtedness to the extent of the assets that secure this indebtedness and

    - be effectively junior in right of payment to all of our subsidiaries' existing or future indebtedness, whether or not secured.


RESTRICTIVE COVENANTS

    The indenture under which the exchange notes will be issued limit our and our subsidiaries' ability to:

    - incur additional indebtedness or preferred stock,

    - pay dividends on, and repurchase or redeem our capital stock and our subsidiaries' capital stock and repurchase or redeem our subordinated obligations,

    - invest and sell assets and subsidiary stock,


    - engage in transactions with related entities, and



    - grant or suffer to exist additional secured claims against our and our subsidiaries' properties.



    In addition, the indenture limits our ability to engage in consolidations, mergers and transfers of substantially all of our assets and also contains restrictions on distributions from our subsidiaries. All of these limitations and prohibitions have a number of important qualifications and exceptions. Please refer to the sections in this prospectus entitled "Risk Factors--Restrictions imposed by our debt agreement may significantly limit our ability to execute our business strategy and increase the risk of default under our debt obligations" and "Description of the Exchange Notes--Certain Covenants."


ABSENCE OF A PUBLIC MARKET FOR THE NOTES


    The exchange notes are new securities and there is currently no established market for them. We cannot assure you that a market for the exchange notes will develop or be liquid. The initial notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages market. Following commencement of the exchange offer, you may continue to trade the initial notes in the Private Offerings, Resales and Trading through Automated Linkages market. The exchange notes will not be eligible for trading in this market.


FORM OF EXCHANGE NOTES


    The exchange notes will be represented by one or more permanent global securities in bearer form deposited on behalf of The Depository Trust Company with IBJ Whitehall Bank & Trust Company, as custodian. You will not receive exchange notes in registered form unless one of the events described in the section of this prospectus entitled "Description of the Exchange Notes--Book Entry; Delivery and Form" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.


                                  RISK FACTORS


    You should consider carefully the information provided in the section in this prospectus entitled "Risk Factors" beginning on page 11 and all the other information provided to you in this prospectus in deciding whether to tender your initial notes in the exchange offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


    The summary consolidated financial data presented below as of and for the periods ended December 31, 1996, 1997 and 1998 have been derived from our consolidated financial statements and the related notes included in this prospectus beginning on page F-1. Our consolidated financial statements as of and for the years ended December 31, 1996, 1997 and 1998 have been audited by Ernst & Young LLP, our independent auditors.



    In the summary consolidated financial data presented below, EBITDA consists of earnings (loss) before income taxes plus all net interest expense and all depreciation and amortization expense. Adjusted EBITDA consists of earnings
(loss) before income taxes plus all net interest expense, depreciation and amortization and noncash employment and consulting incentives and settlements. You should not think of EBITDA and adjusted EBITDA as alternative measures of operating results or cash flows from operating activities, as determined in accordance with generally accepted accounting principles. We have included EBITDA and adjusted EBITDA because they are widely used financial measures of the potential capacity of a company to incur and service debt. Our reported EBITDA and adjusted EBITDA may not be comparable to similarly titled measures used by other companies.



    You should read the following information in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," the consolidated financial statements of Metromedia Fiber Network and the related notes and the other financial data appearing in this prospectus.



                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                            ------------------------------------
                                                                               1996         1997         1998
                                                                            -----------  -----------  ----------
STATEMENT OF OPERATIONS DATA:
Revenue...................................................................  $   236,000  $ 2,524,000  $36,436,000
Expenses:
  Cost of sales...........................................................      699,000    3,572,000  13,937,000
  Selling, general and administrative.....................................    2,070,000    6,303,000  14,712,000
  Depreciation and amortization...........................................      613,000      757,000   1,532,000
  Settlement agreement....................................................      --           --        3,400,000
  Consulting and employment incentives....................................    3,652,000   19,218,000     248,000
                                                                            -----------  -----------  ----------
Income (loss) from operations.............................................   (6,798,000) (27,326,000)  2,607,000
Interest income (expense), net............................................   (3,561,000)   1,067,000   1,927,000
(Loss) from joint venture.................................................      --           --         (146,000)
Income taxes..............................................................      --           --        3,402,000
                                                                            -----------  -----------  ----------
Net (loss) income.........................................................  $(10,359,000) $(26,259,000) $  986,000
                                                                            -----------  -----------  ----------
                                                                            -----------  -----------  ----------
Net (loss) income applicable to common stockholders per share.............  $     (0.29) $     (0.56) $      .01
                                                                            -----------  -----------  ----------
                                                                            -----------  -----------  ----------
Weighted average number of shares outstanding.............................   35,858,000   47,447,000  93,495,000
                                                                            -----------  -----------  ----------
                                                                            -----------  -----------  ----------
EBITDA....................................................................  $(6,185,000) $(26,569,000) $3,993,000
Adjusted EBITDA...........................................................  $(2,533,000) $(7,351,000) $7,641,000



                                                                                                AS OF DECEMBER 31,
                                                                                                ------------------
                                                                                                       1998
                                                                                                ------------------
BALANCE SHEET DATA:
Cash..........................................................................................     $569,319,000
Pledged Securities............................................................................       91,896,000
Fiber Optic Transmission Network and related equipment, net...................................      244,276,000
Property and equipment, net...................................................................        2,716,000
Total assets..................................................................................      974,417,000
Senior notes payable..........................................................................      650,000,000
Total liabilities.............................................................................      816,903,000
Stockholders' equity..........................................................................     $157,514,000

                       RATIO OF EARNINGS TO FIXED CHARGES


    The following table contains our ratio of earnings to fixed charges for each of the periods indicated. Earnings were insufficient to cover fixed charges for each of our fiscal years until the fiscal year ended December 31, 1998, and we expect earnings to be insufficient to cover fixed charges for some time thereafter as a result of the issuance of the notes. The deficiency was $874,000, $4,319,000, $10,359,000 and $26,260,000, for the years ended December
31, 1994, 1995, 1996 and 1997, respectively.



                                                                            YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------------
                                                               1994       1995       1996       1997       1998
                                                             ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges.........................     --         --         --         --           1.61

                                  RISK FACTORS


    YOU SHOULD CAREFULLY CONSIDER THE INFORMATION BELOW, AS WELL AS ALL OTHER INFORMATION PROVIDED TO YOU IN THIS PROSPECTUS, BEFORE TENDERING THE INITIAL NOTES IN THE EXCHANGE OFFER, INCLUDING INFORMATION IN THE SECTION OF THIS PROSPECTUS ENTITLED "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS."



WE HAVE A LIMITED HISTORY OF OPERATIONS WHICH PROVIDES YOU WITH LIMITED
  INFORMATION ON WHICH TO BASE YOUR EVALUATION



    You will have limited historical financial information upon which to base your evaluation of our performance and an investment in the exchange notes. Metromedia Fiber Network was formed in April 1993 and has a limited operating history. We currently have a limited number of customers and are still in the process of building many of our networks. Accordingly, you must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.



WE EXPECT TO CONTINUE TO INCUR NET LOSSES AND NEGATIVE CASH FLOW FROM OPERATIONS



    We cannot assure you that we will succeed in establishing an adequate revenue base or that our services will generate profitability or positive cash flow. In connection with the construction of our networks, we have incurred substantial net losses, and we had never generated positive cash flow from operations before the nine-month period ended September 30, 1998. We expect to continue incurring losses while we concentrate on the development and construction of additional fiber optic networks and until our networks have established a sufficient revenue-generating customer base. We also expect to incur losses during the initial startup phases of any services that we may provide. Accordingly, we expect to continue experiencing net operating losses and negative cash flows for the foreseeable future.



    Continued losses and negative cash flow may prevent us from pursuing our strategies for growth and could cause us to be unable to meet our debt service obligations, including our obligations under the initial and exchange notes, capital expenditure requirements or working capital needs. Please refer to the section in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."



WE HAVE SUBSTANTIAL DEBT WHICH MAY LIMIT OUR ABILITY TO BORROW, RESTRICT THE USE
  OF OUR CASH FLOWS AND CONSTRAIN OUR BUSINESS STRATEGY AND WE MAY NOT BE ABLE TO MEET OUR DEBT OBLIGATIONS


    We have substantial debt and debt service requirements since the issuance of the initial notes.

    Our substantial debt has important consequences, including:

    - our ability to borrow additional amounts for working capital, capital expenditures or other purposes is limited,

    - a substantial portion of our cash flow from operations is required to make debt service payments, and

    - our leverage could limit our ability to capitalize on significant business opportunities and our flexibility to react to changes in general economic conditions, competitive pressures and adverse changes in government regulation.


    We cannot assure you that our cash flow and capital resources will be sufficient to repay the initial or exchange notes and any indebtedness we may incur in the future, or that we will be successful in obtaining alternative financing. In the event that we are unable to repay our debts, we may be forced to reduce or delay the completion or expansion of our networks, sell some of our assets, obtain additional equity capital or refinance or restructure our debt. Please refer to the sections in this prospectus entitled "--We may not be able to successfully implement our business strategy because it depends on factors beyond our control, which could adversely affect our results of operations" and "--Restrictions imposed by our debt agreement may significantly limit our business strategy and increase the risk of default under our debt obligations." If we are unable to meet our debt service obligations or comply with our covenants, we will default under our existing debt agreements. To avoid a default, we may need waivers from third parties, which might not be granted. You should also read the information we have included in this prospectus in the sections entitled "Description of the Exchange Notes" and "Business--Business Strategy."



RESTRICTIONS IMPOSED BY OUR DEBT AGREEMENT MAY SIGNIFICANTLY LIMIT OUR ABILITY
  TO EXECUTE OUR BUSINESS STRATEGY AND INCREASE THE RISK OF DEFAULT UNDER OUR DEBT OBLIGATIONS



    The indenture for the initial and exchange notes contains a number of significant covenants. These covenants will limit our ability to, among other things:


    - borrow additional money,

    - make capital expenditures and other investments,

    - pay dividends,

    - merge, consolidate, or dispose of our assets, and


    - enter into transactions with related entities.



    If we fail to comply with these covenants we will default under the indenture. A default, if not waived, could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. Complying with these covenants may cause us to take actions that we otherwise would not take, or not take actions that we otherwise would take. Please refer to the sections in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources", "Business--Business Strategy" and "Description of the Exchange Notes."



WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY BECAUSE IT
  DEPENDS ON FACTORS BEYOND OUR CONTROL, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS



    Our future largely depends on our ability to implement our business strategy and proposed expansion in order to create the new business and revenue opportunities described in this prospectus. Our results of operations will be adversely affected if we cannot fully implement our business strategy.



    Successful implementation depends on numerous factors beyond our control, including economic, competitive and other conditions and uncertainties, the ability to obtain licenses, permits, franchises and rights-of-way on reasonable terms and conditions and the ability to hire and retain qualified management personnel.



WE CANNOT ASSURE YOU THAT WE WILL SUCCESSFULLY COMPLETE THE CONSTRUCTION OF OUR
  NETWORKS AS PLANNED OR WITHIN OUR CURRENT BUDGET



    The construction of future networks entails significant risks, including management's ability to effectively control and manage these projects, shortages of materials or skilled labor, unforeseen engineering, environmental or geological problems, work stoppages, weather interference, floods and unanticipated cost increases. In addition, the failure to obtain necessary licenses, permits and authorizations could prevent or delay the completion of construction of all or part of our networks or increase completion costs. We cannot assure you that the budgeted costs of our current and future projects will not be exceeded or that these projects will commence operations within the contemplated schedules, if at all.



WE CANNOT ASSURE YOU THAT A MARKET FOR OUR CURRENT OR FUTURE SERVICES WILL
  DEVELOP



    The practice of leasing dark fiber, which is fiber optic cable without any of the electronic or optronic equipment necessary to use the fiber for transmission, is not widespread. We cannot assure you that the market will develop or that we will be able to enter into contracts, comply with the terms of these contracts or maintain relationships with communications carriers and corporate and government customers. We also cannot assure you that these contracts or relationships will be on economically favorable terms or that communications carriers and corporate and government customers will not choose to compete against, rather than cooperate with, us. If we are unable to enter into contracts, comply with the terms of the contracts or maintain relationships with these constituencies our operations would be materially and adversely affected.


    We cannot predict whether providing services to governments will evolve into a significant market because governments usually already control existing rights-of-way and often build their own communications infrastructure.


    We will need to strengthen our marketing efforts and increase our staff to handle future marketing and sales requirements. If we fail to obtain significant, widespread commercial and public acceptance of our networks and access to sufficient buildings our visibility in the telecommunications market could be jeopardized. We cannot assure you that we will be able to secure customers for the commercial use of our proposed networks or access to sufficient buildings in each market.



    We may expand the range of services that we offer. These services may include assisting customers with the integration of their leased dark fiber with appropriate electronic and optronic equipment by facilitating the involvement of third party suppliers, vendors and contractors. We cannot assure you that a market will develop for our new services, that implementing these services will be technically or economically feasible, that we can successfully develop or market them or that we can operate and maintain our new services profitably.



SEVERAL OF OUR CUSTOMERS MAY TERMINATE THEIR AGREEMENTS WITH US IF WE DO NOT
  PERFORM BY SPECIFIED TIMES



    We currently have some contracts to supply leased fiber capacity which allow the lessee to terminate the contracts and/or provide for liquidated damages if we do not supply the stated fiber capacity by a specified time. Some of these contracts can be terminated on this basis. Terminating any of these contracts could adversely affect our operations.



WE MAY NEED BUT MAY BE UNABLE TO RAISE THE ADDITIONAL FINANCING NECESSARY TO
  COMPLETE THE CONSTRUCTION OF OUR NETWORKS, WHICH WOULD ADVERSELY AFFECT OUR LONG-TERM BUSINESS STRATEGY



    We may need significant amounts of additional capital to complete the build-out of our planned fiber optic communications networks and meet our long-term business strategies, including expanding our networks to additional cities and constructing our networks in Europe.



    If we need additional funds, our inability to raise them will have an adverse effect on our operations. If we decide to raise additional funds by incurring debt, we may become subject to additional or more restrictive financial covenants and ratios. Please refer to the section in this prospectus entitled "Business--Business Strategy."

COMPETITORS IN THE TELECOMMUNICATIONS INDUSTRY COULD OFFER SERVICES SIMILAR TO
  OURS IN OUR CURRENT OR PLANNED MARKETS, WHICH WOULD AFFECT OUR RESULTS OF OPERATIONS



    The telecommunications industry is extremely competitive, particularly with respect to price and service, which may adversely affect our results of operations. A significant increase in industry capacity or reduction in overall demand would adversely affect our ability to maintain or increase prices.



    We compete against incumbent local exchange carriers, which have historically provided local telephone services and currently dominate their local telecommunications markets, and competing carriers in the local services market, many of which have greater financial, research and development and other resources than we do. In addition to these carriers, several other potential competitors, such as facilities-based communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers, wireless telephone system operators and large end-users with private networks, are capable of offering services similar to those offered by us.



    Some of our principal competitors already own fiber optic cables as part of their telecommunications networks. Accordingly, any of these carriers, some of which already have franchise and other agreements with the city of New York and other local and state governments and substantially greater resources and more experience than us, could directly compete with us in the market for leasing fiber capacity, if they are willing to offer this capacity to their customers. In addition, some communications carriers and local cable companies have extensive networks in place that could be upgraded to fiber optic cable, as well as numerous personnel and substantial resources to begin construction to equip their networks. If communications carriers and local cable companies decide to equip their networks with fiber optic cable, they could become significant competitors of ours.



    Our franchise and other agreements with the city of New York and other local and state governments are not exclusive. Potential competitors with greater resources and more experience than us could enter into franchise and other agreements with the city of New York and other local and state governments and compete directly with us.



    Other companies may choose to compete with us in our current or planned markets, including Europe, by leasing fiber capacity, including dark fiber, to our targeted customers. This additional competition could materially and adversely affect our operations. Please refer to the section in this prospectus entitled "Business--Competition."



WE DEPEND ON A LIMITED NUMBER OF CUSTOMERS AND ARE MORE VULNERABLE TO CHANGING
  ECONOMIC CONDITIONS AND CONSUMER PREFERENCES



    We are also particularly dependent on customers, such as NextLink New York, L.L.C. and WinStar Communications, Inc., and are therefore more susceptible to the impact of poor economic conditions than our competitors with a more balanced mix of business. Please refer to the section in this prospectus entitled "Business--Customers."



THE HEAVY REGULATION OF THE TELECOMMUNICATIONS INDUSTRY MAY LIMIT THE
  DEVELOPMENT OF OUR NETWORKS AND AFFECT OUR COMPETITIVE POSITION



    Existing and future governmental regulations will greatly influence how we operate our business, our business strategy and ultimately, our viability. Federal and state telecommunications laws directly shape the telecommunications market. Consequently, regulatory requirements and/or changes could adversely affect our operations. However, we cannot predict the future regulatory framework of our business. Please refer to the sections in this prospectus entitled "Business--Regulation" and "Business--Regulation of International Operations."

    FEDERAL LAWS MAY IMPACT OUR BUSINESS AND RESULTS OF OPERATIONS BY REGULATING
     OUR OPERATIONS AND OUR CUSTOMERS' OPERATIONS



    Federal telecommunications law imposes special legal requirements on common carriers who engage in interstate or foreign communication by wire or radio, and on telecommunications carriers. These regulatory requirements may have a material adverse impact on our business and results of operation.



    These laws and Federal Communications Commission regulatory decisions also may affect our business indirectly by virtue of the interrelationships that exist among us and many of these regulated telecommunications entities. For example, the Federal Communications Commission has recently taken steps to reduce access charges and to give the local telephone companies greater flexibility in setting these charges. Access charges are the fees paid by long distance carriers to local telephone companies for originating and terminating long distance calls on the incumbent local exchange carriers' local networks. While we cannot predict the precise effect the access charge changes will have on our operations, reduced access charges will likely make it more attractive for long distance carriers to use local telephone companies facilities, which could have a material adverse effect on long distance carriers' use of our fiber optic telecommunications network.



    Decisions by either the Federal Communications Commission or additional states or courts to require unbundling of local telephone companies' dark fiber could decrease the demand for our dark fiber, and thereby have an adverse effect on the results of our operations.



    STATE LEGISLATION COULD AFFECT OUR PRICING POLICIES AND IMPACT OUR COSTS



    State regulators have the authority to determine both the rates we will pay to local telephone companies for certain interconnection arrangements such as physical collocation, and the prices that incumbent local exchange carriers will be able to charge our potential customers for services and facilities that compete with ours. We cannot assure you that these decisions, as well as future regulatory, judicial, or legislative action, will not have a material adverse effect on us. We will also incur costs in order to comply with regulatory requirements such as the filing of tariffs, submission of periodic financial and operational reports to regulators, and payment of regulatory fees and assessments. In some jurisdictions, our pricing flexibility for intrastate services may be limited because of regulation, although our direct competitors will be subject to similar restrictions.



    LOCAL GOVERNMENTS' CONTROL OVER RIGHTS-OF-WAY CAN LIMIT THE DEVELOPMENT OF
     OUR NETWORKS



    Local governments exercise legal authority that impacts our business. These regulations may have an adverse effect on our business. For example, local governments, such as the city of New York, typically retain the ability to license public rights-of-way, subject to the limitation that local governments may not prohibit persons from providing telecommunications services. Local authorities affect the timing and costs associated with our use of public rights-of-way.



    THE REGULATORY FRAMEWORK FOR OUR INTERNATIONAL OPERATIONS IS EXTENSIVE AND
     CONSTANTLY CHANGING, WHICH ADDS UNCERTAINTIES TO OUR PLANNED EXPANSION INTO FOREIGN COUNTRIES



    Various regulatory requirements and limitations also will influence our business as we attempt to enter international markets. Regulation of the international telecommunications industry is changing rapidly. The Federal Communications Commission continues to refine its international service rules to promote competition, reflect and encourage liberalization in foreign countries, and reduce accounting rates toward cost. We are unable to predict how the Federal Communications Commission will resolve the various pending international policy issues and the effect of these resolutions on us. Please refer to the section in this prospectus entitled "Business--Regulation of International Operations."

    Our U.K. joint venture is a U.S. international common carrier subject to U.S. regulation under Title II of the Communications Act of 1934. Metromedia Fiber Network, through a wholly-owned subsidiary, has also applied to become a U.S. international common carrier subject to this regulation. Regulatory burdens could adversely impact our business if we were deemed a dominant carrier under these rules. Our U.K. joint venture is, and Metromedia Fiber Network will be, required, under Sections 214 and 203 of the Communications Act of 1934, respectively, to obtain authorization and file an international service tariff containing rates, terms and conditions before initiating service. International carriers are also subject to particular annual fees and filing requirements such as the requirement to file contracts with other carriers, including foreign carrier agreements, and reports describing international circuit, traffic and revenue data service. Failure to obtain an appropriate U.S. license for international service or the revocation of a license could have a material adverse effect on our future operations.



    To the extent that our U.K. joint venture and Metromedia Fiber Network operate as international common carriers, they will also be required to comply with the rules of the Federal Communications Commission regarding the International Settlements Policy, which defines the permissible boundaries for U.S. carriers and their foreign correspondents to settle the cost of terminating each other's traffic over their respective networks.



    The international services provided by our U.K. joint venture are and our future international services may also be subject to regulation in the United Kingdom, Germany and other European jurisdictions in which we may operate. National regulations of relevant European countries, as well as policies and regulations on the European Union level, impose separate licensing, service and other conditions on our foreign joint ventures and our international service operations, and these requirements may have a material adverse impact on us.



OUR FRANCHISES, LICENSES OR PERMITS COULD BE CANCELLED OR NOT RENEWED, WHICH
  WOULD IMPAIR THE DEVELOPMENT OF OUR NETWORKS IN MAJOR TELECOMMUNICATIONS MARKETS FOR OUR SERVICES



    Termination or non-renewal of our franchise with the city of New York or of certain other rights-of-way or franchises that we use for our networks would have a material adverse effect on our business, results of operations and financial condition. We will also need to obtain additional franchises, licenses and permits for our planned intracity networks, intercity networks and international networks. We cannot assure that we will be able to maintain on acceptable terms our existing franchises, licenses or permits or to obtain and maintain the other franchises, licenses or permits needed to implement our strategy. Please refer to the section in this prospectus entitled "Business--Franchise, License and Related Agreements."



WE MAY NOT BE ABLE TO OBTAIN AND MAINTAIN THE RIGHTS-OF-WAY AND OTHER PERMITS
  NECESSARY TO IMPLEMENT OUR BUSINESS STRATEGY


    We must obtain additional rights-of-way and other permits from railroads, utilities, state highway authorities, local governments and transit authorities to install underground conduit(s) for the expansion of our intracity networks, intercity networks and international networks. We cannot assure you that we will be successful in obtaining and maintaining these right-of-way agreements or obtaining these agreements on acceptable terms. Some of these agreements may be short-term or revocable at will, and we cannot assure you that we will continue to have access to existing rights-of-way after they have expired or terminated. If any of these agreements were terminated or could not be renewed and we were forced to remove our fiber optic cable from under the streets or abandon our networks, the termination would have a material adverse effect on our operations.

    More specifically, our New York/New Jersey network relies upon, and our planned expansions into Long Island and Westchester County will rely upon, right-of-way agreements with Bell Atlantic

Corporation and its subsidiary, Empire City Subway Company (Ltd.). The current agreements may be terminated at any time without cause with three months notice. In case of termination, we may be required to remove our fiber optic cable from the conduits or poles of Bell Atlantic. This termination would have a material adverse effect on our operations.


RAPID TECHNOLOGICAL CHANGES COULD AFFECT THE CONTINUED USE OF FIBER OPTIC CABLE
  AND OUR RESULTS OF OPERATIONS


    The telecommunications industry is subject to rapid and significant changes in technology that could materially affect the continued use of fiber optic cable. We cannot predict the effect of technological changes on our business. We also cannot assure you that technological changes in the communications industry will not have a material adverse effect on our operations.


WE MAY EXPERIENCE ADDITIONAL RISKS AS A RESULT OF EXPANDING OUR NETWORKS INTO
  EUROPEAN AND OTHER FOREIGN COUNTRIES, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATION



    Our strategy includes expanding our services to provide fiber optic cable in Europe, particularly Germany and London, England. The following are particular risks we may experience as a result of doing business in Germany, England and other foreign countries in which we may expand our networks:


    - difficulties in staffing and managing our operations in London, England and Germany,

    - longer payment cycles,

    - problems in collecting accounts receivable,

    - political instability or changes in the political landscape of Germany, England or other countries in which we may operate,


    - fluctuations in the European currency exchange rates,


    - delays from customs brokers or government agencies encountered as a result of transacting business between us in the United States and our business associates in Germany, England or other countries in which we may operate, and

    - potentially adverse consequences resulting from operating in multiple European countries such as Germany and England which have different laws and regulations, including tax laws and industry related regulations.


    We cannot assure you that we will be successful in overcoming these risks or any other problems arising because of expansion into Europe. Please refer to the sections in this prospectus entitled "--The heavy regulation of the telecommunications industry may limit the development of our networks and affect our competitive position," "--Competitors in the telecommunications industry could offer services similar to ours in our current or planned markets, which would affect our results of operations," "Business--Regulation" and "Business--Regulation of International Operations."



WE MAY NOT BE ABLE TO SUCCESSFULLY IDENTIFY, MANAGE AND ASSIMILATE FUTURE
  ACQUISITIONS, INVESTMENTS AND STRATEGIC ALLIANCES, WHICH WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS


    In the future, we may acquire or try to acquire customer bases and businesses from, make investments in, or enter into strategic alliances with, companies which have customer bases, switching capabilities or existing networks in our current markets or in areas into which we intend to expand our networks. Any future acquisitions, investments, strategic alliances or related efforts will be accompanied by risks such as:


    - the difficulty of identifying appropriate acquisition candidates,

    - the difficulty of assimilating the operations of the respective entities,

    - the potential disruption of our ongoing business,


    - the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts,


    - the failure to successfully incorporate licensed or acquired technology and rights into our services,


    - the inability to maintain uniform standards, controls, procedures and policies, and


    - the impairment of relationships with employees and customers as a result of changes in management.


    We cannot assure you that we would be successful in overcoming these risks or any other problems encountered with these acquisitions, investments, strategic alliances or related efforts. Please refer to the sections in this prospectus entitled "--We may not be able to successfully implement our business strategy because it depends on factors beyond our control, which could adversely affect our results of operations" and "Business--Business Strategy."



IN THE TELECOMMUNICATIONS INDUSTRY, CONTINUED PRICING PRESSURES FROM OUR
  COMPETITORS CONTINUE TO CAUSE PRICES FOR OUR SERVICES TO DECLINE



    We anticipate that prices for our services specifically, and transmission services in general, will continue to decline over the next several years due primarily to the following:


    - price competition as various network providers continue to install networks that might compete with our networks,

    - recent technological advances that permit substantial increases in the transmission capacity of both new and existing fiber, and

    - strategic alliances or similar transactions, such as long distance capacity purchasing alliances among certain regional Bell operating companies, that increase the parties' purchasing power.


    Please refer to the section in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."



OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL THE LOSS OF WHOM COULD
  ADVERSELY AFFECT OUR BUSINESS



    Our business is managed by a small number of key management and operating personnel. We believe that the success of our business strategy and our ability to operate profitably depend on the continued employment of our senior management team led by Stephen A. Garofalo, Chief Executive Officer and Chairman of the board of directors. Our business and financial results could be materially affected if Mr. Garofalo or other members of our senior management team became unable or unwilling to continue in their present positions.

METROMEDIA COMPANY EFFECTIVELY CONTROLS METROMEDIA FIBER NETWORK AND HAS THE
  POWER TO CAUSE OR PREVENT A CHANGE OF CONTROL



    Metromedia Company and one of its partners currently own 100% of the class B common stock, which represents approximately 69% of Metromedia Fiber Network's total current voting power. Accordingly, Metromedia Company is able to control the board of directors and all stockholders' decisions and, in general, to determine the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of Metromedia Fiber Network's assets, without the consent of Metromedia Fiber Network's other stockholders. In addition, Metromedia Company has the power to prevent or cause a change in control of Metromedia Fiber Network. Please refer to the sections in this prospectus entitled "Security Ownership" and "Certain Relationships and Related Transactions."



WE ARE INVOLVED IN TWO LEGAL PROCEEDINGS WHICH COULD ADVERSELY AFFECT OUR
  FINANCIAL CONDITION



    We are involved in two legal proceedings, one in connection with the sale of 900,000 shares of class A common stock, and the other relating to a finder's fee agreement.



    If we are unsuccessful in defending against the allegations made in these proceedings, an award of the magnitude being sought in these legal proceedings would have a material adverse effect on our financial condition and results of operations. We intend to vigorously defend both these actions because we believe that we acted appropriately in connection with the matters at issue in these two cases. However, we cannot assure you that we will not determine that the advantages of entering into a settlement outweigh the risk and expense of protracted litigation or that ultimately we will be successful in defending against these allegations. Please refer to the section in this prospectus entitled "Business-- Legal Proceedings."



OUR SERVICES ARE LIMITED TO LEASING FIBER OPTIC CAPACITY, WHICH MAY LIMIT OUR
  REVENUES



    We derive substantially all of our revenue from the leasing of fiber optic capacity to our customers, many of whom transmit voice, data and/or video information or provide switched voice and data services. We are not currently engaged in the transmission of voice, data or video services and do not provide switched voice and data services, unlike other telecommunications companies. While we may later decide to provide those services, the limited nature of our current services could limit potential revenues and result in our having lower revenues than competitors which provide a wider array of services. Please refer to the sections in this prospectus entitled "Business--Customers" and "Business-- Competition."



WE HAVE SUBSTANTIAL HOLDINGS OF SECURITIES AND THE APPLICATION OF THE INVESTMENT
  COMPANY ACT COULD ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS



    We have invested approximately $91.5 million of the net proceeds of the offering of the initial notes in a portfolio of U.S. government securities which we pledged to secure the payment in full of the interest on the initial and exchange notes through May 15, 2000. We have invested the balance of these proceeds in short-term instruments with prudent cash management and not primarily for the purpose of achieving investment returns. Investment in securities primarily for the purpose of achieving investment returns could result in Metromedia Fiber Network being treated as an investment company under the Investment Company Act of 1940. The Investment Company Act requires investment companies to register with the Securities and Exchange Commission and imposes various substantive restrictions on investment companies with respect to matters such as their capital structure, management, operations and transactions with related persons. A company is considered an investment company under the Investment Company Act if it holds itself out as primarily in the business of investing, reinvesting or trading in securities. A company can also be considered an investment company if it fails certain numerical tests as to the composition of its assets and the sources of its income, even if it is primarily engaged in a business other than investing, reinvesting, owning, holding or trading in securities.



    We believe that we will not be considered to be engaged in investing, reinvesting, owning, holding or trading securities, and therefore, will not be regarded as an investment company within the meaning of the Investment Company Act. However, application of this Act to us would materially adversely affect our business, financial condition and results of operations.



FAILURE TO ADDRESS THE YEAR 2000 PROBLEM MAY CAUSE DISRUPTIONS IN THE OPERATION
  OF OUR NETWORKS AND OUR SERVICES TO CUSTOMERS, WHICH WOULD AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION



    Many computer systems and software products will not function properly in the year 2000 and beyond due to a once-common programming standard that represents years using two digits. This problem is often referred to as the year 2000 problem. It is possible that our currently installed computer systems, software products or other information technology systems, including imbedded technology, or those of our suppliers, contractors, or major systems developers working either alone or in conjunction with other software or systems, will not properly function in the year 2000 because of the year 2000 problem. If we or our customers, suppliers, contractors, and major systems developers are unable to address these year 2000 issues in a timely manner, a material adverse effect on our results of operations and financial condition could result. We are currently working to evaluate and resolve the potential impact of the year 2000 on our processing of date-sensitive information and network systems.



    We cannot assure you that the year 2000 problem will only have a minimal cost impact or that other companies will convert their systems on a timely basis and that their failure will not have an adverse effect on our systems. Please refer to the section in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 System Modifications."



PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES EFFECTIVELY DEPENDS ON RECEIVING
  INCOME FROM OUR SUBSIDIARIES WHICH HAVE NO OBLIGATIONS TO MAKE ANY PAYMENTS ON THE NOTES



    We are a holding company with few direct operations and few assets of significance other than the stock of our subsidiaries. As such, we are dependent on the cash flows of our subsidiaries to meet our obligations, including the payment of principal and interest on the notes. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the exchange notes or to make any funds available for payments due under the exchange notes, whether by dividends, loans or other payments. Our subsidiaries do not guarantee the payment of the notes. The exchange notes will therefore be effectively junior in right of payment to the claims of the creditors of our subsidiaries, including trade creditors and holders of indebtedness of these subsidiaries. We expect that our current and future subsidiaries will incur significant amounts of equipment financing and other indebtedness in connection with the development of our networks. Please refer to the sections in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources," "Business" and "Description of the Exchange Notes."



PAYMENT OF PRINCIPAL AND INTEREST ON THE EXCHANGE NOTES IS EFFECTIVELY JUNIOR IN
  RIGHT OF PAYMENT TO THE CLAIMS OF OUR SECURED CREDITORS AND OUR SUBSIDIARIES' CREDITORS WHO WOULD BE ENTITLED TO REALIZE THEIR CLAIMS ON OUR ASSETS BEFORE YOU



    The exchange notes are unsecured and therefore will be effectively junior in right of payment to all our existing and future secured indebtedness to the extent of the value of the assets securing this indebtedness. In addition, the exchange notes will also be effectively junior in right of payment to all of our subsidiaries' existing or future indebtedness, whether or not secured. The indenture for the initial and exchange notes permits us and our subsidiaries to incur an unlimited amount of secured indebtedness to finance the acquisition of equipment, inventory, construction, installation, lease, development or improvement of network assets. Please refer to the section of this prospectus entitled "Description of the Exchange Notes."



    Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of Metromedia Fiber Network, the assets of Metromedia Fiber Network will be available to satisfy obligations of any secured debt before any payment may be made on the exchange notes. In addition, to the extent our assets cannot satisfy in full the secured indebtedness, the holders of this indebtedness would have a claim for any shortfall that would rank equally in right of payment with the exchange notes. If the indebtedness were issued by a subsidiary, the holders' claim for any shortfall would effectively rank senior to the exchange notes with respect to such subsidiary's assets. Accordingly, there might only be a limited amount of assets available to satisfy your claims as a holder of the notes upon an acceleration of the maturity of the exchange notes.



A COURT COULD DECLARE THE EXCHANGE NOTES VOID, JUNIOR IN RIGHT OF PAYMENT OR
  TAKE OTHER ACTIONS DETRIMENTAL TO YOU



    An unpaid creditor or representative of creditors, such as a trustee in bankruptcy or Metromedia Fiber Network as a debtor-in-possession in a bankruptcy proceeding, could file a lawsuit claiming that the issuance of the exchange notes constitutes a fraudulent conveyance. If the court were to make such a finding, it could:



    - void our obligations under the exchange notes,



    - declare the exchange notes junior in right of payment to other indebtedness, or



    - take other actions detrimental to you as a holder of the exchange notes.



    To make this determination, a court would have to find that:



    - we did not receive fair consideration or reasonably equivalent value for the exchange notes, and that,



    - at the time the exchange notes were issued, we were insolvent or rendered insolvent by the issuance of the exchange notes; were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or intended to incur, or believed that we would incur, debts which it would be beyond our ability to pay as they matured.



    The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction and upon the valuation assumptions and the methodology applied by the court.



    Moreover, regardless of solvency, a court could also void the issuance of the exchange notes if it determined that the transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the exchange notes to the claims of all existing and future creditors on similar grounds.



YOU MAY FIND IT DIFFICULT TO SELL YOUR EXCHANGE NOTES



    The exchange notes will be registered under the Securities Act but will not be eligible for trading on the Private Offerings, Resales and Trading through Automated Linkages market. The exchange notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to:


    - the development of any market for the exchange notes,


    - the liquidity of any market for the exchange notes that may develop,


    - your ability to sell your exchange notes, or

    - the price at which you would be able to sell your exchange notes.


    We have been advised by the initial purchasers for the initial notes that they presently intend to make a market in the exchange notes. However, they are not obligated to do so and may discontinue any market-making activity with respect to the exchange notes at any time without notice. If a market for the exchange notes were to exist, the exchange notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and the financial performance of Metromedia Fiber Network. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market for the exchange notes, if any, will not be subject to similar disruptions. Any disruption may adversely affect you as a holder of the exchange notes.



THE ISSUANCE OF THE EXCHANGE NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE
  INITIAL NOTES



    Following commencement of the exchange offer, you may continue to trade the initial notes in the Private Offerings, Resales and Trading through Automated Linkages market. If initial notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Please refer to the section in this prospectus entitled "--Your failure to participate in the exchange offer will have adverse consequences."



YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES



    The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes pursuant to the exchange offer, or if you do not properly tender your initial notes in the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the initial notes under the Securities Act except in the limited circumstances provided under our registration rights agreement.



CERTAIN PERSONS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS
  IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES



    Based on certain no-action letters issued by the staff of the Securities and Exchange Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "The Exchange Offer", you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under this Act, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against this liability.


                                USE OF PROCEEDS


    We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement. In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.



    The net proceeds to Metromedia Fiber Network from the original issuance of the initial notes, after deducting discounts, commissions and expenses, were approximately $630 million. We invested approximately $91.5 million of these net proceeds in a portfolio of U.S. government securities, which we then pledged as security for the payment in full of interest on the initial and exchange notes through May 15, 2000. We intend to use the balance of these net proceeds to complete the construction of our intra-city and inter-city networks in the United States and Europe and for other capital expenditures, working capital and general corporate purposes, including possible acquisitions of other companies or assets. We currently intend to allocate substantial proceeds to each of these uses. However, the precise allocation of funds among these uses will depend on future technological, regulatory and other developments in or affecting our business, the competitive climate in which we operate and the emergence of future opportunities.



    We have invested these proceeds in U.S. government securities or other short-term, interest bearing, investment grade securities. We are not currently and do not expect as a result to become subject to the registration requirements of the Investment Company Act of 1940. Please refer to the section in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 CAPITALIZATION


    The following table shows our capitalization as of December 31, 1998. You should read this table together with the consolidated financial statements and related notes included in this prospectus beginning on page F-1 and the information in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."



                                                                                               AS OF
                                                                                           DECEMBER 31,
                                                                                               1998
                                                                                           -------------
                                                                                                (IN
                                                                                            THOUSANDS)
Cash and cash equivalents................................................................   $   569,319
                                                                                           -------------
                                                                                           -------------
Pledged securities: (1)..................................................................   $    91,896
                                                                                           -------------
                                                                                           -------------
Debt:
  Capital lease obligations less current portion.........................................   $    22,675
  10% series A senior notes due 2008.....................................................       650,000
                                                                                           -------------
  Total debt.............................................................................       672,675
                                                                                           -------------
Stockholders' equity
  Class A common stock, $.01 par value, 180,000,000 shares authorized; 77,605,110 shares
    issued and outstanding...............................................................           776
  Class B common stock, $.01 par value; 20,000,000 shares authorized; 16,884,636 shares
    issued and outstanding...............................................................           169
Additional paid-in capital...............................................................       198,806
Accumulated deficit......................................................................       (42,237)
                                                                                           -------------
  Total stockholders' equity.............................................................       157,514
                                                                                           -------------
Total capitalization.....................................................................   $   830,189
                                                                                           -------------
                                                                                           -------------


------------------------


(1) Represents amounts deposited and accrued interest with the security agent pursuant to our security agreement to make payments of interest on the initial and exchange notes through May 15, 2000.

                      SELECTED CONSOLIDATED FINANCIAL DATA


    The selected consolidated financial data presented below as of and for the years ended December 31, 1994, 1995, 1996, 1997 and 1998, have been derived from our consolidated financial statements and the related notes included in this prospectus beginning on page F-1. Our consolidated financial statements as of and for the years ended December 31, 1996, 1997 and 1998 have been audited by Ernst & Young LLP, independent auditors.



    In the selected consolidated financial data presented below, EBITDA consists of earnings (loss) before income taxes plus all net interest expense and all depreciation and amortization expense. Adjusted EBITDA consists of earnings
(loss) before income taxes plus all net interest expense, depreciation and amortization and non cash employment and consulting incentives and settlements. You should not think of EBITDA and adjusted EBITDA as alternative measures of operating results or cash flows from operating activities, as determined in accordance with generally accepted accounting principles. We have included EBITDA and adjusted EBITDA because they are widely used financial measures of the potential capacity of a company to incur and service debt. Our reported EBITDA and adjusted EBITDA may not be comparable to similarly titled measures used by other companies.



    You should read the following information in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," the consolidated financial statements of Metromedia Fiber Network and the related notes and the other financial data appearing in this prospectus.

                                                                              YEAR ENDED DECEMBER 31,
                                                              --------------------------------------------------------
                                                                  1994          1995          1996           1997
                                                              ------------  ------------  -------------  -------------
STATEMENT OF OPERATIONS DATA:
Revenue.....................................................  $         --  $     56,000  $     236,000  $   2,524,000
Expenses:
  Cost of sales.............................................            --            --        699,000      3,572,000
Selling, general and administrative.........................       874,000     3,886,000      2,070,000      6,303,000
  Depreciation and amortization.............................            --       162,000        613,000        757,000
  Settlement agreement......................................            --            --             --             --
Consulting and employment incentives........................            --            --      3,652,000     19,218,000
                                                              ------------  ------------  -------------  -------------
Income (loss) from operations...............................      (874,000)   (3,992,000)    (6,798,000)   (27,326,000)
Interest income (expense), net..............................            --      (327,000)    (3,561,000)     1,067,000
(Loss) from joint venture...................................            --            --             --             --
Income taxes................................................            --            --             --             --
                                                              ------------  ------------  -------------  -------------
Net (loss) income...........................................      (874,000)   (4,319,000)   (10,359,000)   (26,259,000)
                                                              ------------  ------------  -------------  -------------
                                                              ------------  ------------  -------------  -------------
Net (loss) income applicable to common stockholders per
  share.....................................................  $      (0.04) $      (0.17) $       (0.29) $       (0.56)
                                                              ------------  ------------  -------------  -------------
                                                              ------------  ------------  -------------  -------------
Weighted average number of shares outstanding...............    23,336,000    24,829,000     35,858,000     47,447,000
                                                              ------------  ------------  -------------  -------------
                                                              ------------  ------------  -------------  -------------
Ratio of Earnings to fixed charges(1).......................            --            --             --             --
EBITDA......................................................  $   (874,000) $ (3,830,000) $  (6,185,000) $ (26,569,000)
Adjusted EBITDA.............................................  $   (874,000) $ (3,830,000) $  (2,533,000) $  (7,351,000)


                                                                  1998
                                                              -------------
STATEMENT OF OPERATIONS DATA:
Revenue.....................................................  $  36,436,000
Expenses:
  Cost of sales.............................................     13,957,000
Selling, general and administrative.........................     14,712,000
  Depreciation and amortization.............................      1,532,000
  Settlement agreement......................................      3,400,000
Consulting and employment incentives........................        248,000
                                                              -------------
Income (loss) from operations...............................      2,607,000
Interest income (expense), net..............................      1,927,000
(Loss) from joint venture...................................       (146,000)
Income taxes................................................      3,402,000
                                                              -------------
Net (loss) income...........................................        986,000
                                                              -------------
                                                              -------------
Net (loss) income applicable to common stockholders per
  share.....................................................  $         .01
                                                              -------------
                                                              -------------
Weighted average number of shares outstanding...............     93,495,000
                                                              -------------
                                                              -------------
Ratio of Earnings to fixed charges(1).......................           1.61
EBITDA......................................................  $   3,993,000
Adjusted EBITDA.............................................  $   7,641,000



                                                                                                        AS OF DECEMBER 31,
                                                                                                   ----------------------------
                                                                                                       1997           1998
                                                                                                   -------------  -------------
BALANCE SHEET DATA
Cash.............................................................................................  $ 138,846,000  $ 569,319,000
Pledged Securities...............................................................................             --     91,896,000
Property and equipment, net......................................................................        759,000      2,716,000
Total assets.....................................................................................    167,378,000    974,417,000
Senior notes payable.............................................................................                   650,000,000
Total liabilities................................................................................     17,838,000    816,903,000
Stockholders' equity.............................................................................  $ 149,540,000  $ 157,514,000


------------------------


(1) Earnings were insufficient to cover fixed charges until the fiscal year ended December 31, 1998, and we expect earnings to be insufficient to cover fixed charges for some time thereafter as a result of the issuance of the notes. The deficiency was $874,000, $4,319,000, $10,359,000 and $26,260,000,
    for the years ended December 31, 1994, 1995, 1996 and 1997, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


    YOU SHOULD READ THE FOLLOWING INFORMATION TOGETHER WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED IN THIS PROSPECTUS BEGINNING ON PAGE F-1. THERE ARE SOME FORWARD-LOOKING STATEMENTS IN THIS SECTION. YOU SHOULD READ THE INFORMATION UNDER "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS" LATER IN THIS SECTION FOR SPECIAL INFORMATION ABOUT OUR PRESENTATION OF FORWARD-LOOKING INFORMATION.


GENERAL


    We are a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to communications carriers and corporate/government customers in the United States. We focus our operations on domestic intracity fiber optic networks in clusters of the 15 largest cities throughout the United States based on population. We currently operate high-bandwidth fiber optic communications networks in the New York metropolitan area and the greater Philadelphia area and by the end of the third quarter in 1999 expect to be operating a similar network in Washington, D.C. We have also begun engineering and constructing networks in Chicago, San Francisco and Boston and within the next two years, we plan to complete an expansion into five additional markets including Los Angeles, Seattle, Dallas, Houston and Atlanta. We expect that our domestic intracity networks will ultimately encompass approximately 810,000 fiber miles, covering approximately 1,896 route miles. Fiber miles means the number of strands of fiber contained in a length of fiber optic cable multiplied by the length of cable in miles. Route miles means the number of miles spanned by fiber optic cable calculated without including physically overlapping segments of cable.



    We have also built or obtained intercity fiber optic capacity that links certain of our intracity networks. We built a 250 route mile network from New York to Washington, D.C., which was put into operation during the first quarter of 1999. When finally complete, as currently planned, we expect that this network will cover approximately 180,000 fiber miles. We have also obtained rights for fiber optic capacity with other facilities-providers, obtained fiber optic capacity linking New York--Chicago, New York--Boston, and Chicago--Seattle--Portland and plan to construct intracity networks in all of these metropolitan areas except Portland.



    In addition, we have entered into a joint venture with a U.K. telecommunications company to connect our New York network to London. We have also formed a joint venture to construct a high-bandwidth fiber optic network connecting 13 major cities in Germany and obtain additional fiber optic capacity in Western Europe. Please refer to the sections in this prospectus entitled "Business" and "Risk Factors--We may not be able to successfully implement our business strategy because of factors beyond our control, which could adversely affect our results of operations."


RESULTS OF OPERATIONS


YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997:



    REVENUES. Revenues for 1998 were $36.4 million, a 1,356% increase as compared to 1997 revenues of $2.5 million. The revenue increase for 1998 as compared to 1997 reflected higher revenues associated with commencement of service to an increased total number of customers, as well as revenue recognized related to grants of indefeasible rights of use to portions of our network and sales of dark fiber classified as sales type leases.



    COST OF SALES. Cost of sales for 1998 was $13.9 million, an increase of 286% over cost of sales in 1997 of $3.6 million. Cost of sales increased for 1998 as compared to 1997 due to:



    - costs associated with the commencement of service to customers,

    - higher fixed costs associated with the operation of our network in service and the allocated costs of the network related to revenue recognized for grants of indefeasible rights of use to portions of our network and



    - sales type leases of portions of our dark fiber classified as capital leases.



    Costs of sales as percentages of revenue for 1998 and 1997 were 38% and 142%, respectively. Cost of sales as a percentages of revenue declined as a result of the significant increase in the number of customers and revenues.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. During 1998, selling, general and administrative expenses increased to $14.7 million, from $6.3 million during 1997, an increase of $8.4 million, or 133%. The increase in selling, general and administrative expenses for 1998 as compared to 1997 resulted primarily from increased overhead to accommodate our network expansion.



    CONSULTING AND EMPLOYMENT INCENTIVES EXPENSE. Consulting and employment incentives expense for 1998 were $0.2 million compared with $19.2 million for 1997. Consulting and employment incentives expense incurred in 1997 reflects the value of stock options issued to key employees, officers and directors in order to attract or retain their services. For 1998, the amount recorded reflects amortization for the unvested component of options issued in 1997 to key employees.



    SETTLEMENT AGREEMENT. We recorded a $3.4 million expense for a settlement agreement in 1998. The amount was recorded in the first quarter of 1998 for the expense associated with the issuance of stock options and payment of cash related to a settlement agreement.



    DEPRECIATION AND AMORTIZATION EXPENSE. During 1998, depreciation and amortization expense was $1.5 million, as compared to $0.8 million during 1997, an increase of $0.7 million, or 88%. Depreciation and amortization expense increased as a result of increased investment in our completed fiber optic network and property and equipment.



    INTEREST INCOME (EXPENSE). During 1998, interest income was $8.8 million as compared to $1.8 million during 1997, an increase of $7.0 million, or 389%. During 1998, we derived interest income by investing our excess cash proceeds we received from our initial public offering in October 1997, and the additional cash received in November 1998 from the proceeds from the issuance of the initial notes. Interest expense increased in 1998 to $6,861,000 as compared to $741,000 in 1997. The increase in interest expense reflects interest that has accrued for the initial notes issued in November 1998.



    INCOME (LOSS) FROM JOINT VENTURE. In 1998, we recorded a $146,000 loss, which reflected our 50% share of our International Optical Network joint venture's loss. The loss primarily represents startup costs and operating activities for the joint venture.



    INCOME TAXES. We recorded a provision for income taxes for 1998 in the amount of $3.4 million. This represents an estimated effective tax rate of 77.5%, for federal and state taxes.



    NET INCOME (LOSS). Net income was $1.0 million for 1998, as compared to a net loss of $26.3 million for 1997. For 1998, basic net income per share was $0.01 as compared to a basic net loss per share of $.56 for 1997. On a diluted basis, net income per share for 1998 was $0.01.



    Results for 1998 improved primarily because of:



    - the growth of revenues and the improvements in gross margins, as noted above, as well as



    - the increase in net interest income related to the funds raised through our initial public offering as compared to net interest expense.


YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996:


    REVENUES. Revenues for 1997 were $2.5 million, a 1,150% increase as compared to 1996 revenues of $0.2 million. The revenue increase was generated by one time revenues associated with commencement of services to customers as well as increased recurring lease revenues which reflects the growth in the number of our customers.


    COST OF SALES. Cost of sales for 1997 was $3.6 million, an increase of 414% as compared to the $0.7 million that was recorded as cost of sales in 1996. The increase in cost of sales was associated with the increased revenues. Cost of sales as a percentage of revenues improved to 142% in 1997 from 296% in 1996. The improvement in cost of sales as a percentage of revenues reflects the increases in revenue outdistancing the increases in cost, as the components of cost were mostly of a fixed nature.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased to $6.3 million in 1997 from $2.1 million in 1996, a 200% increase. This increase resulted primarily from increased legal expenses as a result of our increased business activities and the increased staffing to accommodate our anticipated growth.



    CONSULTING AND EMPLOYMENT INCENTIVES EXPENSE. A consulting and employment incentives expense of $19.2 million was recorded in 1997 as compared to $3.7 million in 1996. The 1997 expense represents the value of stock options issued to key employees, officers, directors and consultants in order to attract or retain their services. The amount recorded in 1996 reflects the expense associated with issuance of stock and warrants to consultants in consideration for services rendered.



    DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense was $0.8 million in 1997 as compared to $0.6 million in 1996. The increase in depreciation and amortization expense resulted from increased investment in our fiber optic network.



    INTEREST INCOME (EXPENSE). We had interest income of $1.8 million in 1997 as compared to no interest income during 1996. The interest income in 1997 arose from the investment of our excess cash during the year. In 1996, we had no excess cash to invest and, accordingly, earned no interest income. Interest expense ,including financing costs, decreased in 1997 to $0.7 million from $3.6 million in 1996. The decrease in interest expense reflects the repayment of all of our debt during the year with the proceeds of the investment made by Metromedia Company, as well as lower financing costs. Please refer to the section in this prospectus entitled "Certain Relationships and Related Transactions."



    NET LOSS. We recorded a net loss of $26.2 million in 1997 as compared to a net loss of $10.4 million in 1996. The increase in the net loss was primarily attributable to costs associated with organizing to meet our growth objectives. In particular, these costs include the consulting and employment incentive, described above, to attract and retain key employees, officers and directors, as well as increased overhead to meet our growth objectives.


LIQUIDITY AND CAPITAL RESOURCES


    On November 3, 1997, our initial public offering of 36,432,000 shares of class A common stock generated net proceeds of $133.9 million, after deducting the underwriters' commission and expenses related to this initial public offering.



    For 1998, our operating activities generated $18.0 million of cash, compared with $2.2 million during 1997. Operations generated an increased amount of cash primarily because of the increase in advance payments received from customers, as well as the improvement in net income as a result of increases in revenues and interest income in 1998 as compared to 1997. For 1998, we used $218.0 million of cash for investing activities as compared to $19.7 million for 1997. The amount of cash used for investments increased primarily because of our investments in the expansion of our networks and related construction in progress, as well as capital contributions to our International Optical Network joint venture and a deposit on our German network build. In 1998, we received $630.4 million of net cash from financing activities, compared to $155.9 million for 1997. The cash from financing activities in 1998 came mainly from the issuance and sale of the initial notes in November 1998. The 1997 amount related to the sale of securities of Metromedia Fiber Network net of the repayment of certain of our indebtedness.

    Cash used for operating activities during 1996 was $2.8 million. Cash was utilized to support the operations through our startup phase. Cash flows used in investing activities were $1.1 million in 1996. The investing activities cashout flows in both years were primarily used for the building of our New York/New Jersey network. With the issuance of equity and debt, financing activities provided cash flows of $4.3 million in 1996. The cash flows from financing activities in 1996 were utilized to fund our operating and investing activities.



    We anticipate that we will continue to incur net operating losses as we expand and complete our existing networks, construct additional networks and market our services to an expanding customer base. We anticipate spending approximately $300 million for the year ending December 31, 1999, and approximately $200 million for the year ending December 31, 2000 on the build-out of our fiber optic networks in 11 of the 15 largest cities in the United States based on population and our planned international networks. We believe that the net proceeds from the issuance and sale of the initial notes in November 1998, other cash on hand, certain vendor financing and cash generated in 1999 and 2000 (including advance customer payments), will be sufficient to fund the planned build-out of our fiber optic networks and our other working capital needs through the year ended December 31, 2000. The indenture for the initial and exchange notes permits us to incur additional indebtedness to finance the construction of our networks. As a result, we may also consider from time to time private or public sales of additional equity or debt securities, entering into senior credit facilities and other financings, depending upon market conditions, in order to finance the continued build-out of our network, for working capital purposes and for acquisitions. We cannot assure you that we will be able to successfully consummate any such financing at all, or on acceptable terms. Accordingly, we expect to continue experiencing net operating losses and negative cash flows for the foreseeable future.


YEAR 2000 SYSTEM MODIFICATIONS


    We are currently working to evaluate and resolve the potential impact of the year 2000 on our processing of date-sensitive information and network systems. The year 2000 problem is the result of computer programs being written using two digits rather than four to define the year 2000, which could result in miscalculations or system failures resulting from recognition of a date using "00" as the year 1900 rather than the year 2000.



    We have delegated responsibility to a group of executives, to coordinate the identification, evaluation and implementation of changes to computer systems and applications necessary to achieve our goal of a year 2000 date conversion which would minimize the effect on our customers and avoid disruption to business operations. We are also focusing on hardware and software tools, programming and outside forces that may affect our operations, including our vendors, banks and utility companies. Our analysis of the year 2000 threat is ongoing and will be continuously updated throughout 1999 as necessary.



    We have completed a questionnaire and project plan to our systems and operating personnel to identify all business and computer applications so that we can identify potential compliance problems. We initiated communications with our significant customers, suppliers, contractors and major systems developers to determine their plans to remedy any year 2000 issues that arise in their business with us. We have begun to compile a database of information based upon these responses, which we expect to complete during the second quarter of 1999. To the extent problems are identified, we will implement corrective procedures where necessary, then test the applications for year 2000 compliance. We expect to complete this project before January 1, 2000.



    Based on preliminary data, we estimate that the year 2000 effort will have a nominal cost impact, although we can make no assurances as to the ultimate cost of the year 2000 effort or the total cost of information systems. These costs will be expensed as incurred, except to the extent these costs are incurred for the purchase or lease of capital equipment. We expect to make some of the necessary modifications through our ongoing investment in system upgrades. We believe that our exposure to this issue, based on our internal systems, is somewhat limited by the fact that substantially all of our existing systems have been purchased or replaced since 1996.


    As of December 31, 1998, we had incurred nominal consulting costs in respect of our year 2000 conversion effort. We have not deferred any other information systems projects due to the year 2000 efforts. We expect that the source of funds for year 2000 costs will be cash on hand. Accordingly, we will be devoting the necessary resources to resolve all significant year 2000 issues.



    If our customers, suppliers, contractors or major systems developers are unable to resolve year 2000 processing issues in a timely manner, a material adverse effect on our results of operations and financial condition could result.


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


    Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this prospectus. Among the key factors that have a direct bearing on our results of operation are:


    - general economic and business conditions; the existence or absence of adverse publicity; changes in, or failure to comply with, government regulations; changes in marketing and technology; changes in political, social and economic conditions;

    - competition in the telecommunications industry; industry capacity; general risks of the telecommunications industries;

    - success of acquisitions and operating initiatives; changes in business strategy or development plans; management of growth;

    - availability, terms and deployment of capital;

    - construction schedules; costs and other effects of legal and administrative proceedings;


    - dependence on senior management; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs;


    - development risks; risks relating to the availability of financing; and


    - other factors referenced in this prospectus.



    These and other factors are discussed in "Risk Factors" and elsewhere in this prospectus.


    Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                    BUSINESS

THE COMPANY


    We are a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to carrier and corporate/government customers in the United States and Europe. A facilities-based provider uses mainly its own telecommunications facilities to provide service, in contrast with non facilities-based resellers who purchase the services of other providers and then retail the services to customers. Bandwidth is a measurement of information capacity for digital transmission systems that measures the rate in megabytes per second. High-bandwidth equals a rate greater than 1.5 megabytes per second and less than 45 megabytes per second.



    THE INTRACITY NETWORKS. We have installed local intracity networks that as of December 31, 1998, consisted of approximately 160,000 fiber miles, covering approximately 400 route miles in New York, Philadelphia, Washington, D.C. and Chicago. Fiber miles means the number of strands of fiber in a length of fiber optic cable multiplied by the length of cable in miles. Route miles means the number of miles spanned by fiber optic cable calculated without counting more than once physically overlapping segments of cable. These four major metropolitan areas constitute key telecommunications markets among the 15 largest cities in the United States based on population. We currently operate high bandwidth fiber optic communications networks in the New York metropolitan area and the greater Philadelphia area and by the end of the third quarter of 1999 will be operating a similar network in the Washington, D.C. metropolitan area.



    We are currently planning to expand our existing local intracity networks in these metropolitan areas, which will bring our total infrastructure in these markets to approximately 357,000 fiber miles covering approximately 846 route miles. We have also begun engineering and constructing networks in the San Francisco and Boston metropolitan areas.



    Within the next two years, we plan to complete an expansion into five additional markets: Los Angeles, Seattle, Dallas, Houston and Atlanta. We anticipate that our total intracity network infrastructure, as currently planned, will encompass ultimately approximately 810,000 fiber miles covering approximately 1,896 route miles in the aggregate. We are currently in the planning process for construction of those networks.



    THE INTERCITY NETWORKS. In addition to intracity networks in these 11 major metropolitan areas, we are expanding the capacity of our intercity network between the New York and Washington, D.C. metropolitan areas to a total of approximately 250 route miles. When finally complete, as currently planned, we expect that this network will cover approximately 180,000 fiber miles. We have also obtained, through exchanges of fiber capacity or fiber swaps with other carriers and in certain instances, the payment of additional consideration, the right to use fiber optic strands linking New York-- Chicago, Chicago--Seattle--Portland and New York--Boston. These intercity networks give us the ability to offer our customers not only capacity both within the 11 major metropolitan areas where we will operate networks within the United States and between many of these same markets.



    TRANSATLANTIC CONNECTIVITY. We have entered into a 50/50 joint venture, called International Optical Network, with Racal Telecommunications, Inc., a United Kingdom manufacturer of electronics and other equipment and a provider of telecommunications services. Through this joint venture, we are able to offer our customers seamless broadband connectivity between our New York and other U.S. networks and London.

    THE EUROPEAN NETWORKS. We also plan to offer our customers an expanded presence in Europe through:


    - a joint venture with Carrier 1 Holdings, Ltd. and Viatel, Inc. that will engineer and construct a 1,350 route miles fiber optic telecommunications network in Germany connecting to 13 of its largest cities, including Hamburg, Berlin, Munich, Frankfurt and Dusseldorf, and



    - a fiber lease with Viatel under which we will receive the right to use approximately 3,880 fiber miles covering approximately 970 route miles of a broadband fiber optic network that will travel between Germany, France, The Netherlands and the United Kingdom.



    Following completion of the German network, our joint venture with Carrier 1 and Viatel will dissolve and we will end up owning our own conduit of fiber infrastructure in Germany



    GENERAL. We focus on leasing or otherwise making available for use our broadband communications infrastructure to two main customer groups: communications carriers and corporate/ government customers located in selected top 15 cities in the United States based on population. Broadband communications is the same as high-bandwidth, except that the data rate is greater than 45 megabits per second. Our target carrier customers include a broad range of communications companies such as:



    - incumbent local exchange carriers, which are companies historically providing local telephone service, such as the regional Bell operating companies,



    - competitive local exchange carriers, which are companies competing with incumbent local exchange carriers in the local services market,


    - long distance carriers,


    - paging, cellular and personal communications service or system companies, which are a broad range of wireless and wired communications services that enable communications with persons in any location,


    - cable companies, and


    - vendors providing direct access to the internet.



    These carrier customers typically lease fiber optic capacity with which they develop their own communications networks as a low-cost alternative to building their own infrastructure or purchasing metered services from incumbent local exchange carriers or facilities-based competing carriers in the local services market. Our corporate and government customers typically lease fiber optic infrastructure and other broadband services on a point-to-point basis for high-bandwidth, secure voice and data networks. We believe that we are well-positioned to penetrate the corporate and government markets since we plan to continue to install most of our fiber in top 15 cities in the United States based on population. Please refer to the section in this prospectus entitled "--Customers."


    The fiber communications infrastructure leased to our customers provides high-bandwidth capacity for customers that seek to establish secure communications networks for the transmission of large amounts of voice, data and video. For example, a pair of our fiber optic strands can transmit up to 8.6 gigabits of data per second or the equivalent of approximately 129,000 simultaneous voice conversations.


    We tailor the amounts of capacity leased to the needs of our customers. Some customers that lease fiber optic capacity from us connect their own transmission equipment to the leased fiber, and therefore obtain a fixed-cost, secure telecommunications alternative to the metered communications services offered by traditional providers. Other customers that require lesser amounts of transmission capacity will have the option to lease a much smaller broadband capacity on our network, as we are able to divide a single strand of fiber into multiple smaller communications channels. We believe that we have installation, operating, and maintenance cost advantages per fiber mile relative to our competitors because we generally install our networks with 432 fibers and may install as many as 864 fibers per route mile as compared to a generally lower number of fibers in existing competitive networks.


    Our intracity networks support a self-healing synchronous optical network architecture, which is an electronics and network architecture for variable bandwith products which enables transmission of voice, data and video at very high speeds and minimizes the risk of downtime in the event of a fiber cut and provides our customers with high security and reliability. We install most of our fiber inside high density polyethylene conduit to protect the cable and, where practicable, we install additional unused conduits to accommodate future network expansion.



    We benefit from the support of our controlling stockholder Metromedia Company. On April 30, 1997, Metromedia Company and one of its partners made a substantial equity investment in Metromedia Fiber Network. Metromedia Company and one of its partners own all of the outstanding shares of class B common stock. The class B common stock is entitled to 10 votes per share and to vote separately to elect at least 75% of the members of the board of directors. As a result, on a fully diluted basis, Metromedia Company and its partners beneficially own and control approximately 69% of the outstanding voting power of Metromedia Fiber Network. On October 28, 1997, we successfully completed our initial public offering generating proceeds to Metromedia Fiber Network of $135.5 million, after deducting underwriting discounts but not deducting offering expenses.


    Metromedia Fiber Network was founded in 1993 and is a Delaware corporation.

BUSINESS STRATEGY

    Our objective is to become the preferred facilities-based provider of broadband communications infrastructure to communications carriers, corporations and government agencies, in our target markets. The following are the key elements of our strategy to achieve this objective:

    ESTABLISH METROMEDIA FIBER NETWORK AS THE PREFERRED CARRIERS' CARRIER OF
     BROADBAND COMMUNICATIONS INFRASTRUCTURE.


    We lease broadband communications infrastructure on a fixed-cost basis to various communications carriers, enabling them to compete in markets which were previously difficult to penetrate due to limited and/or costly access to high-bandwidth communications infrastructure. Specifically, we plan to lease fiber infrastructure capacity within our target markets thereby enabling our carrier customers to bypass the incumbent local exchange carriers and facilities-based competing carriers in the local services markets. We believe that we are currently the only company whose principal business is providing dark fiber on a fixed-cost basis locally, in selected top 15 cities in the United States based on population. Additionally, we plan to lease capacity on our high-bandwidth, long-haul intercity network to provide seamless connectivity between our various intracity networks. Our fixed-cost, long-term contracts allow our carrier customers to access these selected markets without incurring the high capital expenditures, many of the franchise and licensing fees and long lead times usually associated with building their own networks. We also believe that communications carriers may be more likely to lease capacity from us rather than from a competitor since we currently have no plans to offer communications infrastructure services on a metered basis, choosing instead to position ourselves as a noncompeting provider of infrastructure alternatives for local exchange carriers and long distance carrriers. Please refer to the section in this prospectus entitled "--Customers."

    POSITION METROMEDIA FIBER NETWORK AS THE PREFERRED PROVIDER OF BROADBAND
     COMMUNICATIONS INFRASTRUCTURE TO CORPORATE AND GOVERNMENT CUSTOMERS.


    Our fiber optic network is expected to serve the top 15 cities in the United States based on population in which there are a large number of corporations and government agencies that we believe have significant unmet demand for communications capacity. These customers typically lease broadband communications infrastructure from us connecting two or more of their locations, creating secure networks for voice, video or data communications. Our primary target customers are those with significant transmission needs or who require a high degree of security. However, customers seeking lesser amounts of broadband transmission capacity will have the option of leasing smaller amounts of capacity from us. By providing leased capacity on a fixed-cost rather than a metered basis, we believe our network will be more economical for our corporate and government customers, while also providing the ability to expand their usage for low marginal costs and enhanced reliability and security. Please refer to the section in this prospectus entitled "--Customers."


    REPLICATE SUCCESSFUL BUSINESS MODEL IN NEW MARKETS.

    We seek to leverage the success we have begun to demonstrate in our existing markets by replicating a similar network architecture in a number of additional markets. Specifically we intend to:

    - begin the engineering and construction of five additional intracity networks bringing the number of our intracity networks to a total of eleven, and

    - replicate our successful domestic strategy in selected European markets.


    We expect that our entire network when completed, as currently planned, will ultimately consist of approximately 1.1 million fiber miles covering approximately 8,930 route miles. Please refer to the section in this prospectus entitled "Risk Factors--We may not be able to successfully implement our business strategy because it depends on factors beyond our control, which could adversely affect our results of operations."


    CREATE A LOW COST POSITION.

    We believe that we have established a low cost position relative to other communications carriers primarily for the following reasons:

    - we generally install trunks of 432 fibers and may install up to as many as 864 fibers per route mile, which we believe is substantially more fiber than many other communications carriers install, thereby reducing the per fiber mile cost to construct and operate our networks,

    - we will have a newly-constructed network with advanced fiber optic technology which we believe offers operating and maintenance cost advantages,


    - we believe that some of our rights-of-way and franchises are valuable assets that will be costly and difficult for others to procure in the future, and



    - where practicable, we install spare conduits which will allow for expanded fiber optic capacity at a cost significantly below the cost of new construction.


    Our low cost position should allow us to remain price competitive with other providers of fiber optic infrastructure and to lease our fiber infrastructure at a price which customers will find more attractive than the cost of constructing their own networks.

    LEVERAGE NETWORK ASSETS AND STRATEGIC RELATIONSHIPS TO EXPAND THE REACH OF
     OUR NETWORKS.

    We have also obtained long haul fiber capacity between certain of our intracity networks on a selective basis which we can provide to customers as a value-added service. As a result, at little incremental cost, we have successfully been able to expand the reach of our network. In addition, we plan to continue to enter into strategic partnerships with other communications providers. For example, we seek to establish additional relationships such as the one we have established with Racal Telecommunications, Inc. This relationship established a 50/50 joint venture to link our U.S. network to Racal Telecommunications' U.K. network to offer each of our customers seamless broadband connectivity between New York and London.

    INSTALL A TECHNOLOGICALLY ADVANCED NETWORK.


    We have installed a technologically advanced network that we believe provides the high levels of reliability, security and flexibility that our target customers typically demand. Our domestic intracity networks support a self-healing synchronous optical network architecture that minimizes interruption to service in the event of a fiber cut. We also continuously monitor and maintain high quality control of our network on a 24-hour basis through our network operations center. Our network is capable of using the highest commercially available capacity transmission, OC192, and thereby can support advanced, capacity-intensive data applications such as frame relay, a high-speed data-packet switching service used to transmit data between computers, asynchronous transfer mode, multimedia and internet-related applications. Please refer to page A-1 of the glossary for the definition of frame relay, asynchronous transfer mode and OC192.


    BUILD ON MANAGEMENT EXPERIENCE AND METROMEDIA COMPANY RELATIONSHIP.


    Our management team and board of directors include individuals with communications industry expertise and extensive experience in network design, construction, operations and sales. Our Chief Executive Officer and founder, Stephen A. Garofalo, has approximately 25 years of experience in the cable installation business. Howard Finkelstein, our President and Chief Operating Officer, served in various capacities in Metromedia Company over a period of 16 years, including 9 years as President of Metromedia Company's long distance telephone company, until its merger in 1993 with what is now MCI/WorldCom, Inc. We also benefit from the communications industry expertise and corporate governance experience of John W. Kluge, Stuart Subotnick and David Rockefeller. As the owner of all of Metromedia Fiber Network's shares of class B common stock, Metromedia Company and its partners control the board of directors and all stockholder decisions and, in general, determine the outcome of any corporate transaction or other matters submitted to the stockholders for approval. Please refer to the sections in this prospectus entitled "Risk Factors--Metromedia Company effectively controls Metromedia Fiber Network and has the power to cause or prevent a change of control" and "Certain Relationships and Related Transactions."


BUILD-OUT OF NETWORKS


    We have concentrated on developing and constructing our networks. As we discuss in more detail below we have either obtained or are currently pursuing the acquisition of necessary licenses, franchises and rights-of-way to construct these networks. In constructing our fiber optic networks, we seek to create strategic alliances with the engineering and construction management firms that have been engaged to develop routes and easements and manage deployment plans. Firms with whom we are allied in this regard have deployed local loop network infrastructure for regional Bell operating companies as well as for competing carriers in the local services markets. Though we anticipate outsourcing much of the actual construction to various construction firms, we maintain strict oversight of the design and implementation of our fiber optic communications networks. We utilize only commercially available advanced fiber. We have ordered a substantial portion of our fiber optic cable from Lucent Technologies, Inc. However, we believe that we could obtain advanced fiber from other suppliers on acceptable terms.

    We intend to finance the build-out of our networks with the net proceeds we received from the issuance of the initial notes, additional cash on hand and cash generated from the sale of capacity on our networks, including substantial up-front payments for certain long term leases and rights to use agreements, which are already under contract. Please refer to the section in this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."



    THE NEW YORK NETWORK. When complete, our intracity network in the New York/New Jersey metropolitan area as currently planned will be approximately 169,400 fiber miles covering approximately 440 route miles. As expanded, the entire New York/New Jersey network will create a synchronous optical network capable fiber ring focused in Manhattan and extending into each of the other four boroughs, as well as east to Brookhaven, Long Island, north to Stamford, Connecticut, and west to Northern and Central New Jersey.



    THE PHILADELPHIA NETWORK. When complete, our network in the Philadelphia metropolitan area as currently planned will be approximately 29,000 fiber miles covering approximately 67 route miles. As completed, the entire Philadelphia network will create a synchronous optical network capable fiber ring throughout Center City Philadelphia as well as the surrounding areas of Bala-Cynwyd, Bryn Mawr, Radnor, Berwyn, Paoli, Malvern and King of Prussia.



    THE WASHINGTON, D.C. NETWORK. When complete, our network in the Washington, D.C. metropolitan area as currently planned will be approximately 55,000 fiber miles covering approximately 127 route miles. As completed, the entire Washington network will create a synchronous optical network capable fiber ring throughout Washington, D.C. and will extend to vital government and business centers in Arlington, Fairfax, the Dulles airport area, Bethesda, Rockville, Silver Spring and other locations in northern Virginia and suburban Maryland.



    THE CHICAGO NETWORK. When complete, our network in the Chicago metropolitan area as currently planned will be approximately 104,000 fiber miles covering approximately 212 route miles. As completed, the entire Chicago network will create a synchronous optical network capable fiber ring throughout Chicago and will extend to Oak Brook, Downers Grove, Franklin Park, Arlington Heights, Des Plaines, Rosemont, Schaumburg and O'Hare Airport.



    THE OTHER INTRACITY NETWORKS. Subject to the receipt of the necessary franchises, licenses and rights-of-way, we plan to construct additional fiber optic communications networks in San Francisco, Boston, Los Angeles, Seattle, Dallas, Houston and Atlanta. Although we cannot assure you that we will obtain the necessary franchises, licenses and rights-of-way in these cities or that these franchises, licenses and rights-of-way will provide all of the rights needed to implement our strategy on acceptable terms, we are not aware of any reason why we will not be able to obtain them and we plan to construct our networks in these cities in a manner similar to our existing networks. Construction is under way in the San Francisco and the Boston metropolitan areas. When complete, our network in the San Francisco metropolitan area as currently planned will be approximately 65,000 fiber miles covering approximately 150 route miles with a synchronous optical network capable fiber ring through San Francisco, San Mateo and San Jose. When complete, our network in the Boston metropolitan area as currently planned will be approximately 32,000 fiber miles covering approximately 75 route miles with a synchronous optical network capable fiber ring through Cambridge, Newton, Wellesley, Bedford and Redford. We are currently in the planning process for the construction of the other intracity networks. In March 1999, we acquired a provider of dark fiber that is constructing an intracity network in Dallas.



    THE INTERCITY NETWORKS. We built a 250 route mile network between New York City and Washington, D.C., which was put into operation. When we complete its construction, this intercity network will cover approximately 180,000 fiber miles. When completed, this network will extend from New York to Washington, D.C. and will pass through Philadelphia, Pennsylvania, Wilmington,

Delaware, and Baltimore, Maryland. We have obtained all of the necessary rights-of-way for this network.


    We have also obtained, through exchanges of fiber capacity or fiber swaps with other carriers and the payment of other consideration, the right to use fiber optic strands linking New York and Chicago, Chicago and Seattle, Seattle and Portland and New York and Boston. As a result of these transactions, we have obtained approximately 33,000 fiber miles covering approximately 4,474 route miles of broadband fiber optic capacity. We believe we have the ability to lease broadband capacity between our intracity networks that will enhance our ability to market our intracity networks to both our carrier and corporate customers. These intercity network agreements will give us the ability to offer our customers not only capacity within 11 major metropolitan areas within the United States but also seamless connectivity from coast to coast.



    THE INTERNATIONAL NETWORKS. We have entered into a forty-year agreement with a subsidiary of Racal Telecommunications, Inc., a United Kingdom manufacturer of electronics and other equipment and a provider of telecommunications services, to create International Optical Network, a joint venture in which we hold a 50% equity interest. International Optical Network has obtained transatlantic fiber optic cable rights on Gemini and AC-1, two undersea fiber optic cables that link our New York network to London, England. Through this joint venture, we are able to offer our customers seamless broadband transatlantic communications services between New York and London. Under the joint venture agreement, each party may contribute additional capital as agreed by the parties. As of December 31, 1998, we had made capital contributions of approximately $4.3 million to International Optical Network. In May 1998, this joint venture was awarded a 25 year term contract providing for payments in excess of $25 million from a leading provider of undersea cable capacity to provide inland capacity services from this provider's undersea cable landing stations in the U.K. and the U.S.



    We have entered into an agreement with Carrier 1 and Viatel to develop, jointly, the German network of approximately 64,800 fiber miles covering approximately 1,350 route miles. The German network will include 13 of Germany's largest cities such as Hamburg, Berlin, Munich, Frankfurt and Dusseldorf. We have also entered into an additional agreement to acquire fiber optic capacity from Viatel. Under this second agreement, we will receive the right to use approximately 3,880 fiber miles covering approximately 970 route miles on the European network that will travel between France, Germany, The Netherlands and the United Kingdom. We anticipate that both the German network and the European network will be high-capacity broadband networks capable of supporting high-quality voice, video, internet protocol and data traffic and built using a self-healing synchronous optical network architecture. Following completion of the German network, our joint venture with Carrier 1 and Viatel would dissolve and we would end up owning our own conduit of fiber infrastructure in Germany. We believe that the German network will be completed in stages with the first segment available by the third quarter of 1999.


TECHNOLOGY

    Our networks consist of fiber optic communications networks which allow for high speed, high quality transmission of voice, data and video. Fiber optic systems use laser-generated light to transmit voice, data and video in digital formats through ultrathin strands of glass. Fiber optic systems are generally characterized by large circuit capacity, good sound quality, resistance to external signal interference and direct interface to digital switching equipment or digital microwave systems.


    We plan to install backbone fiber optic cables containing up to 864 fiber optic strands, which have significantly greater bandwidth than traditional analog copper cables. The backbone is the part of the telecommunications system which carries the most traffic. It is the through-portion of a transmission network, as opposed to spurs which branch off the through-portion. Using current electronic transmitting devices, a single pair of glass fibers used by our network can transmit up to 8.6 gigabits of data per second or the equivalent of approximately 129,000 simultaneous voice conversations, which is substantially more than traditional analog copper cable installed in many current communications networks. We believe that continuing developments in compression technology and multiplexing equipment will increase the capacity of each fiber optic strand, thereby providing more bandwidth carrying capacity at relatively low incremental costs. Our network is capable of using the highest commercially available capacity transmission, OC192, and thereby can handle advanced, capacity-intensive data applications such as voice over internet protocol, video teleconferencing, frame relay, asynchronous transfer mode, multimedia and internet-related applications.



    In our intracity networks, we offer end-to-end fiber optic capacity, capable of utilizing synchronous optical network capable ring architecture, which has the ability to route customer traffic in either direction around its ring design thereby assuring that fiber cuts do not interrupt service to customers on our networks. Our networks are also capable of supporting dense wave division multiplexing. Currently, a state-of-the-art network operating system continuously monitors and maintains quality control of networks on a 24-hour basis, alerts us of any degradation or loss of fiber capacity and pinpoints the location of such degradation. This network operating system also enables us to repair or replace impaired fiber without any loss of service. In addition, the monitoring system automatically reroutes traffic in the event of a catastrophic break in the system, enabling us to ensure that our customers obtain continuous service.



FRANCHISE, LICENSE AND RELATED AGREEMENTS



    When we decide to build a fiber optic communications network, our corporate development staff seeks to obtain the necessary rights-of-way and governmental authorizations. In some jurisdictions, a construction permit is all that is required. In other jurisdictions, a license agreement, permit or franchise is also required. These licenses, permits and franchises are generally for a term of limited duration. Where possible, rights-of-way are leased under multiyear agreements with renewal options and are generally nonexclusive. We lease underground conduit and pole space and other rights-of-way from entities such as incumbent local exchange carriers, utilities, railroads, long distance carriers, state highway authorities, local governments and transit authorities. We strive to obtain rights-of-way that afford us the opportunity to expand our communications networks as business develops. We currently have all rights-of-way and other authorizations necessary for our intracity networks in the New York, Philadelphia and Chicago metropolitan areas.



    NEW YORK. We have entered into a 15-year nonexclusive franchise agreement with the city of New York to install, operate, repair, maintain, remove and replace cable, wire, fiber or other transmission media that may be used in lieu of cable, wire or fiber on, over and under the inalienable property of the city of New York to provide telecommunications services which originate and/or terminate in or transit the city of New York. This agreement expires in December 2008 and provides that we may submit a written petition to the city of New York to renew the term of the franchise at least 12 months, but not more than 18 months, before the expiration of the 15 year term. However, the city of New York has no obligation to renew this agreement. We believe that the city of New York has granted approximately 11 franchises to date. However, we are not aware of any limit on the number of franchises that the city of New York may grant and believe that the city of New York has begun the process that will result in the awarding of additional licenses.



    This agreement requires us to provide the city of New York with certain telecommunications infrastructure and, by November 1999, to complete construction of our initial network in the manner described in the agreement. We believe that we are on schedule to complete this construction by November 1999. On December 21, 1998, this agreement was amended to extend the period of time to June 30, 2001 to complete construction of the initial backbone to the borough of Staten Island.


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

    Both the city of New York and we have the right, at any one time after December 20, 2000, upon six months notice, to renegotiate in good faith certain terms of this agreement, including the annual compensation payable to the city of New York, based on changes in technological, regulatory or market conditions which may occur after the effective date of the agreement. If we cannot reach an agreement during any of these renegotiations, the agreement will be subject to early termination on a date which would be one half of the number of days between the date of the notice to renegotiate and January 1, 2009.



    Under the agreement, we are obligated to pay the city of New York an annual franchise fee at a rate of 5% of gross revenues for each year of the franchise. All revenues received directly or indirectly by us or any of our affiliates from or in connection with telecommunications services which originate in, terminate in, or transit the city of New York constitute gross revenues for purposes of the agreement. Revenues that are generated from transmissions which transit the city of New York, but also include transmission through other areas, must be prorated. We are obligated to pay a minimum franchise fee to the city of New York of $200,000 per year.



    The agreement requires that we obtain the consent of the city of New York for any acquisition of 5% or more of the shares of Metromedia Fiber Network by any person other than Mr. Stephen A. Garofalo, Metromedia Company, Mr. Howard M. Finkelstein, Mr. Peter Sahagen or any other 5% stockholder on the date of the completion of our initial public offering.



    We entered into a nonexclusive conduit occupancy agreement with Bell Atlantic Corporation in May 1993. This agreement authorizes us to install our cable facilities in Bell Atlantic's conduit system throughout the state of New York. We are required to pay Bell Atlantic certain rates and charges under this agreement. Either party may terminate this conduit occupancy agreement without cause upon three months' written notice. Under certain circumstances, a petition may be brought to the Public Services Commission requesting that it decide a dispute arising over termination prior to the termination of this conduit occupancy agreement.



    On June 16, 1998, we entered into a nonexclusive franchise agreement with the city of White Plains, New York, that grants us the necessary rights for our expanded New York/New Jersey network in the White Plains area. Under this agreement, we are obligated to pay the city of White Plains an annual franchise fee at the rate of 5% of gross revenues generated from the network within the White Plains area for fifteen years, renewable once. We do not anticipate that this fee will result in a material cost to us. Upon termination of this agreement, ownership of the telecommunications network in the White Plains area will revert to the city of White Plains at fair market value.



    PHILADELPHIA. We have obtained all necessary rights-of-way and authorizations for the Philadelphia network in the Philadelphia metropolitan area under an ordinance from the city of Philadelphia. The ordinance allows us, under certain conditions to be detailed in the license agreement that we are currently negotiating with the city of Philadelphia, to construct, maintain and operate, replace and remove a telecommunications system in, under and across the public rights-of-way and city streets and/or to place such telecommunications system within the existing facilities owned by Bell Atlantic, PECO Energy Company, Southeastern Pennsylvania Transportation Authority, Consolidated Rail Corporation or any other entity holding a grant by way of ordinances from the city of Philadelphia within the Philadelphia metropolitan area.


    CHICAGO. In Chicago, we have also obtained the required franchises, licenses, permits and other agreements needed to complete our Chicago network. In addition, we have entered into agreements with various entities, which provide us with infrastructure of approximately 4,300 fiber miles along approximately 40 route miles on key routes within our Chicago market, in addition to the necessary easements and rights-of-way for the Chicago network.

    WASHINGTON D.C. In Washington, D.C., we have obtained rights-of-way and authorizations for the Washington network in the District of Columbia under a Certificate of Public Convenience and are in the process of obtaining all necessary permits for the network in the downtown area. We do not anticipate any difficulty in obtaining such permits. We are currently negotiating the necessary franchise agreements with some other municipalities that make up part of the expanded Washington network.



    We are currently pursuing our efforts to obtain all rights-of-way and authorizations for the build-out of our networks in Los Angeles, San Francisco, Boston, Seattle, Dallas, Houston and Atlanta. We have recently signed a conduit agreement within the Bay Area Rapid Transit and San Mateo County Transit District rights-of-way for portions of the network in the San Francisco area, and have obtained the necessary permits for our intracity network in the downtown San Francisco area. In March 1999, we acquired a provider of dark fiber that is constructing an intracity network in Dallas.


SALES AND MARKETING

    Our sales and marketing strategy includes:

    - positioning ourselves as the preferred carriers' carrier of broadband communications infrastructure,

    - focusing on high dollar volume corporate and government customers, and

    - emphasizing the cost advantages which will allow us to lease our fiber optic infrastructure at fixed prices which represent potentially significant savings for our large volume carrier and corporate customers relative to their present build or buy alternatives.


    We also believe that communications carriers and corporate and government customers will be attracted to our dark fiber product and our unmetered pricing structure. Dark fiber is installed fiber optic cable which is not otherwise carrying a signal originated by the service provider, such as Metromedia Fiber Network, but which will carry a signal generated by the customer. We intend initially to centralize our sales and marketing efforts on carrier customers through a national sales team and we are currently in the process of hiring additional sales professionals to focus on these customers. As we have constructed fiber optic networks in new cities, we have hired sales forces in these areas to target regional corporate, government and, to a lesser extent, carrier customers. We plan to continue this strategy.


CUSTOMERS


    CARRIERS. We expect that communications carriers will account for a majority of our business in the near term. We currently target the major carriers, such as resellers, data services, regional Bell operating companies, long distance carriers, competing local exchange carriers, vendors providing direct access to the internet, wireless providers, and major information service providers. We believe that we can compete effectively with other providers due to our rapid deployment, pricing, reliability, customer service and the capacity of our networks. We traditionally lease dark fiber to communications carriers, providing them with point-to-point and long distance carriers point of presence to end user non-switched access, which connects their customers to our network. This enables them to eliminate or reduce costly access charges.


    We have entered into contracts with approximately 19 communications carriers, including providers of wireless, cellular, internet, interexchange and competitive local exchange services, as of January 1, 1999. In addition, we are currently in the process of negotiating agreements with certain other major communications carriers and will continue to target such carriers in the future.

    NEXTLINK AGREEMENTS. In June 1997 and February 1998, we entered into two major agreements with NextLink New York, L.L.C., a competitive local exchange carrier, which provide NextLink with certain exclusive long-term rights to certain fiber strands and innerducts on specified intracity routes.



    Pursuant to the agreements, we received $11.0 million in scheduled up-front payments with respect to one agreement and will receive an additional $92.0 million in additional payments from NextLink with respect to the second agreement. Of the $92.0 million, $11.75 million was paid up-front and $80.25 million has been placed in escrow and will be released to us periodically as delivery of the fibers and innerducts are completed during 1999 in accordance with the agreement.



    We have also entered into an agreement with NextLink Illinois, Inc. which provides for the sharing of certain construction costs in connection with the build-out of our Chicago network.


    WINSTAR AGREEMENTS. We are a party to agreements with WinStar Communications, Inc., a national competitive local exchange carrier, for long term leases of high-capacity fiber optic infrastructure on our intracity networks in the New York, Washington, D.C., Philadelphia, Chicago and San Francisco areas and on our intercity network from New York to Washington, D.C. Pursuant to the agreements, we will receive in excess of $40.0 million in payments from WinStar.

    CORPORATE/GOVERNMENT CUSTOMERS. We expect that our corporate and government customers, including members of the international financial and commercial community, will primarily be entities with multiple locations and high volume communications requirements. We expect to provide these customers with dedicated point-to-point communications that have the capacity to carry a wide range of communications services. An example of one of these communication services is high speed intranet access. We offer our high-bandwidth services to these customers at prices that are lower than those currently offered by regulated competitive local exchange carriers and incumbent local exchange carriers. However, our customers currently provide their own transmission or switching equipment.



    We believe that we can effectively compete for corporate and government customers based upon price, nonmetered usage, reliability and solutions tailored to the customers' needs. In addition, our New York/New Jersey and Philadelphia networks utilize, and the other intracity networks will permit use of, synchronous optical network technology, which offers reliability that we believe is generally superior to that provided by the incumbent local exchange carriers. We currently have dark fiber infrastructure leasing arrangements with a variety of financial services firms, including investment and commercial banks, securities and accounting firms and a financial exchange, although we have not yet completed installation of the dark fiber to be leased pursuant to certain of the contracts.


COMPETITION


    Fiber optic systems are currently under construction both locally and nationally. In the city of New York, for example, we believe that approximately 11 franchisees have been granted the right to install and operate a telecommunications network within the city. Development of fiber optic networks is also continuing on a national scale. The construction of these networks enables their owners to lease access to their networks to other communications carriers or large corporate or government customers seeking high bandwidth capacity, without these customers having to incur costly expenditures associated with building networks of their own. Alternatively, some network owners may choose to use their infrastructure to provide switched voice and data services, competing directly with incumbent local exchange carriers and long distance carriers. Currently, we do not provide or plan to provide these services.



    In the cities of New York, Philadelphia, Washington, D.C., and the other cities where we plan to deploy fiber optic communications networks, we face significant competition from the incumbent local exchange carriers, which currently dominate their local communications markets. We also face competition from competitive local exchange carriers and other potential competitors in these markets and will face competition in the cities in which we plan to build our networks. Many of our competitors have financial, management and other resources substantially greater than ours, as well as other competitive advantages over us, including established reputations in the communications market.


    Various communications carriers already own fiber optic cables as part of their communications networks. Accordingly, each of these carriers could, and some do, compete directly with us in the market for leasing fiber capacity. In addition, although competitive local exchange carriers generally provide a wider array of services to their customers than we presently provide to our customers, competitive local exchange carriers nevertheless represent an alternative means by which our potential customers could obtain direct access to a long distance carrier point of presence or other site of the customer's choosing. Thus, competitive local exchange carriers could compete with us.

    Some communications carriers and local cable companies have extensive networks in place that could be upgraded to fiber optic cable, as well as numerous personnel and substantial resources to undertake the requisite construction to so equip their networks. To the extent that communications carriers and local cable companies decide to equip their networks with fiber optic cable, they are potential direct competitors provided that these competitors are willing to offer this capacity to all of their customers.

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

    We believe that as competition in the local exchange market develops, a fundamental division between the needs of corporate, governmental and institutional end users and residential end users will drive the creation of differentiated communications services and service providers. We believe that the competitive local exchange carriers, long distance carriers, vendors providing direct access to the internet, wireless carriers and corporate and government customers on which we focus will have distinct requirements, including maximum reliability, consistent high quality transmissions, capacity for highspeed data transmissions, diverse routing and responsive customer service. We believe that we will be able to satisfy the needs of these customers.


REGULATION


    As explained in the section of this prospectus entitled "Business--The Company," we plan to offer telecommunications infrastructure to customers in two forms. First, customers may lease fiber optic capacity from us and attach their own transmission equipment. We call this dark fiber. Second, customers will have the option to lease smaller amounts of broadband capacity--less than a full strand of fiber--which we will provide using, at least in part, our own transmission equipment. We call this transmission services. These two offerings are subject to varying degrees of regulation in each of the jurisdictions in which we operate. In the United States, some aspects of our services are regulated by the Federal Communications Commission and various state regulatory bodies. In other countries where we operate we may also be subject to regulations by the agencies having jurisdiction over the provision of telecommunications services.


    FEDERAL


    In the United States, federal telecommunications law directly shapes the market in which we compete. Telecommunications facilities and services are subject to varying degrees of regulation by the Federal Communications Commission pursuant to the provisions of the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and the Federal Communications Commission regulations issued under these laws.



    Federal telecommunications law imposes special legal requirements on common carriers who engage in interstate or foreign communication by wire or radio, and on telecommunications carriers. Telecommunications carriers and common carriers are essentially the same, and are companies that provide communications services directly to the public or to all potential users on an indiscriminate basis subject to standardized rates, terms, and conditions.



    DARK FIBER. We believe that we are not a telecommunications carrier or common carrier with respect to our leasing of dark fiber, and therefore that these leases are not subject to special legal requirements applicable to such carriers. First, we do not believe that the leasing of dark fiber is a telecommunications service that is subject to Federal Communications Commission regulation. The Federal Communications Commission generally regulates communication by wire or radio or the transmission of information of the users' choosing, neither of which describes the leasing of dark fiber. Second, we do not intend to offer dark fiber facilities as a common carrier, I.E., to all potential users on an indiscriminate basis. Instead, we intend to enter into individualized negotiations on a selective basis with prospective lessees of our dark fiber to determine whether and on what terms to serve each potential lessee. Our dark fiber offerings should therefore not be subject to the common carrier jurisdiction of the Federal Communications Commission or to the common carrier provisions of the Communications Act of 1934.



    If our offering of dark fiber facilities were deemed to constitute telecommunications, then our revenues from such leases to end users, but not to other telecommunication carriers, whether or not provided on a common carrier basis, could be assessed for the Federal Communications Commission's Universal Service Fund, a fund that was established by the Federal Communications Commission under the Telecommunications Act of 1996 to assist in ensuring the universal availability of basic telecommunications services at affordable prices. These assessments could create a liability equal to a percentage of these gross revenues. We anticipate that the rate of assessment would be approximately 4% of gross interstate and 1% of gross intrastate end-user revenues for the year 1999, and may be higher in subsequent years. We may also be liable for assessments by state commissions for state universal service programs.


    TRANSMISSION SERVICES. With respect to our offering of telecommunications transmission services, we will likely offer some of these services as a common carrier. For example, we will offer such transmission services to all potential users indiscriminately. Therefore, we will be subject to the regulatory requirements applicable to these carriers. For example, we will be required, with respect to our transmission services, to:



    - provide such services indiscriminately upon any reasonable request;



    - charge rates and adopt practices, classifications and regulations that are just and reasonable; and



    - avoid unreasonable discrimination in charges, practices, regulations, facilities and services.



    We may also be required to file tariffs setting forth the rates for our services. Under current Federal Communications Commission policies, these regulatory requirements should not impose any substantial burdens on us. The Federal Communications Commission has recently determined, for example, that providers of access services need not file tariffs and may offer such services to customers on a private, contractual basis. Access services are intracity transmission services used to originate and/or terminate interstate and foreign communications. Our revenues from transmission services will also be subject to Federal Communications Commission Universal Service Fund assessments as discussed above, to the extent that these services are purchased by end users and to other Federal Communications Commission fees and assessments. Since the revenues of our competitors will be subject to comparable assessments, this should not reduce our competitiveness.



    Also, having some of our services regulated as a telecommunications carrier will give us certain legal benefits. In particular, we will be entitled, like other competing local exchange carriers, to insist upon access to the existing telecommunications infrastructure by interconnecting our fiber-optic networks with incumbent local exchange carrier central offices and other facilities. Under the Telecommunications Act of 1996, incumbent local exchange carriers must, among other things: (1) interconnect at any technically feasible point and provide service equal in quality to that provided to others, (2) provide unbundled access to network elements, and (3) provide access to their poles, ducts, conduits and other rights-of-way.



    Incumbent local exchange carriers must also provide physical collocation for other telecommunications carriers. Physical collocation is an offering by an incumbent local exchange carrier that enables another telecommunications carrier to enter the incumbent local exchange carrier's premises to install, maintain and repair its own equipment that is necessary for interconnection or access to the incumbent local exchange carrier's network elements. An incumbent local exchange carrier allocates reasonable amounts of space to carriers on a first-come first-served basis. If space limitations or practical or technical reasons prohibit physical collocation, an incumbent local exchange carrier must offer virtual collocation, by which the other carrier may specify incumbent local exchange carrier equipment to be dedicated to its use and electronically monitor and control communications terminating in such equipment. We intend, in some instances, to collocate portions of our network on the premises of certain incumbent local exchange carriers. Our ability to do this on a cost-effective basis will depend on the rates, terms and conditions established for collocation, which will be established by state regulators in arbitration proceedings and therefore may vary from one state to the next.



    The Federal Communications Commission has responsibility under the interconnection provisions of the Telecommunications Act of 1996 to determine what elements of an incumbent local exchange carrier's network must be provided to competitors on an unbundled basis. The Federal

Communications Commission has decided not to declare dark fiber an unbundled network element under these provisions but has announced that state commissions may decide to add network elements to the Federal Communications Commission's list of elements that incumbent carriers are required to unbundle. This decision is currently subject to petitions for reconsideration before the Federal Communications Commission. To date, state commissions in several states, including New York, have either refused to require incumbent local exchange carriers to offer dark fiber to competitors or have stated that the issue would be addressed at a later time. On the other hand, other state commissions have found dark fiber to be a network element and required the incumbent local exchange carriers to offer it on an unbundled basis to competitive local exchange carriers. In addition, a federal district court in North Carolina has interpreted the Telecommunications Act of 1996 to include dark fiber as a network element.



    However, the U.S. Supreme Court recently directed the Federal Communications Commission to change its rules defining unbundled network elements because the existing rules fail to recognize statutory limits to the incumbent carrier's unbundling obligation. These decisions may have to be reconsidered once the Federal Communications Commission completes its review of its rules. Although we cannot predict the specific results of future federal and state regulatory proceedings, it is likely that the Supreme Court's decision will result in a narrowing, rather than an expansion, of the available unbundled network elements. This development should be beneficial to us because the unbundling of incumbent carriers' dark fiber as a network element could reduce the demand for our dark fiber capacity.



    Incumbent local exchange carriers, competitive local exchange carriers and long distance carriers are subject to additional federal telecommunications laws. These laws may affect our business by virtue of the interrelationships that exist among us and many of these regulated telecommunications entities. For example, the Federal Communications Commission recently issued an order requiring, among other things, that access charges shift in part from being usage driven to a fixed flat cost-based structure. Access charges are fees charged by incumbent local exchange carriers to long distance carriers for use of local telephone facilities for the origination and termination of long-distance calls. The Federal Communications Commission has also asked for public comments on proposed rules that would grant incumbent local exchange carriers greater pricing flexibility for their access services, both switched and non-switched, which may permit the incumbent local exchange carriers to compete more effectively against some of our service offerings. While it is not possible to predict the precise effect the access charge changes will have on our business or financial condition, the reforms will reduce access charges paid by long distance carriers, likely making the use of incumbent local exchange carriers facilities by long distance providers/interexchange carriers more attractive. This could have a material adverse effect on the use of our fiber optic telecommunications networks by long distance carriers.


    STATE

    The Telecommunications Act of 1996 prohibits state and local governments from enforcing any law, rule or legal requirement that prohibits or has the effect of prohibiting any person from providing any interstate or intrastate telecommunications service. This provision of the Telecommunications Act of 1996 should enable us and our customers to provide telecommunications services in states that previously prohibited competitive entry.

    However, states retain jurisdiction under the Telecommunications Act of 1996 to adopt regulations necessary to preserve universal service, protect public safety and welfare, ensure the continued quality of communications services and safeguard the rights of consumers.


    States continue to determine the rates that incumbent local exchange carriers can charge for most of their services. They are also responsible for mediating and arbitrating incumbent local exchange carriers' interconnection arrangements with other carriers if voluntary agreements are not reached. Accordingly, state involvement in local telecommunications services is substantial.

    Each state and the District of Columbia, which is treated as a state for the purpose of regulation of telecommunications services, has its own statutory scheme for regulating providers of certain telecommunications-related services as common carriers, as public utilities, or under similar rubrics. As with the federal regulatory scheme, we believe that the offering of dark fiber facilities is not subject to this type of regulation in most jurisdictions in which we currently have or plan to construct facilities. Our offering of transmission services as distinct from dark fiber capacity, however, will likely be subject to regulation in each of these jurisdictions to the extent that these services are offered for intrastate use. Even though many of our facilities will be physically intrastate, we anticipate that most customers will use our facilities and services for the purpose of originating and/or terminating interstate and foreign communications. Under current Federal Communications Commission policies, any dedicated transmission service or facility that is used more than 10% of the time for the purpose of interstate or foreign communication is subject to Federal Communications Commission jurisdiction to the exclusion of any state regulation. Therefore, only a small portion of our business should be subject to state regulation.


    State regulation of the telecommunications industry is changing rapidly, and the regulatory environment varies substantially from state to state. Our subsidiaries are currently authorized to provide intrastate telecommunications services in California, Connecticut, Delaware, District of Columbia, Illinois, Maryland, Massachusetts, New Jersey, New York, Pennsylvania, Rhode Island, Virginia, and Washington, and have an application pending in Oregon. At present, we do not anticipate that the regulatory requirements to which we will be subject in the states in which we currently intend to operate will have any material adverse effect on our operations. These regulations may require, among other things, that we obtain certification to operate, and that we provide notification of, or obtain authorization for, certain corporate transactions. We will incur certain costs to comply with these and other regulatory requirements such as the filing of tariffs, submission of periodic financial and operational reports to regulators, and payment of regulatory fees and assessments, including contributions to state universal service programs. In some jurisdictions, our pricing flexibility for intrastate services may be limited because of regulation, although our direct competitors will be subject to similar restrictions. However, we make no assurances that future regulatory, judicial, or legislative action will not materially adversely affect us.


    As a result of the Telecommunications Act of 1996, Bell Atlantic unbundled its local loop in October 1996. This enables carriers such as us to be permitted to access Bell Atlantic's existing wiring infrastructure in buildings on an economical basis, which we believe enhances the strategic value of the New York/New Jersey network to potential customers. By virtue of the unbundling, Bell Atlantic must make a significant portion of its in-house apartment wiring available for $2 per month per apartment. We expect that the availability of an unbundled local loop will enable new carriers to enter the residential voice market on a competitive basis with Bell Atlantic, and these carriers will be potential customers for our services.


    LOCAL


    In addition to federal and state laws, local governments exercise legal authority that may impact our business. For example, local governments, such as the city of New York, typically retain the ability to license public rights-of-way, subject to the limitation that local governments may not prohibit persons from providing telecommunications services. Local authorities affect the timing and costs associated with our use of public rights-of-way. These regulations may have an adverse effect on our business.


    FEDERAL REGULATION OF INTERNATIONAL SERVICE


    Various regulatory requirements and limitations also will influence our business as we attempt to enter international markets. Although we have not fully determined our international business strategy, we have entered into a 50/50 foreign joint venture, International Optical Network, with a subsidiary of Racal Telecommunications that contemplates jointly acquiring and selling international, facilities-based telecommunications capacity between the U.S. and the United Kingdom and possibly between the U.S. and other markets. International Optical Network is a U.S. international common carrier subject to U.S. regulation under Title II of the Communications Act of 1934, and, through a wholly-owned subsidiary, we have also applied to become a U.S. international common carrier subject to the same regulations. Under current Federal Communications Commission rules, international carriers that do not exercise market power and that are not affiliated with dominant foreign carriers such as carriers possessing market power in their local markets, are subject to relatively relaxed U.S. regulation as non-dominant international carriers. As such a non-dominant common carrier, International Optical Network is and we will be subject to, among other policies, the common carrier obligations of nondiscrimination. In addition, Federal Communications Commission rules prohibit U.S. carriers from bargaining for special concessions from certain foreign partners. International Optical Network is and we will also be required, under Sections 214 and 203 of the Communications Act of 1934, to obtain authorization and file an international service tariff containing rates, terms and conditions prior to initiating service. As a non-dominant carrier, International Optical Network has obtained and we have sought global authorization under Section 214 to operate as facilities-based and/or resale carriers. International carriers are also subject to certain annual fees and filing requirements, such as the requirement to file contracts with other carriers, including foreign carrier agreements, and reports setting forth international circuit, traffic and revenue data. Failure to obtain an appropriate U.S. license for international service or the revocation of a license could materially adversely affect our future operations.



    To the extent that we and International Optical Network operate as international common carriers, we and International Optical Network may also be required to comply with the Federal Communications Commission's International Settlement Policy which defines the permissible boundaries for U.S. carriers and their foreign correspondents to settle the cost of terminating each other's traffic over their respective networks. The International Settlement Policy is designed to eliminate a foreign carrier's opportunity to discriminate among different U.S. carriers by bargaining for accounting rates or other terms that benefit the foreign carrier but is inconsistent with the U.S. public interest. The International Settlement Policy generally provides that, absent a waiver U.S. carriers may only enter into foreign carrier agreements for the exchange of switched traffic that contain the same accounting rate and settlement rate, which is typically one-half of the accounting rate offered to all other U.S. carriers. The International Settlement Policy also requires U.S. carriers to adhere to the principle of proportionate return so that competing U.S. carriers have comparable opportunities to receive the return traffic that reduces the marginal cost of providing international service.


    If we provide public switched services over international private lines, we would be subject to Federal Communications Commission rules governing such activity rather than to the International Settlement Policy. These rules limit us from providing switched services over international private lines between the United States and certain countries and impose certain conditions on carriers engaging in such activity.


    The Federal Communications Commission continues to refine its international service rules to promote competition, reflect and encourage liberalization in foreign countries, and reduce accounting rates toward cost. Among other things, the Federal Communications Commission has recognized the advent of competition in the U.K. market by designating the U.K. as a country that offers U.S. carriers effective competitive opportunities. The Federal Communications Commission has also amended its rules to reflect the U.S. participation in the WTO Agreement on Basic Telecommunications Services in which 72 countries have agreed to eliminate barriers to competition in their markets for basic telecommunications services. For example, the Federal Communications Commission has decided to permit U.S. carriers to enter into flexible termination arrangements with carriers in WTO countries, unless such arrangements would not promote competition. By taking these actions, the Federal Communications Commission has relaxed or eliminated regulatory limitations on many U.S. carrier services between the U.S. and the U.K. as well as between the U.S. and other members of the WTO.

Recently, the FCC streamlined its procedures for authorizing new carriers to provide international services, making it easier for such carriers to obtain and transfer or assign authorizations. The Federal Communications Commission has also proposed to eliminate the International Settlements Policy and contract filing requirements for agreements with certain carriers in certain foreign countries. In addition, the Federal Communications Commission has established reduced benchmark rates for the amounts U.S. carriers will be allowed to pay foreign carriers for terminating U.S.-originated traffic. For example, effective as of January 1, 1999, U.S. carriers may ask the Federal Communications Commission to require that U.S. carriers pay foreign carriers in high income countries such as the United Kingdom no more than $.15 per minute to terminate such calls. Different rates would apply at different deadlines in different countries depending on the countries' income level.


    Regulation of the international telecommunications industry is changing rapidly. We are unable to predict how the Federal Communications Commission will resolve the various pending international policy issues and the effect of such resolutions on us.

REGULATION OF INTERNATIONAL OPERATIONS

    Our international services would also be subject to regulation in other countries where we operate. Such regulation, as well as policies and regulations on the European Union level, may impose separate licensing, service and other conditions on our international service operations, and these requirements may have a material adverse impact on Metromedia Fiber Network. The following discussion is intended to provide a general outline of certain regulations and current regulatory posture in certain foreign jurisdictions in which we currently operate or intend to operate, and is not intended as a comprehensive discussion of such regulations or regulatory posture. Local laws and regulations differ significantly among these jurisdictions, and, within such jurisdictions, the interpretation and enforcement of such laws and regulations can be unpredictable.

    THE EUROPEAN UNION


    The European Union was established by the Treaty of Rome and subsequent treaties. European Union member states are required to implement directives issued by the European Commission and the European Council by passing national legislation. The European Commission and European Council have issued a number of key directives establishing basic principles for the liberalization of the European Union telecommunications market. This basic framework has been advanced by a series of harmonization directives, which include the so-called Open Network Provision directives and the Licensing Directive of April 1997 and the Interconnection Directive of June 1997, which address the procedures for granting license authorizations and conditions applicable to such licenses and the interconnection of networks and the interoperability of services as well as the achievement of universal service. The Licensing Directive sets out framework rules for the procedures associated with the granting of national authorizations for the provision of telecommunications services and for the establishment or operation of any infrastructure for the provision of telecommunications services. It distinguishes between general authorizations, which should normally be easier to obtain since they do not require an explicit decision by the national regulatory authority, and individual licenses. European Union member states may impose individual license requirements for the establishment and operation of public telecommunications networks and for the provision of voice telephony, among other things. Consequently, International Optical Network's operations in the U.K., our operation with respect to the German network and European network may require that International Optical Network or Metromedia Fiber Network, respectively, be subject to an individual licensing system rather than to a general authorization in the majority of European Union member states. In some countries where we operate, we may also be required to contribute to a fund for the provision of universal service. The United Kingdom and each other European Union member state in which International Optical Network currently conducts or we intend to conduct our business has a different regulatory regime and such differences are expected to continue. The requirement that International Optical Network or we obtain necessary approvals varies considerably from country to country.

    UNITED KINGDOM


    The U.K. Telecommunications Act of 1984 provides a licensing and regulatory framework for telecommunications activities in the United Kingdom. The Secretary of State for Trade and Industry at the Department of Trade and Industry is responsible for granting licenses under the U.K. Telecommunications Act of 1984 and for overseeing telecommunications policy, while the Director General of Telecommunications and his office, the Office of Telecommunications, are responsible, among other things, for enforcing the terms of such licenses. Operators wishing to use their own facilities to provide international services are currently required to obtain an international facilities license. An international facilities license licenses the running of telecommunication systems within the U.K. and permits the licensee to connect U.K. systems to overseas systems, and to offer international services subject to certain restrictions. International Optical Network was awarded an international facilities license on December 9, 1998. The U.K. government is currently consulting on proposals to amend licenses to create one license authorizing both international and domestic services. The changes are expected to come into force in 1999 and may result in International Optical Network being licensed to provide both international and domestic services. We have not applied for an international facilities license or any other authorization for the U.K. portion of our European network. The Office of Telecommunications is consulting on which operators will have the right and obligation to interconnect with the networks of other operators under the regime established by the Interconnection Directive. The Office of Telecommunications is expected to announce its findings shortly. Currently all operators with international facilities licenses have the right and obligation to interconnect, and this position is not expected to change. Therefore International Optical Network has the right to request and receive interconnection from all other operators deemed to be entitled to such rights and obligations, as notified by the Director General, and also the obligation to offer to enter into an agreement to interconnect at the request of any such operator. The U.K. Government is currently consulting on changing the obligation to offer to enter into an agreement to interconnect to an obligation to negotiate with a view to concluding an interconnection agreement in response to the concern raised by operators that the current obligation exceeds the requirements of the Interconnection Directive. The U.K. government passed the Competition Act 1998 on November 9, 1998, which introduces concurrent powers to the industry specific regulators and the Director General of Fair Trading for the enforcement of prohibitions against anti-competitive behavior modeled on Articles 85 and 86 of the Treaty of Rome. The Act introduces into U.K. legislation prohibitions on the abuse of a dominant position and anti-competitive agreements, and provides for third party rights of action, stronger investigative powers, interim measures and effective enforcement powers. The new rules are expected to come into force on March 1, 2000. The Act gives the Director General of Telecommunications power to exercise concurrent powers with the Director General of Fair Trading in relation to commercial activities connected with telecommunications. The Act will enable third parties to seek court orders directly against telecommunications operators who are in breach of the prohibitions contained in the Act and seek damages rather than have to wait for the Director General of Telecommunications to issue an enforcement order. Depending on how these provisions of the Act are implemented, it may give Metromedia Fiber Network and its competitors greater ability to challenge anti-competitive behavior in the U.K. telecommunications market.


    GERMANY

    The German Telecommunications Act of July 25, 1996 liberalized all telecommunications activities. Under the German Telecommunications Act, voice telephony was liberalized as of January 1, 1998. The German Telecommunications Act has been complemented by several Ordinances. The most significant Ordinances concern license fees, rate regulation, interconnection, universal service, frequencies and customer protection.

    Under the German regulatory scheme, licenses can be granted within four license classes. A license is required for operation of transmission lines that extend beyond the limits of a property and that are used to provide telecommunications services for the general public. The licenses required for the operation of transmission lines are divided into 3 infrastructure license classes: mobile telecommunications (license class 1); satellite (license class 2); and telecommunications services for the general public (license class 3). Beside the infrastructure licenses, an additional license is required for the provision of voice telephony services on the basis of self-operated telecommunications networks (license class 4). A class 4 license does not include the right to operate transmission lines. According to the License Fees Ordinance, a nationwide class 4 license costs a onetime fee of DM 3,000,000. The costs for a territorial class 3 license will be determined by the Regulierungsbehorde fur Telekommunikation und Post, known as the RegTP, and is dependent on the population and the geographical area covered by the territorial class 3 license. A nationwide territorial class 3 license costs DM 10,600,000. Licensees that operate transmission lines crossing the boundary of a property have the right to install transmission lines on, in and above public roads, squares, bridges and public waterways without payment; however, when installing transmission lines a planning agreement must be obtained from the relevant authorities.



    A company which operates a public telecommunications network has the right to receive favorable interconnection rates from Deutsche Telekom, as a dominant carrier. If the company does not agree with the offered rates or Deutsche Telekom refuses to interconnect for whatever reason, the company can refer the case to the RegTP which shall decide upon the request for interconnection within a period of six weeks; if the RegTP decides to extend this deadline, it must at the latest decide within ten weeks of the request. Whether, and under which conditions, carrier to carrier operators will receive favorable interconnection rates or less favorable special network access rates from Deutsche Telekom depends largely on whether they operate a public telecommunications network. No definition of public telecommunications network has yet been provided. A public hearing on the regulatory treatment of carrier networks--defined in the German Telecommunications Act as a telecommunications network to which customers are not directly connected and which interconnects access networks--and public telecommunications networks in respect of interconnection has recently been conducted. On March 10, 1999, the RegTP published the outcome of the hearing in its official Gazette. According to these final conclusions, a carrier network constitutes a public telecommunications network if it consists of at least one switch and more than two connected transmission lines and is used to provide telecommunications services to the public, irrespective of whether or not customers are directly or, in the case of a carrier network, indirectly connected to such network. The RegTP indicated that it is not necessary to establish a minimum number of points of interconnection for interconnections with Deutsche Telekom. However, the RegTP acknowledged that carrier networks with few points of interconnection may cause atypical traffic patterns on Deutsche Telekom's network which may create additional costs to Deutsche Telekom. The RegTP indicated that Deutsche Telekom will be allowed to recover its additional costs incurred due to atypical traffic patterns from the operations responsible for such traffic patterns if and to the extent that Deutsche Telekom can prove such costs. On March 17, 1999, Deutsche Telekom filed a formal request at the Reg TP to seek retroactive reimbursement, since January 1, 1998, from those carriers who were responsible for such atypical traffic. A public hearing with regard to this proceeding took place on April 7, 1998. A decision is expected on May 25, 1999.



    In view of this situation, Deutsche Telekom has terminated a number of interconnection agreements in December 1998, and has announced that it will offer new standard interconnection agreements. In the last few months of 1998, and in view of the public hearing, Deutsche Telekom was only willing to enter into interim interconnection agreements and only if the companies requesting interconnection have direct customer access, have a minimum of eight points of interconnection in the startup phase or commit to establish this number of points of interconnection as ports for interconnection become available and upgrade the network to 23 points of interconnection in the initial phase. The same number of points of interconnection was requested by Deutsche Telekom in a special network offer for carrier networks. The rates offered by Deutsche Telekom to carrier network operators were substantially higher than interconnection rates. In January 1999, Deutsche Telekom presented new drafts for interconnection agreements which significantly limit the ability of interconnection partners of Deutsche Telekom to obtain Deutsche Telekom's services in connection with an interconnection at favorable interconnection rates. Deutsche Telekom, for example, sets forth requirements to establish additional points of interconnection if traffic at existing points of interconnection increases beyond certain thresholds. These drafts are currently subject to intense discussions between Deutsche Telekom, other telecommunications companies and representatives of the RegTP. At the end of February and in early March 1999, two telecommunications companies whose temporary interconnections agreements with Deutsche Telekom had expired at the end of February and who were not willing to accept the new interconnection agreements of Deutsche Telekom started proceedings at the RegTP. These two companies are seeking orders for continued interconnection with Deutsche Telekom on conditions similar to the conditions which Deutsche Telekom offered until the summer of 1998. The rates of Deutsche Telekom's services in conjunction with interconnection and special network access are subject to regulatory approval; such approval is typically granted for a limited period of time. Licensed operators are under an obligation to present their standard terms and conditions to the RegTP. The RegTP may, based upon certain criteria, decide not to accept these terms and conditions. We may become subject to universal service financing obligations. Currently, it is unlikely that the universal service financing system will be implemented in Germany in the foreseeable future. We have applied for class 3 licenses under the German Telecommunications Act with regard to parts of the German network.


EMPLOYEES


    As of April 1, 1999, we employed 177 people, including 106 in engineering and construction, 35 in sales and marketing and 36 administrative personnel. Our employees are not represented by any labor union. We consider our relationship with our employees to be good.


PROPERTIES


    Our principal properties currently are our fiber network and its component assets. We own and have contractual rights to use substantially all of the communications equipment required for our business. Our installed fiber optic cable is laid under the various rights-of-way held by us. Please refer to the section of this prospectus entitled "--Build-out of Networks--Rights-of-Way." Our other fixed assets are located at various leased locations in the geographic areas that we serve. Our executive and administrative offices are located at our principal office at One North Lexington Avenue, White Plains, New York. We lease this space of currently approximately 23,800 square feet under an agreement that expires in March 2003. We lease additional space, currently 8,710 square feet, at 60 Hudson Street, New York, New York, from Hudson Telegraph Associates under an agreement that expires in March 2010. We have a sales office at 685 Third Avenue, New York, New York. We lease this space of approximately 9,670 square feet under an agreement that expires in September 2003. We also lease 2,665 square feet of sales space in Malvern, Pennsylvania, and 3,438 square feet of sales space in McLean, Virginia. We also lease additional space for our operations in New York, New Jersey, Chicago, IL, Boston, MA, Philadelphia, PA, Baltimore, MD, Wilmington, DE, and Washington, DC.


LEGAL PROCEEDINGS


    On or about October 20, 1997, Vento & Company of New York, LLC commenced an action against Metromedia Fiber Network, Stephen A. Garofalo, Peter Silverman, the law firm of Silverman, Collura, Chernis & Balzano, P.C., Peter Sahagen, Sahagen Consulting Group of Florida, Robert Kramer, Birdie Capital Corp., Lawrence Black, Sterling Capital LLC, Penrush Limited, Needham Capital Group, Arthur Asch, Michael Asch and Ronald Kuzon in the United States District Court for the Southern District of New York, No. 97 CIV 7751. On or about May 29, 1998, Vento & Company filed an amended complaint. In its complaint, as amended, Vento & Company alleges four causes of action in connection with its sale of 900,000 shares, not adjusted for subsequent stock splits, of class A common stock to Peter Sahagen and some of the defendants in this lawsuit on January 13, 1997. The four causes of action include:

    (1) violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated under this Act;



    (2) fraud and fraudulent concealment;



    (3) breach of fiduciary duty; and



    (4) negligent misrepresentation and omission.



    On the first and second causes of action, Vento & Company is seeking, among other things, rescission of the Vento & Company sale, or alternatively, damages in an amount which we cannot currently ascertain but believe to be in excess of $36 million, together with interest. On the third and fourth causes of action, Vento & Company is seeking damages in an amount which we cannot currently ascertain but believe to be in excess of $36 million, together with interest. Vento & Company is also seeking punitive damages in the amount of $50 million, reasonable legal fees and the cost of this action. All the defendants, including Metromedia Fiber Network and Stephen A. Garofalo, have moved to dismiss Vento & Company's amended complaint.



    On or about June 12, 1998, Claudio E. Contardi commenced an action against Peter Sahagen, Sahagen Consulting Group of Florida and Metromedia Fiber Network in the United States District Court for the Southern District of New York (No. 98 CIV 4140). Mr. Contardi alleges a cause of action for, among other things, breach of a finder's fee agreement entered into between Mr. Sahagen and Mr. Contardi on or about November 14, 1996 and breach of an implied covenant of good faith and fair dealing contained in the finder's fee agreement. Mr. Contardi is seeking, among other things, a number of shares of Metromedia Fiber Network which we cannot currently ascertain but believe to be approximately 225,000 shares, calculated as of the date on which the complaint was filed, or damages in an amount which we cannot currently ascertain but believe to be approximately $4.9 million, calculated as of the date on which the complaint was filed, and all costs and expenses he has incurred in this action. We have filed an answer to the complaint and have raised affirmative defenses.


    We intend to vigorously defend both these actions because we believe that we acted appropriately in connection with the matters at issue in these two cases. However, we cannot assure you that we will not determine that the advantages of entering into a settlement outweigh the risk and expense of protracted litigation or that ultimately we will be successful in defending against these allegations. If we are unsuccessful in defending against these allegations, an award of the magnitude being sought in the Vento & Company litigation would have a material adverse effect on our financial condition or results of operations.


    In addition, we are subject to various claims and proceedings in the ordinary course of business. Based on information currently available, we believe that none of such current claims or proceedings, individually or in the aggregate, including the actions commenced against us by Vento & Company and Mr. Contardi, will have a material adverse effect on our financial condition or results of operations, although we can make no assurances in this regard.

                                   MANAGEMENT


    The directors and executive officers of Metromedia Fiber Network and their ages as of April 1, 1999 are as follows:



NAME                                                       AGE                          POSITION HELD
-----------------------------------------------------      ---      -----------------------------------------------------
Stephen A. Garofalo..................................          47   Chairman of the Board and Chief Executive Officer
Howard M. Finkelstein................................          45   President, Chief Operating Officer and Director
Vincent A. Galluccio.................................          53   Senior Vice President and Director
Gerard Benedetto.....................................          42   Vice President--Chief Financial Officer
Charlotte G. Denenberg...............................          51   Vice President--Chief Technology Officer
Nicholas M. Tanzi....................................          40   Vice President--Sales
Silvia Kessel........................................          48   Executive Vice President and Director
John W. Kluge........................................          84   Director
David Rockefeller....................................          83   Director
Stuart Subotnick.....................................          56   Director
Arnold L. Wadler.....................................          55   Executive Vice President, General Counsel, Secretary
                                                                    and Director
Leonard White........................................          59   Director


    STEPHEN A. GAROFALO founded the Company in April 1993, and has been serving as Chairman of the board of directors since Metromedia Fiber Network's inception. Mr. Garofalo served as Chief Executive Officer since October 1996, as President from 1993 to 1996 and as Secretary from 1993 to 1997. From 1979 to 1993 Mr. Garofalo served as President and Chief Executive Officer of F. Garofalo Electric Co., Inc., an electrical contractor.

    HOWARD M. FINKELSTEIN has been President, Chief Operating Officer and a Director of Metromedia Fiber Network since April 1997. Prior to joining Metromedia Fiber Network, Mr. Finkelstein was employed by various affiliates of Metromedia Company for 16 years. His most recent position was as Executive Vice President and Chief Operating Officer of Metromedia International Telecommunications, Inc. From 1984 to 1993, Mr. Finkelstein served as President of Metromedia Communications Corporation, a national long distance telecommunications carrier. In addition, Mr. Finkelstein served as Executive Vice President and Chief Operating Officer of Metromedia Restaurant Group from 1993 to 1995. Mr. Finkelstein is a Director of Multimedia Medical Systems, Incorporated, a privately held company.


    VINCENT A. GALLUCCIO has been a Director of Metromedia Fiber Network since February 1997 and has served as a Senior Vice President of Metromedia Fiber Network since December 1995. During 1998, Mr. Galluccio served as President of International Optical Network. From January 1992 to October 1994, Mr. Galluccio was employed by British Telecommunications plc, as a global sales manager for network outsourcing operations. Prior to joining British Telecommunications plc, Mr. Galluccio spent 25 years with International Business Machines Corporation in various sales, marketing and business development positions and was involved in both domestic and world trade assignments.


    GERARD BENEDETTO has been Vice President--Chief Financial Officer since February 1998. From July 1995 to January 1998, he was Vice President--Chief Accounting Officer at Metromedia International Telecommunications, Inc. From October 1993 to July 1995 he was Vice President--Chief Financial Officer at Metromedia Restaurant Group. From February 1985 to October 1993, he was Vice President--Chief Financial Officer at Metromedia Communications Corporation.

    CHARLOTTE G. DENENBERG has served as Vice President--Chief Technology Officer since December 1998. Prior to joining Metromedia Fiber Network, Ms. Denenberg was employed by Southern New England Telecommunications Corporation, since 1987 in a variety of positions. Ms. Denenberg held the position of Chief Technology Officer for Southern New England Telecommunications Corporation from 1994 to November 1998. Before Southern New England Telecommunications Corporation, Ms. Denenberg was employed by ITT Corporation as Director--Technology Evaluation.


    NICHOLAS M. TANZI has been Vice President--Sales since August 1997. From March 1995 to July 1997, he served as Vice President, Enterprise Networks Division at Fujitsu Business Communications Systems. From April 1993 to February 1995, Mr. Tanzi was Director of Sales, Eastern Region at Asante Technologies Inc. Mr. Tanzi was employed in various capacities from November 1979 through October 1993 at Digital Equipment Corporation.

    SILVIA KESSEL has served as a Director of Metromedia Fiber Network since July 1997 and as Executive Vice President since October 1997. Ms. Kessel has served as Chief Financial Officer and Treasurer of Metromedia International Group, Inc. since 1995 and Executive Vice President of Metromedia International Group since 1996. In addition, Ms. Kessel served as Executive Vice President of Orion Pictures Corporation, a motion picture production and distribution company, from January 1993 through July 1997, Senior Vice President of Metromedia Company since 1994 and President of Kluge & Company since January 1994. Prior to that time, Ms. Kessel served as Senior Vice President and a Director of Orion Pictures from June 1991 to November 1992 and Managing Director of Kluge & Company from April 1990 to January 1994. Ms. Kessel is Executive Vice President and a member of the board of directors of Big City Radio, Inc., a company listed on the American Stock Exchange that operates radio stations in New York, Los Angeles and Chicago, and of Metromedia International Group.

    JOHN W. KLUGE has been a Director of Metromedia Fiber Network since July 1997. Mr. Kluge has been the President and Chairman of Metromedia Company and its predecessor-in-interest, Metromedia, Inc., for over five years. Mr. Kluge has been the Chairman of the Board of Metromedia International Group since 1995. In addition, Mr. Kluge was Chairman of the board of directors and a Director of Orion Pictures from 1992 until July 1997. He also serves as a Director of Conair Corporation and Occidental Petroleum Corporation.


    DAVID ROCKEFELLER has served as a Director of Metromedia Fiber Network since October 1997. He currently serves as Chairman of The Chase Manhattan Bank's International Advisory Committee, as Chairman of Rockefeller Center Properties, Inc. since 1995 and as a Director of Rockefeller & Co., Inc., a privately owned investment management firm, since 1994. From 1961 to 1981, Mr. Rockefeller served as Chairman of The Chase Manhattan Corporation and The Chase Manhattan Bank, N.A. From 1981 to 1995, he served as Chairman of Rockefeller Group, Inc.


    STUART SUBOTNICK has been a Director of Metromedia Fiber Network since July 1997. Mr. Subotnick has been the Vice Chairman of the board of directors of Metromedia International Group since 1995 and President and Chief Executive Officer of Metromedia International Group since December 1996. In addition, Mr. Subotnick served as Vice Chairman of the board of directors of Orion Pictures from 1992 until July 1997. Mr. Subotnick has served as Executive Vice President of Metromedia Company and its predecessor-in-interest, Metromedia, Inc., for over five years. Mr. Subotnick has served as Vice Chairman of Metromedia International Group since November 1995 and President and Chief Executive Officer of Metromedia International Group since November 1996. Mr. Subotnick is also a Director of Carnival Cruise Lines, Inc. and Chairman of the board of directors of Big City Radio.

    ARNOLD L. WADLER has served as Executive Vice President, General Counsel and Secretary of Metromedia Fiber Network since October 1997 and has served as a Director of Metromedia Fiber Network since July 1997. Mr. Wadler has served as Executive Vice President, General Counsel and

Secretary of Metromedia International Group since August 29, 1996 and, from November 1, 1995 until that date, as Senior Vice President, General Counsel and Secretary of Metromedia International Group and as the Executive Vice President, General Counsel, Secretary and Director of Big City Radio since December 1997. In addition, Mr. Wadler serves as a Director of Metromedia International Group and has served as a Director of Orion Pictures from 1991 until July 1997 and as Senior Vice President, Secretary and General Counsel of Metromedia Company, and its predecessor-in-interest, Metromedia, Inc., for over five years.

    LEONARD WHITE has served as a Director of Metromedia Fiber Network since October 1997. Mr. White has served as President and Chief Executive Officer of Rigel Enterprises since July 1997. Mr. White served as President and Chief Executive Officer of Orion Pictures from 1992 until 1997 and as President and Chief Executive Officer of Orion Home Entertainment Corporation from 1987 to 1992. Mr. White also serves as a Director of Metromedia International Group, Big City Radio and American Film Technologies, Inc.

BOARD OF DIRECTORS


    There are presently nine members of the board of directors of Metromedia Fiber Network. Holders of the class B common stock are entitled to elect 75% of the board of directors and holders of the class A common stock are entitled to vote as a separate class to elect the remaining directors. Currently six of the nine directors are nominees of the holders of class B common stock. As a result, holders of the class B common stock are entitled to fill three vacancies on the board of directors. Members of each class of directors will hold office until their successors are elected and qualified. The directors are elected by a plurality vote of all votes cast at each annual meeting of stockholders of Metromedia Fiber Network entitled to vote for such directors. The directors hold office for a one-year term.


COMPENSATION OF DIRECTORS


    During 1998, each director of Metromedia Fiber Network who was not an officer, employee or affiliate of Metromedia Fiber Network was entitled to receive a $20,000 annual retainer plus a separate attendance fee of $1,200 for each meeting of the board of directors attended a in person or $500 for each meeting of the board of directors in which this non-employee director participated by conference telephone call. Members of committees of the board of directors are paid $500 for each meeting attended. In addition, Metromedia Fiber Network's 1998 Incentive Stock Plan entitles any non-employee director who first serves on the board of directors after the adoption of the 1998 Incentive Stock Plan to receive awards under such plan of 20,000 shares of class A common stock, each having an exercise price equal to the fair market value of a share of class A common stock on the date of grant. Awards to non-employee directors under the 1998 Incentive Stock Plan will be aggregated with awards under the 1997 Incentive Stock Plan so that total awards under each plan will not exceed 20,000 shares of class A common stock.



    Non-employee directors who meet the criteria for outside director under
Section 162(m) of the Internal Revenue Code are entitled to receive options to purchase 20,000 shares of Metromedia Fiber Network's class A common stock under Metromedia Fiber Network's 1997 Incentive Stock Plan. Under the 1997 Incentive Stock Plan, each non-employee Director who was a director of Metromedia Fiber Network on October 28, 1997 was granted an option to purchase 20,000 shares of Metromedia Fiber Network's common stock at an exercise price of $4.00, the price of the class A common stock on the date of our initial public offering.



    The 1997 Incentive Stock Plan further provides that each person who becomes a non-employee outside director of Metromedia Fiber Network after October 28, 1997 will receive an option to purchase 20,000 shares of Metromedia Fiber Network's class A common stock on the day such director is elected as a director, at an exercise price equal to the closing price of the common stock on the trading day preceding such director's election. Options granted to these non-employee outside directors fully vest and become exercisable as to all 20,000 shares on the date of grant.


    In addition, on August 20, 1997, Metromedia Fiber Network granted to each of Mr. Kluge and Mr. Subotnick options to purchase 1,014,000 shares of class A common stock at an exercise price of $.49 per share and to each of Mr. Wadler and Ms. Kessel options to purchase 202,800 shares of class A common stock at an exercise price of $.49 per share.


EXECUTIVE COMPENSATION


    The following table provides you with information on the compensation awarded to, earned by or paid to our Chief Executive Officer and our four other most highly compensated executive officers during the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996, for services rendered in all capacities to Metromedia Fiber Network and our subsidiaries. The persons listed in the table below are referred to as the named executive officers.



    The information presented in this table gives effect to our stock splits. The information presented in the column entitled Other Annual Compensation includes amounts paid as automobile allowances, insurance premiums and 401(k) matching funds.



                                                                                         LONG TERM
                                                ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                     -----------------------------------------   -------------------------
                                                                                  NUMBER OF
                                                                                    SHARES          ALL
                                                                  OTHER ANNUAL    UNDERLYING       OTHER
                                                                  COMPENSATION      STOCK         COMPENS.
NAME AND PRINCIPAL POSITION          YEAR  SALARY($)   BONUS($)       ($)          OPTIONS          ($)
-----------------------------------  ----  ---------   --------   ------------   ------------     --------
Stephen A. Garofalo................  1998    328,385    100,000      23,301           --            --
  Chairman and Chief                 1997    295,000     50,000      14,157         1,521,000(1)    --
  Executive Officer                  1996    225,000      --         --               --            --

Howard M. Finkelstein..............  1998    321,462    100,000      24,074           --            --
  President and Chief                1997    196,756     50,000      11,769         6,084,000(3)    --
  Operating Officer(2)               1996     --          --         --               --            --

Vincent A. Galluccio...............  1998    183,400     15,000       1,673           150,000(4)    --
  Senior Vice President              1997    181,522      --         --             1,090,920(5)    --
                                     1996    127,087      --         --               --            --

Gerard Benedetto...................  1998    181,423      --          3,355           550,000(7)    --
  Vice President--Chief              1997     --          --         --               --            --
  Financial Officer(6)               1996     --          --         --               --            --

Nicholas M. Tanzi..................  1998    158,000     65,000       2,819           150,000(4)    --
  Vice President--Sales(8)           1997     --          --         --               360,840(9)    --
                                     1996     --          --         --               --            --


------------------------


(1) Includes presently exercisable options to purchase 1,521,000 shares of class A common stock at an exercise price of $.49 per share.



(2) Officer was hired by Metromedia Fiber Network during 1997, thus preceding year's compensation is not applicable.



(3) Includes presently exercisable options to purchase 6,084,000 shares of class A common stock at an exercise price of $.49 per share.

(4) Includes options to purchase 150,000 shares of class A common stock at an exercise price of $10.50 per share that will become exercisable ratably over a four year period commencing August 31, 1999.



(5) Includes presently exercisable options to purchase 640,920 shares of class A common stock at an exercise price of $.49 per share and the options to purchase 150,000 shares of class A common stock which the officer exercised during 1998. Also, includes options to purchase 300,000 shares of class A common stock at an exercise price of $4.00 per share that will become exercisable ratably over a four year period commencing October 28, 1998.



(6) Officer was hired by Metromedia Fiber Network during 1998, thus preceeding years' compensation is not applicable.



(7) Includes options to purchase 400,000 and 150,000 shares of class A common stock at an exercise price of $3.88 and $10.50 per share that will become exercisable ratably over a four year period commencing January 6, 1999 and August 31, 1999, respectively.



(8) Officer was hired by Metromedia Fiber Network during 1997, thus preceding year's compensation is not applicable. Compensation information for 1997 is omitted because aggregate compensation during such fiscal year was less than $100,000.



(9) Includes presently exercisable options to purchase 60,840 shares of class A common stock at an exercise price of $1.91 per share and options to purchase 300,000 shares of class A common stock at an exercise price of $4.00 per share that will become exercisable ratably over a four year period commencing October 28, 1998.



    During 1998 and 1997, Mr. Wadler and Ms. Kessel, each of whom serves as an executive officer of Metromedia Fiber Network , were employed and paid by Metromedia Company pursuant to a management agreement with Metromedia Company dated as of January 2, 1998. Please refer to the section in this prospectus entitled "Certain Relationships and Related Transactions--Recent Transactions--Management Agreement." Metromedia Fiber Network did not pay any other amounts to the named executive officers during 1998 or 1997.


EMPLOYMENT AGREEMENTS

    We have entered into employment agreements with each of the following named executive officers.


    GAROFALO EMPLOYMENT AGREEMENT. Mr. Garofalo's employment agreement, dated as of February 26, 1997, has a five year term. It provides Mr. Garofalo a base salary of $295,000 for the first year, $335,000 for the second year, $375,000 for the third year, $415,000 for the fourth year and $455,000 for the fifth year. Mr. Garofalo is also entitled to receive an annual incentive bonus to be determined by the compensation committee of the board of directors. The incentive bonus will not be less than $100,000 per year. Mr. Garofalo's employment agreement also provides for other employee benefits such as a car allowance, life insurance, health care and certain disability and death benefits. In addition, Mr. Garofalo was granted options to purchase 1,521,000 shares of class A common stock at an exercise price of $.49 per share. These options are immediately exercisable and expire 10 years from their grant. We registered the shares of class A common stock underlying the options under the Securities Act upon the consummation of our initial public offering.

    Except in the case of disability, we may terminate Mr. Garofalo's employment only for cause upon which termination Mr. Garofalo will have no right to receive any compensation or benefit from us. If the agreement is terminated without cause, or if Mr. Garofalo terminates employment for good reason, we will be obligated to pay Mr. Garofalo an amount equal to the greater of:



    - his monthly base salary as then in effect multiplied by the number of months remaining in the term of his employment as of such termination date and



    - $1,000,000.



    Good reason includes:



    - a reduction in the nature or scope of Mr. Garofalo's titles, authorities, powers, duties or responsibilities;



    - a change in the method or formula for determining the bonus which results in a decrease in the amount of bonus payable to Mr. Garofalo;



    - the removal of Mr. Garofalo as a member of the board of directors, unless such removal occurs after termination of Mr. Garofalo's employment for cause;



    - a sale of all or substantially all of the ownership interests or assets of Metromedia Fiber Network or a merger or consolidation of Metromedia Fiber Network with any other corporation;



    - a change in control of Metromedia Fiber Network, defined as any person or entity becoming a beneficial owner as defined in Rule 13d-3 of the Securities Exchange Act of 1934 directly or indirectly of securities of Metromedia Fiber Network representing 50% or more of the combined voting power of Metromedia Fiber Network's then outstanding securities; or



    - a material breach by Metromedia Fiber Network of its affirmative or negative covenants or undertakings in the employment agreement and a failure to remedy such breach within 15 days.



    Mr. Garofalo has agreed not to compete with Metromedia Fiber Network for a period of one year following termination of his employment agreement. During this non-compete period, Mr. Garofalo will be entitled to receive an amount equal to his base salary as in effect on the date of termination so long as the agreement was not terminated prior to the expiration of the term by either party.



    FINKELSTEIN EMPLOYMENT AGREEMENT. Mr. Finkelstein's employment agreement, dated as of April 30, 1997, has a three year term. It provides Mr. Finkelstein with a base salary of $295,000 for the first year, $335,000 for the second year and $375,000 for the third year. Mr. Finkelstein is also entitled to receive an annual incentive bonus to be determined by the compensation committee of the board of directors. The incentive bonus will not be less than $100,000 for each year. Mr. Finkelstein's employment agreement also provides for other employee benefits such as a car allowance, life insurance, health care, and certain disability and death benefits. In addition, Mr. Finkelstein was granted options to purchase 6,084,000 shares of class A common stock at an exercise price of $.49 per share, which options are immediately exercisable and expire 10 years from their grant. We registered such shares of class A common stock under the Securities Act on Form S-8 upon the consummation of our initial public offering.



    Except in the case of disability, we may terminate Mr. Finkelstein's employment only for cause upon which termination Mr. Finkelstein will have no right to receive any compensation or benefit from us. If the agreement is terminated without cause or if Mr. Finkelstein terminates employment for good reason, we will be obligated to pay to Mr. Finkelstein his base salary, bonus and benefits that are accrued and unpaid as of the date of termination as well as an amount equal to one and a half times his base salary as then in effect.

    Good reason includes:



    - a reduction in the nature or scope of Mr. Finkelstein's titles, authorities, powers, duties or responsibilities;



    - a change in the method or formula for determining the bonus which results in a decrease in the amount of bonus payable to Mr. Finkelstein;



    - the removal of Mr. Finkelstein as a member of the board of directors, unless such removal occurs after termination of Mr. Finkelstein's employment for cause;



    - a sale of all or substantially all of the ownership interests or assets of Metromedia Fiber Network or a merger or consolidation of Metromedia Fiber Network with any other corporation;



    - a change in control of Metromedia Fiber Network, defined as any person or entity, other than Mr. Garofalo, becoming a beneficial owner as defined in Rule 13d-3 of the Securities Exchange Act of 1934 directly or indirectly of securities of Metromedia Fiber Network representing 50% or more of the combined voting power of Metromedia Fiber Network's then outstanding securities; or



    - a material breach by Metromedia Fiber Network of its affirmative or negative covenants or undertakings in the employment agreement and a failure to remedy such breach within 15 days.



    Mr. Finkelstein has agreed not to compete with Metromedia Fiber Network for a period of one year following termination of his employment agreement. During this non-compete period, Mr. Finkelstein will be entitled to receive an amount equal to his base salary as in effect on the date of termination so long as the agreement was not terminated prior to the expiration of the term by either party.



    GALLUCCIO EMPLOYMENT AGREEMENT. Mr. Galluccio's employment agreement, dated as of August 31, 1998, has a one year term. It provides Mr. Galluccio with a base salary of $183,400. Mr. Galluccio is also entitled to receive an annual incentive bonus, which is dependent upon Metromedia Fiber Network's performance, to be determined by the compensation committee of the board of directors. If approved by the compensation committee, the incentive bonus has a target of 20% of Mr. Galluccio's base salary. Mr. Galluccio's employment agreement also provides for other employee benefits such as the right to participate in all group health and insurance programs. In addition, Mr. Galluccio was granted options to purchase 150,000 shares of class A common stock at an exercise price of $10.50 per share. These shares have been registered under the Securities Act on Form S-8.



    Except in the case of disability or a change of control, we may terminate Mr. Galluccio's employment only for cause upon which termination Mr. Galluccio will have no right to receive any compensation or benefit from us. If Mr. Galluccio's employment is terminated for any reason other than for cause or in the event that there is a change of control of Metromedia Fiber Network and Mr. Galluccio is requested in connection with such change of control to perform his duties under this agreement on a regular, full-time basis at a location further than 75 miles from Mr. Galluccio's current principal office location, Mr. Galluccio, in his sole and absolute discretion, may deem this agreement to be terminated by Metromedia Fiber Network without cause. Upon such termination, Mr. Galluccio will be entitled to receive his base salary for the remaining term of his employment agreement, all previously earned and accrued entitlements and benefits from us and our employee benefit plans and an amount equal to 25% of Mr. Galluccio's base salary. Mr. Galluccio has agreed not to compete with Metromedia Fiber Network or any affiliated company for a period of two years following the termination of his employment agreement.


    BENEDETTO EMPLOYMENT AGREEMENT. Mr. Benedetto's employment agreement, dated as of August 31, 1998, has a three and one-half year term. It provides Mr. Benedetto with a minimum base salary of $200,000 for each year. Mr. Benedetto is also entitled to receive an annual incentive bonus, which is dependent upon Metromedia Fiber Network's performance, to be determined by the compensation committee of the board of directors. If approved by the compensation committee, the incentive bonus has a target of 20% of Mr. Benedetto's base salary. Mr. Benedetto's employment agreement also provides for other employee benefits such as the right to participate in all group health and insurance programs. In addition, Mr. Benedetto was granted options to purchase 150,000 shares of class A common stock at an exercise price of $10.50 per share. These shares have been registered under the Securities Act on Form S-8.



    Except in the case of disability or a change of control, we may terminate Mr. Benedetto's employment only for cause upon which termination Mr. Benedetto will have no right to receive any compensation or benefit from us. If Mr. Benedetto's employment is terminated for any reason other than for cause or in the event that there is a change of control of Metromedia Fiber Network and Mr. Benedetto is requested in connection with such change of control to perform his duties under this agreement on a regular, full-time basis at a location further than 75 miles from Mr. Benedetto's current principal office location, Mr. Benedetto, in his sole and absolute discretion, may deem this agreement to be terminated by Metromedia Fiber Network without cause. Upon such termination, Mr. Benedetto will be entitled to receive his base salary for the remaining term of his employment agreement, all previously earned and accrued entitlements and benefits from us and our employee benefit plans and an amount equal to 25% of Mr. Benedetto's base salary. Mr. Benedetto has agreed not to compete with Metromedia Fiber Network or any affiliated company for a period of two years following termination of his employment agreement.



    TANZI EMPLOYMENT AGREEMENT. Mr. Tanzi's employment agreement, dated as of August 31, 1998, has a two year term. It provides Mr. Tanzi with a minimum base salary of $175,000 for each year. Mr. Tanzi is also entitled to receive an annual incentive bonus, which is dependent upon Metromedia Fiber Network's performance, to be determined by the compensation committee of the board of directors. If approved by the compensation committee, the incentive bonus has a target of 40% of Mr. Tanzi's base salary. Mr. Tanzi's employment agreement also provides for other employee benefits such as the right to participate in all group health and insurance programs. In addition, Mr. Tanzi was granted options to purchase 150,000 shares of class A common stock at an exercise price of $10.50 per share. These shares have been registered under the Securities Act on Form S-8.



    Except in the case of disability or change of control, we may terminate Mr. Tanzi's employment only for cause upon which termination Mr. Tanzi will have no right to receive any compensation or benefit from us. If Mr. Tanzi's employment is terminated for any reason other than for cause or in the event that there is a change of control of Metromedia Fiber Network and Mr. Tanzi is requested in connection with such change of control to perform his duties under this agreement on a regular, full-time basis at a location further than 75 miles from Mr. Tanzi's current principal office location, Mr. Tanzi, in his sole and absolute discretion, may deem this agreement to be terminated by Metromedia Fiber Network without cause. Upon such termination, Mr. Tanzi will be entitled to receive his base salary for the remaining term of his employment agreement, all previously earned and accrued entitlements and benefits from us and our employee benefit plans and an amount equal to 25% of Mr. Tanzi's base salary. Mr. Tanzi has agreed not to compete with Metromedia Fiber or any affiliated company for a period of two years following termination of his employment agreement.


INDEMNIFICATION AGREEMENTS


    We have entered into indemnification agreements with certain officers and directors. The indemnification agreements provide for indemnification of such officers and directors to the fullest extent authorized or permitted by law. The indemnification agreements also provide that:



    (1) we will advance all expenses incurred by the director or officer in defending certain litigation,



    (2) we will appoint in certain circumstances an independent legal counsel to determine whether the director or officer is entitled to indemnification and



    (3) we will continue to maintain officers' and directors' liability insurance, which currently consists of $25.0 million of primary coverage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



RECENT TRANSACTIONS



    TRADEMARK LICENSE AGREEMENT. We are a party to a license agreement with Metromedia Company, pursuant to which Metromedia Company has granted us a nonexclusive, nontransferable, nonassignable right and license, without the right to grant sublicenses, to use the trade name, trademark and corporate name Metromedia in the United States and worldwide, royalty-free for a term of 10 years. The license agreement with Metromedia Company can be terminated by Metromedia Company upon one month's prior written notice in the event that:



       (1) Metromedia Company or its related entities own less than 20% of the common stock;



       (2) a change in control of Metromedia Fiber Network occurs; or



       (3) any of the stock or all or substantially all of the assets of any of our subsidiaries are sold or transferred, in which case, the license agreement with Metromedia Company will terminate with respect to such subsidiary.



    A change in control of Metromedia Fiber Network is defined as:



    - a transaction in which a person or group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, not in existence at the time of the execution of the Metromedia license agreement becomes the beneficial owner of stock entitling such person or group to exercise 50% or more of the combined voting power of all classes of stock of Metromedia Fiber Network;



    - a change in the composition of board of directors whereby a majority of the members thereof are not directors serving on the board of directors at the time of the license agreement with Metromedia Company or any person succeeding such director who was recommended or elected by such directors;



    - a reorganization, merger or consolidation where following consummation thereof, Metromedia Company would hold less than 20% of the combined voting power of all classes of Metromedia Fiber Network stock;



    - a sale or other disposition of all or substantially all of the assets of Metromedia Fiber Network; or



    - any transaction the result of which would be that the common stock would not be required to be registered under the Securities Exchange Act of 1934 and the holders of common stock would not receive common stock of the survivor to the transaction which is required to be registered under the Securities Exchange Act of 1934.



    In addition, Metromedia Company has reserved the right to terminate this trademark license agreement in its entirety immediately upon written notice to us if, in Metromedia Company's sole judgment, our continued use of Metromedia as a trade name would jeopardize or be detrimental to the good will and reputation of Metromedia Company.



    We have agreed to indemnify Metromedia Company and hold it harmless against any and all losses, claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and reasonable legal expenses, and other related expenses, arising in connection with the license agreement with Metromedia Company.


    MANAGEMENT AGREEMENT. We are a party to the management agreement under which Metromedia Company provides us with consultation and advisory services relating to legal matters, insurance, personnel and other corporate policies, cash management, internal audit and finance, taxes, benefit plans and other services as we may reasonably request. The management agreement terminated on December 31, 1998, and was renewed for a one year term. This agreement is automatically renewable for successive one year terms unless either party terminates upon 60 days prior written notice. The management fee under the management agreement is $500,000 per year, payable monthly at a rate of $41,667 per month. We are also obligated to reimburse Metromedia Company all its out-of-pocket costs and expenses incurred and advances paid by Metromedia Company in connection with the management agreement. In this agreement, we have agreed to indemnify Metromedia Company and hold it harmless from and against any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs or expenses, including reasonable attorneys' fees and other costs and expenses incident to any suit, proceeding or investigation of any kind imposed on, incurred by or asserted against Metromedia Company in connection with the management agreement. In 1997, Metromedia Company received no money for its out-of-pocket costs and expenses or for interest on advances extended by it to us under the management agreement. For the year ended December 31, 1998, we incurred $500,000 to Metromedia Company under this agreement.



    STOCK SPLITS. On July 23, 1998, the executive committee of the board of directors approved a two-for-one stock split of the shares of class A common stock and class B common stock in the form of a 100% stock dividend. The stock dividend was issued to stockholders of record as of the close of business on August 7, 1998. On August 28, 1998, the stock dividend was issued to those stockholders. As of September 30, 1998, adjusted for the effect of such stock split, we had 38,730,226 shares of class A common stock outstanding and 8,442,318 shares of class B common stock outstanding. On December 3, 1998, the executive committee of the board of directors approved a two-for-one stock split of the shares of class A common stock and class B common stock in the form of a 100% stock dividend. The stock dividend was issued to stockholders of record as of the close of business on December 8, 1998. On December 22, 1998, the stock dividend was issued to those stockholders. As of January 8, 1999, adjusted for the effect of the stock splits, we had 77,605,110 shares of class A common stock outstanding and 16,884,636 shares of class B common stock outstanding.



    We recently announced a two-for-one stock split of the shares of class A common stock and class B common stock in the form of a 100% stock dividend. This stock split is subject to the approval of our shareholders of the additional shares of class A common stock and class B common stock. The information in this prospectus does not give effect to this stock split.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table provides you with certain information, as of March 11, 1999, regarding the beneficial ownership of our voting stock after giving effect to the stock splits by:



    (1) each of our directors and director nominees,



    (2) each person whom we believe beneficially owns more than 5% of our outstanding voting stock,



    (3) each named executive officer and



    (4) all our executive officers and directors as a group.



    In accordance with the rules promulgated by the Securities and Exchange Commission, this ownership includes shares currently owned as well as shares which the named person has the right to acquire beneficial ownership of within 60 days, including through the exercise of options, warrants or other rights, or through the conversion of a security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated, each stockholder listed below has sole voting and investment power of the shares beneficially owned by this person. The shares of class B common stock are convertible into shares of class A common stock at the rate of one share of class A common stock for each share of class B common stock and the holders of shares of class B common stock are entitled to 10 votes per share.



                                        CLASS A                  CLASS B
                                     COMMON STOCK              COMMON STOCK
                                 ---------------------    ----------------------
                                                 PERCENT                  PERCENT
                                   NUMBER         OF        NUMBER          OF         PERCENT OF
                                  OF SHARES      CLASS     OF SHARES      CLASS    TOTAL VOTING POWER
                                 -----------     -----    -----------     ------   ------------------
Stephen A. Garofalo...........    22,747,756(1)  29.1%        --           --               9.2%
Metromedia Company............       --           *        15,731,024      93.2%           64.1%(2)
Putnam Investments, Inc.......    14,528,030(3)    19%        --           --               5.9%
FMR Corp......................     6,672,000(4)   8.7%        --           --               2.7%
Howard M. Finkelstein.........     6,109,000(5)   7.4%        --           --               2.4%
Peter Sahagen.................     4,416,120(6)   5.8%        --           --               1.8%
Vincent A. Galluccio..........       715,920(7)   *           --           --                 *
Gerard Benedetto..............       102,000(8)   *           --           --                 *
Nicholas M. Tanzi.............       138,440(9)   *           --           --                 *
Silvia Kessel.................       255,236(10)  *           --           --                 *
John W. Kluge.................     1,014,000(11)  1.3%     15,731,024(12)  93.2%           64.2%
David Rockefeller.............     1,414,552(13)  1.8%        --           --                 *
Stuart Subotnick..............     1,014,000(11)  1.3%     16,884,636(12) 100.0%           68.9%
Arnold L. Wadler..............       307,672(10)  *           --           --                 *
Leonard White.................        23,000(14)  *           --           --                 *
All Directors and Executive
  Officers as a Group.........    33,841,576(15) 38.6%     16,884,636     100.0%             79%


------------------------

*   less than 1.0%


(1) Includes presently exercisable options to purchase 1,521,000 shares of class A common stock at an exercise price of $.49 per share. Mr. Garofalo's address is One North Lexington Avenue, White Plains, New York 10601.



(2) Metromedia Company's address is One Meadowlands Plaza, East Rutherford, NJ 07073.

(3) Based solely upon the Schedule 13-G, dated February 2, 1998, filed by Putnam Investments, Inc. The Putnam Investments, Inc. address is One Post Office Square, Boston, Massachusetts, 02109.



(4) Based solely upon the Schedule 13-G, dated February 16, 1999, filed by FMR Corp., Edward C. Johnson 3d and Abigail Johnson. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.



(5) Includes presently exercisable options to purchase 6,084,000 shares of class A common stock at an exercise price of $.49 per share and 25,000 shares of class A common stock owned by members of Mr. Finkelstein's family. Mr. Finkelstein's address is One North Lexington Avenue, White Plains, New York 10601.



(6) All shares are owned by an entity controlled by Mr. Sahagen. Mr. Sahagen's address is 3590 South Ocean Boulevard, South Palm Beach, FL 33480.



(7) Represents presently exercisable options to purchase 640,920 and 75,000 shares of class A common stock at an exercise price of $.49 and $4.00 per share, respectively.



(8) Includes presently exercisable options to purchase 100,000 shares of class A common stock at an exercise price of $3.88 per share.



(9) Includes presently exercisable options to purchase 60,840 and 75,000 shares of class A common stock at an exercise price of $1.91 and $4.00 per share, respectively. Also, includes 2,600 shares of class A common stock owned by members of Mr. Tanzi's family to which Mr. Tanzi has been granted a proxy to vote. Mr. Tanzi's address is One North Lexington Avenue, White Plains, New York 10601.



(10) Includes 202,800 presently exercisable options to acquire shares of class A common stock at an exercise price of $.49 per share held by each of Ms. Kessel and Mr. Wadler. Does not include shares owned by Metromedia Company. Ms. Kessel and Mr. Wadler are employed by Metromedia Company and disclaim beneficial ownership of the shares owned by Metromedia Company.



(11) Consists of 1,014,000 presently exercisable options to acquire shares of class A common stock at an exercise price of $.49 per share held by each of Mr. Kluge and Mr. Subotnick. Mr. Kluge's address is 215 East 67th Street, New York, NY 10021 and Mr. Subotnick's address is 215 East 67th Street, New York, NY 10021.



(12) Includes 15,731,024 shares owned by Metromedia Company. Messrs. Kluge and Subotnick, Directors of Metromedia Fiber Network, are general partners of Metromedia Company.



(13) Represents 1,394,552 shares owned by DR & Descendants Partnership, of which Mr. Rockefeller is a partner and for which he exercises voting and investment power and presently exercisable options to purchase 20,000 shares of class A common stock at an exercise price of $4.00 per share. Mr. Rockefeller disclaims actual beneficial ownership of shares owned by DR & Descendants Partnership except as to shares attributable to his proportionate interest in the partnership.



(14) Includes 20,000 presently exercisable options to acquire shares of class A common stock at an exercise price of $4.00 per share.



(15) Includes presently exercisable options to acquire 10,679,520, 60,840, 100,000 and 190,000 shares of class A common stock at an exercise price of $.49, $1.91, $3.88 and $4.00 per share, respectively.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER


    Our registration rights agreement, requires us to file not later than February 23, 1999, which is 90 days following the date of original issuance of the initial notes, the registration statement of which this prospectus is a part for a registered exchange offer with respect to an issue of new notes in exchange for our initial notes. The exchange notes will be substantially identical in all material respects to the initial notes except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. This summary of the registration rights agreement does not contain all the information that you should consider and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and a copy of which is available as indicated under the heading "Available Information."


    We are required to:


    - use our reasonable best efforts to cause the registration statement to be declared effective no later than May 24, 1999, which is 180 days after the date of issuance of the initial notes,



    - keep the exchange offer effective for not less than 20 business days, or longer if required by applicable law, after the date that notice of the exchange offer is mailed to holders of the initial notes, and



    - use our reasonable best efforts to consummate the exchange offer no later than June 23, 1999, which is 210 days after the date of issuance of the initial notes.


    The exchange offer being made here, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the registration rights agreement.


    This prospectus, together with the letter of transmittal, is being sent to
all record holders of initial notes as of       , 1999.



    Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by each holder of exchange notes other than, (1) a broker-dealer who acquires the initial notes directly from Metromedia Fiber Network for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, and (2) any holder that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Metromedia Fiber Network, without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as this holder:


    - is acquiring the exchange notes in the ordinary course of its business,


    - is not participating in, and does not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act, and


    - is not a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Metromedia Fiber Network.


    By tendering the initial notes in exchange for exchange notes, each holder, other than a broker-dealer, will be required to make representations to that effect. If a holder of initial notes is participating in or intends to participate in, a distribution of the exchange notes, or has any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in this exchange offer, this holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission. Any such holder will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.


    Each broker-dealer that receives exchange notes for its own account in exchange for initial notes may be deemed to be an underwriter within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of exchange notes received in exchange for initial notes which were acquired by such broker-dealer as a result of market making or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for a period of time not to exceed 180 days after the consummation of the exchange offer for use in connection with any such offer to resell, resale or other transfer. Please refer to the section in this prospectus entitled "Plan of Distribution."


SHELF REGISTRATION STATEMENT

    In the event that:


    (1) because of any change in law or applicable interpretations thereof by the staff of the Securities and Exchange Commission, we are not permitted to effect the exchange offer, or



    (2) for any other reason, the exchange offer is not consummated within 180 days from the date of issuance of the initial notes, or



    (3) any holder of initial notes notifies us within 20 days following the consummation of the exchange offer that (x) this holder was prohibited by law of policy of the Securities and Exchange Commission from participating in the exchange offer, or (y) this holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resale, or (z) this holder is a broker-dealer and holds notes acquired directly from us or any of our affiliates (within the meaning of the Securities Act), then in the case of clauses (1) through (3) of this sentence, we will be obligated, at our sole expense, to:



    - use our reasonable best efforts, as promptly as practicable and in no event more than 30 days following this request, to file with the Securities and Exchange Commission a shelf registration statement covering resales of the initial notes,


    - use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 120 days after the date we are required to file a shelf registration statement, and


    - use our reasonable best efforts to keep the shelf registration statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the prospectus which is a part of this shelf registration statement to be usable by holders for a period of two years after the shelf registration statement is declared effective or the shorter period of time that will terminate when all of the applicable initial notes have been sold under this shelf registration statement.



    We will, in the event that a shelf registration statement is filed, provide to each holder of the initial notes being registered copies of the prospectus that is a part of the shelf registration statement. We will also notify each of these holders when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the initial notes being registered. A holder that sells initial notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification rights and obligations.


LIQUIDATED DAMAGES

    In the event that:


    (1) we do not file the registration statement or the shelf registration statement, as the case may be, with the Securities and Exchange Commission on or before the dates specified above for these filings,



    (2) the registration statement or the shelf registration statement, as the case may be, is not declared effective on or before the dates specified above for its effectiveness,



    (3) the exchange offer is not consummated on or before June 23, 1999, or



    (4) the shelf registration statement is filed and declared effective but thereafter ceases to be effective or usable in connection with its intended purpose, each such event referred to in clauses (1) through (4), being called a registration default, then we will be obligated to pay to each holder of transfer restricted securities liquidated damages, as described below. Transfer restricted securities means each initial note until:



    (1) the date on which that initial note has been exchanged by a person other than a broker-dealer for an exchange note in the registered exchange offer,



    (2) following the exchange by a broker-dealer in the registered exchange offer of an initial note for an exchange note, the date on which this exchange note is sold to a purchaser who receives from this broker-dealer on or before the date of the sale a copy of the prospectus contained in the exchange offer registration statement,



    (3) the date on which the initial note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement,



    (4) the date on which the initial note is distributed to the public under Rule 144 promulgated under the Securities Act or



    (5) the date on which the initial note is eligible for resale pursuant to Rule 144 without volume restrictions.



    Liquidated damages will accrue and be payable semi-annually on the initial notes and the exchange notes, in addition to the stated interest on the initial notes and the exchange notes in an amount equal to 0.50% per year during the first 90-day period, which will increase by 0.25% per year for each subsequent 90-day period. In no event will this rate exceed 1.50% per year in the aggregate, regardless of the number of registration defaults. Liquidated damages will accrue from the date a registration default occurs until the date on which:


    - the registration statement is filed,

    - the registration statement or shelf registration statement is declared effective and the exchange offer is consummated,

    - the shelf registration statement is declared effective, or

    - the shelf registration statement again becomes effective or made usable, as the case may be.

    Following the cure of all registration defaults, the accrual of liquidated damages will cease.


    Upon completion of the exchange offer, holders of initial notes who do not exchange their initial notes for exchange notes in the exchange offer will generally no longer be entitled to registration rights and will not be able to offer or sell their initial notes, unless such initial notes are subsequently registered under the Securities Act, which, subject to certain limited exceptions, we will have no obligation to do, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Please refer to the section in this prospectus entitled "Risk Factors--Your failure to participate in the exchange offer will have adverse consequences."


TERMS OF THE EXCHANGE OFFER

    EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION


    The exchange offer will expire at 5:00 p.m., New York City time, on
           , 1999, unless we extend it in our reasonable discretion. The expiration date of the exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934 and our registration rights agreement.



    To extend the expiration date, we will need to notify the exchange agent of any extension by oral, promptly confirmed in writing, or written notice. We will also need to notify the holders of the initial notes by mailing an announcement or by means of a press release or other public announcement communicated, unless otherwise required by applicable law or regulation, before 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date.


    We expressly reserve the right:


    - to delay acceptance of any initial notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of initial notes not previously accepted if any of the conditions described below under "--Conditions" have occurred and have not been waived by us, if permitted to be waived, by giving oral or written notice of this delay, extension or termination to the exchange agent, or


    - to amend the terms of the exchange offer in any manner.


    If we amend the exchange offer in a manner determined by us to constitute a material change, we will promptly disclose this amendment in a manner reasonably calculated to inform the holders of the initial notes of this amendment including providing public announcement, or giving oral or written notice to the holders of the initial notes. A material change in the terms of the exchange offer could include, among other things, a change in the timing of the exchange offer, a change in the exchange agent, and other similar changes in the terms of the exchange offer. If any material change is made to terms of the exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement of which this prospectus is a part and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will also extend the exchange offer for an additional five to ten business days as required by the Securities Exchange Act of 1934, depending on the significance of the amendment, if the exchange offer would otherwise expire during this period. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral, promptly confirmed in writing, or written notice thereof to the exchange agent.


    PROCEDURES FOR TENDERING

    To tender your initial notes in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or the facsimile, or an agent's message, together with the certificates representing the initial notes being tendered and any other required documents, to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date. Alternatively, you may either:



    - send a timely confirmation of a book-entry transfer of the initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described below, on or before 5:00 p.m. on the expiration date, or


    - comply with the guaranteed delivery procedures described below.


    The term agent's message means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from its participant tendering initial notes which are the subject of this book-entry confirmation that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.


    THE METHOD OF DELIVERY OF THE INITIAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND-DELIVERY SERVICE. IF YOU CHOOSE THE MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. YOU SHOULD NOT SEND ANY LETTERS OF TRANSMITTAL OR INITIAL NOTES TO US. You must deliver all documents to the exchange agent at its address provided below. You may also request your respective brokers, dealers, commercial banks, trust companies or nominees to tender your initial notes on your behalf.


    Your tender of initial notes will constitute an agreement between you and us in accordance with the terms and subject to the conditions provided in this prospectus and in the letter of transmittal.



    Only a holder of initial notes may tender these initial notes in the exchange offer. A holder, with respect to the exchange offer, is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.



    If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes, you should contact this registered holder promptly and instruct this registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register ownership of the initial notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.



    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, each referred to as an eligible institution, unless the initial notes are tendered:



    - by a registered holder, or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal if the exchange notes are being issued directly to this registered holder, or deposited into the participant's account at The Depository Trust Company, or


    - for the account of an eligible institution.

    If the letter of transmittal is signed by the recordholder(s) of the initial notes tendered, the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever. If the letter of transmittal is signed by a participant in The Depository Trust Company, the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.


    If the letter of transmittal is signed by a person other than the registered holder of any initial notes listed, such initial notes must be endorsed or accompanied by bond powers and a proxy that authorize such person to tender the initial notes on behalf of the registered holder in satisfactory form to us as determined in our sole discretion, in each case as the name of the registered holder or holders appears on the initial notes.


    If the letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.



    A tender will be deemed to have been received as of the date when the tendering holder's duly signed letter of transmittal accompanied by the initial notes tendered, or a timely confirmation received of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent. Issuances of exchange notes in exchange for initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution will be made only against delivery of the letter of transmittal, and any other required documents, and the tendered initial notes, or a timely confirmation received of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, with the exchange agent.



    All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered initial notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of the exchange offer or irregularities or defects in tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. None of us or the exchange agent will incur any liability for failure to give such notification. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such initial notes, unless otherwise provided in the letter of transmittal, as promptly as practicable following the expiration date.



    In addition, we reserve the right in our sole discretion, subject to the provisions of the indenture for the initial and exchange notes, to:



    - purchase or make offers for any initial notes that remain outstanding subsequent to the expiration date, or, as described under "--Expiration Date; Extensions; Amendments; Termination", to terminate the exchange offer in accordance with the terms of our registration rights agreement, and

    - to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise. The terms of these purchases or offers could differ from the terms of the exchange offer.


    ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES


    Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept all initial notes properly tendered, promptly after the expiration date, and will issue the exchange notes promptly after the expiration date and acceptance of the initial notes. Please refer to the section of this prospectus entitled "--Conditions" below. For purposes of the exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we had given oral or written notice to the exchange agent.



    In all cases, issuance of exchange notes for initial notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such initial notes or a timely book-entry confirmation of such initial notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or an agent's message and all other required documents, in each case, in form satisfactory to us and the exchange agent. If any tendered initial notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder thereof, or, in the case of initial notes tendered by book-entry transfer procedures described below, the non-exchanged initial notes will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender, the expiration date or earlier termination of the exchange offer.


    BOOK-ENTRY TRANSFER


    The exchange agent will make a request to establish an account with respect to the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of initial notes by causing The Depository Trust Company to transfer such initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer.



    However, although delivery of initial notes may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, an agent's message or the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address indicated below under "--Exchange Agent" on or before the expiration date or the guaranteed delivery procedures described below must be complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in the prospectus to deposit of initial notes will be deemed to include The Depository Trust Company's book-entry delivery method.


    GUARANTEED DELIVERY PROCEDURE


    If you are a registered holder of initial notes and desire to tender such initial notes, and (1) the initial notes are not immediately available, or (2) time will not permit your initial notes or other required documents to reach the exchange agent before the expiration date, or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in the exchange offer if:


    - you tender through an eligible institution,

    - prior to the expiration date, the exchange agent receives from this eligible institution a properly completed and duly executed letter of transmittal, or facsimile thereof, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, setting forth your name and address as holder of the initial notes and the amount of initial notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the expiration date the certificates for all tendered initial notes, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and


    - the certificates for all tendered initial notes, in proper form for transfer, or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

    WITHDRAWAL OF TENDERS


    Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.



    For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "--Exchange Agent" and before acceptance of the notes for exchange by us. Any notice of withdrawal must:


    - specify the name of the person having tendered the initial notes to be withdrawn,


    - identify the initial notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these initial notes,



    - be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the initial notes to register the transfer of these initial notes into the name of the person having made the original tender and withdrawing the tender,



    - specify the name in which these initial notes are to be registered, if different from that of the person having tendered the initial notes to be withdrawn, and



    - if applicable because the initial notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.



    We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal and our determination will be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any initial notes which have been tendered for exchange which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of initial notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described above, these initial notes will be credited to an account maintained with The Depository Trust Company for the initial notes, as promptly as practicable after withdrawal, rejection of tender, expiration date or earlier termination of the exchange offer. Properly withdrawn initial notes may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or before the expiration date.

    CONDITIONS


    Notwithstanding any other term of the exchange offer, we will not be required to accept initial notes for exchange, or issue exchange notes in exchange for any initial notes, and we may terminate or amend the exchange offer as provided in this prospectus before the acceptance of these initial notes, if:


    - an action or proceeding has been instituted or threatened in any court or before any governmental agency or body that in our judgment would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with the exchange offer;


    - a change in the current interpretation of the staff of the Securities and Exchange Commission has occurred which current interpretation permits the exchange notes issued pursuant to the exchange offer in exchange for the initial notes to be offered for resale, resold or otherwise transferred by their holders, other than in certain circumstances;


    - a law, statute, rule or regulation has been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;


    - a stop order has been issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or the qualification of the indenture for the notes under the Trust Indenture Act of 1939 or proceedings shall have been initiated or, to our knowledge, threatened for that purpose;


    - a governmental approval has not been obtained, which approval we deem in our sole discretion, necessary for the consummation of the exchange offer; or

    - a change, or a development involving a prospective change, in our business or financial affairs has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offer.


    These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, subject to applicable law. Our failure at any time to exercise any of these rights will not be deemed a waiver of any of these rights and each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.


    If we determine that we may terminate the exchange offer, as provided above, we may:


    - refuse to accept any initial notes and return any initial notes that have been tendered to their holders,



    - extend the exchange offer and retain all initial notes tendered before the expiration date, subject to the rights of such holders of tendered initial notes to withdraw their tendered initial notes, or



    - waive the termination event with respect to the exchange offer and accept all properly tendered initial notes that have not been withdrawn or otherwise amend the terms of the exchange offer in any respect as provided under the section in this prospectus entitled "--Expiration Date; Extensions; Amendments; Termination."


    The exchange offer is not conditioned upon any minimum principal amount of initial notes being tendered for exchange.


    We have no obligation to, and will not knowingly, accept tenders of initial notes from our affiliates, within the meaning of Rule 405 under the Securities Act, or from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or its interpretation by the Securities and Exchange Commission, or if the exchange notes to be received by the holder or holders of initial notes in the exchange offer, upon receipt, will not be tradable by this holder without restriction under the Securities Act and the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States.


    ACCOUNTING TREATMENT

    We will record the exchange notes at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

    EXCHANGE AGENT


    We have appointed IBJ Whitehall Bank & Trust Company as exchange agent for the exchange offer. You should direct all questions and requests for assistance or additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:


                       By Mail:
                       IBJ Whitehall Bank & Trust Company
                       P.O. Box 84
                       Bowling Green Station
                       New York, NY 10274-0084
                       ATTN: Reorganization Operations Department

                       By Hand/Overnight Delivery:
                       IBJ Whitehall Bank & Trust Company
                       One State Street
                       New York, NY 10004
                       ATTN: Securities Processing Window, Subcellar One, (SC-1)

                       Facsimile Transmission: (212) 858-2611
                       Confirm by Telephone: (212) 858-2103
                       Via Telex No.: 177754

    FEES AND EXPENSES

    We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, our offices and regular employees may make additional solicitations by telegraph, telephone, telecopy or in person.


    We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes, and in handling or forwarding tenders for exchange.

    We will pay the expenses incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.



    We will pay all transfer taxes, if any, applicable to the exchange of initial notes pursuant to the exchange offer. However, tendering holders will pay the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, if:


    - certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes tendered, or

    - tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

    - a transfer tax is imposed for any reason other than the exchange of initial notes pursuant to the exchange offer.

    If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES


    If you do not exchange your initial notes for exchange notes pursuant to the exchange offer or if you do not properly tender your initial notes in the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the initial notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. The restrictions on transfer of your initial notes arise because we issued the initial notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In addition, if you want to exchange your initial notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent the initial notes are tendered and accepted in the exchange offer, the trading market, if any, for the initial notes would be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors."

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL


    The form and terms of the exchange notes are the same as the form and terms of the initial notes, except that the exchange notes have been registered under the Securities Act, will not bear legends restricting the transfer thereof and will not be entitled to registration rights under our registration rights agreement. We issued the initial notes and will issue the exchange notes under the indenture, dated as of November 25, 1998, between us and IBJ Whitehall Bank & Trust Company, as trustee. The terms of the exchange notes will include those stated in the indenture and the security agreement, dated as of November 25, 1998, among us, the trustee and IBJ Whitehall Bank & Trust Company as security intermediary and those made part of the indenture by reference to the Trust Indenture Act. The exchange notes will be subject to all such terms, and we refer you to the indenture, the security agreement and the Trust Indenture Act for a statement of such terms. Except as otherwise indicated, the following description relates both to the initial notes and the exchange notes and is a summary of the material provisions of the indenture and the security agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the security agreement because they, and not this description, define your rights as holder of the exchange notes. We have filed copies of the indenture and the security agreement as exhibits to the registration statement which includes this prospectus. The definitions of certain terms used in the following summary are indicated below under "--Certain Definitions." For purposes of this summary, the term "Metromedia Fiber Network" refers only to Metromedia Fiber Network, Inc. and not to any of its Subsidiaries. Also, in this description "initial notes" and "exchange notes" are collectively referred to as the "notes."



    As of the Issue Date, all of our Subsidiaries will be Restricted Subsidiaries. Under certain circumstances, we will be able to designate existing or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants contained in the indenture. Our investment in International Optical Network and our investment in the joint venture constructing the German network will not be considered Subsidiaries for purposes of the indenture.


TERMS OF NOTES

    The notes:

    - are general obligations of Metromedia Fiber Network,

    - rank without preference in right of payment with all existing and future unsecured senior Indebtedness of Metromedia Fiber Network,

    - rank senior in right of payment to all subordinated Indebtedness of Metromedia Fiber Network that may be issued in the future, if any, and

    - are not secured by any assets, and, therefore, will be effectively subordinated to any existing and future secured Indebtedness of Metromedia Fiber Network and its Subsidiaries, including the Credit Agreement, to the extent of the value of the assets securing such Indebtedness.


    We conduct substantially all of our operations through our Subsidiaries and, therefore, we are dependent on the cash flow of our Subsidiaries to meet our obligations, including our obligations with respect to the notes. The notes will be effectively subordinated to all Indebtedness and other liabilities and commitments, including trade payables and lease obligations, of our Subsidiaries, including any Guarantees of such Subsidiaries with respect to the Credit Agreement. Any right of Metromedia Fiber Network to receive assets of any of its Subsidiaries upon the liquidation or reorganization of such Subsidiary, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that Metromedia Fiber Network is itself recognized as a creditor of such Subsidiary. In such case the claims of Metromedia Fiber Network would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary that is senior to that held by Metromedia Fiber Network. Please refer to the sections in this prospectus entitled "Risk Factors--Payment of principal and interest on the exchange notes is effectively subordinated to the claims of our secured creditors and our subsidiaries' creditors."


PRINCIPAL, MATURITY AND INTEREST

    Metromedia Fiber Network will issue notes with a maximum aggregate principal amount of $650.0 million. Metromedia Fiber Network will issue notes in denominations of $1,000.00 and integral multiples of $1,000.00. For each initial note accepted for exchange, the holder of such initial note will receive an exchange note having a principal amount equal to that of the surrendered initial note. The notes will mature on November 15, 2008.

    Interest on the exchange notes will accrue at the rate of 10% per year and will be payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 1999. Metromedia Fiber Network will make each interest payment to the holders of record of these notes on the immediately preceding May 1 and November 1.

    Interest on the exchange notes will accrue from the most recent date to which interest has been paid on the initial notes or, if no interest has been paid on the initial notes, from November 25, 1998. Accordingly, if the relevant record date for interest payment occurs after the consummation of the exchange offer, registered holders of exchange notes on such record date will receive interest accruing from the most recent date to which interest has been paid on the initial notes or, if no interest has been paid, from November 25, 1998. Holders of initial notes whose initial notes are accepted for exchange will not receive any payment in respect of interest on such initial notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the exchange offer. If, however, the relevant record date for interest payment occurs before the consummation of the exchange offer, registered holders of initial notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from November 25, 1998. Interest will cease to accrue on initial notes accepted for exchange from and after the date of consummation of the exchange offer, except as described in the immediately preceding sentence. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.


    If a holder has given wire transfer instructions to Metromedia Fiber Network, Metromedia Fiber Network will make all payments of principal, premium, if any, and interest on the notes to such holder by wire transfer of immediately available funds in accordance with those instructions. All other payments of principal, premium, if any, and interest on the notes are payable at the office or agency of Metromedia Fiber Network maintained for such purpose within the city and state of New York unless Metromedia Fiber Network has elected to pay interest on the notes by check mailed to the holders of the notes at their respective addresses set indicated in the register of holders of notes by the holders. Until otherwise designated by Metromedia Fiber Network, Metromedia Fiber Network's office or agency in New York will be the office of the trustee maintained for such purpose.


PAYING AGENT AND REGISTRAR FOR THE NOTES

    The trustee initially will be the paying agent and registrar under the indenture, and Metromedia Fiber Network may act as paying agent or registrar under the indenture.

THE SECURITY AGREEMENT

    Metromedia Fiber Network's obligation to pay interest on the notes on May 15, 1999, November 15, 1999, and May 15, 2000 is secured by funds held by IBJ Whitehall Bank & Trust

Company, as security agent under an agreement between Metromedia Fiber Network and the security agent. Concurrently with the closing of the offering of the initial notes, Metromedia Fiber Network deposited with the security agent in the security account approximately $91.5 million in U.S. Government Securities, that, together with the proceeds from the investment thereof, will be sufficient to pay when due the first three interest payments on the notes. Following the third interest payment on the notes, any amounts remaining in the security account will be released to Metromedia Fiber Network and will thereafter remain subject to the applicable provisions of the indenture.

OPTIONAL REDEMPTION

    Except as set forth below, the notes will not be redeemable at Metromedia Fiber Network's option prior to November 15, 2003.


    After November 15, 2003, Metromedia Fiber Network may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, provided below, plus accrued and unpaid interest (and liquidated damages, if any, thereon to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:


YEAR                                                                     PERCENTAGE
-----------------------------------------------------------------------  -----------
2003...................................................................     105.000%
2004...................................................................     103.333%
2005...................................................................     101.667%
2006 and thereafter....................................................     100.000%


    Notwithstanding the foregoing, at any time prior to November 15, 2001, Metromedia Fiber Network may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of notes originally issued pursuant to the indenture at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest, and liquidated damages, if any, thereon to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if:


    - Metromedia Fiber Network uses the Net Cash Proceeds received from any Public Equity Offering made by Metromedia Fiber Network resulting in gross proceeds to Metromedia Fiber Network of at least $100 million, and

    - at least 65% of the aggregate principal amount of the notes originally issued pursuant to the Indenture remain outstanding immediately after the occurrence of any such redemption.


    Metromedia Fiber Network may make any such redemption upon not less than 30 nor more than 60 days' notice, but in no event more than 90 days after the closing of the related Public Equity Offering.


SELECTION AND NOTICE

    If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

    - in compliance with the requirements of the principal national securities exchange, if any, on which the notes are then listed, or

    - if the notes are not so then listed, on a pro rata basis, by lot or by such method as Metromedia Fiber Network deems fair and appropriate.

    No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount of such note to be redeemed. A new note in principal amount equal to the unredeemed portion of such note will be issued in the name of the Holder of such original note upon cancellation of the original note. Notes called for redemption will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption unless Metromedia Fiber Network defaults in the payment of such interest.

MANDATORY REDEMPTION

    Metromedia Fiber Network is not be required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL


    If a Change of Control occurs, each holder of notes will have the right to require Metromedia Fiber Network to purchase all or any part, equal to $1,000 or an integral multiple thereof, of that Holder's notes pursuant to the offer described below, called the Change of Control Offer, at a purchase price in cash equal to 101% of the aggregate principal amount thereof, called the Change of Control Payment, plus accrued and unpaid interest, and liquidated damages, if any, thereon to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. However, Metromedia Fiber Network shall not be obligated to repurchase notes pursuant to a Change of Control Offer if it has exercised its rights to redeem all of the notes pursuant to the indenture. Within 30 days following any Change of Control, Metromedia Fiber Network will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to purchase notes on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed, called the Change of Control payment date, in accordance with the procedures required by the Indenture and described in such notice.


    Metromedia Fiber Network will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this covenant, Metromedia Fiber Network will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof.

    On the Change of Control payment date, Metromedia Fiber Network will, to the extent lawful:

    - accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer,

    - deposit with the paying agent an amount equal to the Change of Control Payment plus accrued and unpaid interest thereon and liquidated damages, if any, in respect of all notes or portions thereof so tendered, and

    - deliver or cause to be delivered to the trustee notes so accepted together with an Officer's Certificate stating the aggregate principal amount of notes or portions thereof being purchased by Metromedia Fiber Network.


    The paying agent will promptly mail or deliver to each holder of notes so tendered the Change of Control payment plus accrued and unpaid interest thereon and liquidated damages, if any, for such notes, and the trustee will promptly authenticate and mail or deliver, or cause to be transferred by book entry, to each holder a new note in principal amount equal to any unpurchased portion of notes surrendered, if any; PROVIDED that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. Metromedia Fiber Network will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control payment date.


    The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Metromedia Fiber Network purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

    Metromedia Fiber Network's ability to purchase notes upon a Change of Control may be limited by Metromedia Fiber Network's then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any such required purchases. Metromedia Fiber Network will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of the indenture and purchases all notes validly tendered and not withdrawn.

    ASSET SALES

    Metromedia Fiber Network will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless:


    (i) Metromedia Fiber Network, or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of. For purposes of this covenant, fair market value will be as determined in good faith by the Board of Directors, including as to the value of all non cash consideration, and set forth in an Officer's Certificate delivered to the trustee,


    (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents or Telecommunications Assets, and


   (iii) Metromedia Fiber Network, or such Restricted Subsidiary, as the case may be, applies the Net Proceeds received from such Asset Sale within 360 days following the receipt of such Net Cash Proceeds, to the extent Metromedia Fiber Network elects:



        (a) to the permanent redemption or repurchase of outstanding Indebtedness, other than Subordinated Indebtedness, that is secured Indebtedness, including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount, or Indebtedness of Metromedia Fiber Network or such Restricted Subsidiary that ranks equally with the notes but has a maturity date that is prior to the maturity date of the notes, and/or



        (b) to reinvest such Net Cash Proceeds, or any portion thereof, in Telecommunications Assets.


    Notwithstanding anything herein to the contrary, with respect to the reinvestment of Net Cash Proceeds, only proceeds from an Asset Sale of assets, or Equity Interests, of a Foreign Subsidiary may be used to retire Indebtedness of a Foreign Subsidiary or reinvest in assets or Equity Interests of a Foreign Subsidiary.

    The balance of the Net Cash Proceeds that are not applied or invested as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."


    When the aggregate amount of excess proceeds equals or exceeds $15.0 million, taking into account income earned on such excess proceeds, Metromedia Fiber Network will be required to make a pro rata offer to all holders of notes and PARI PASSU Indebtedness with comparable provisions requiring such Indebtedness to be purchased with the proceeds of such Asset Sale, called an Asset Sale Offer, to purchase the maximum principal amount or accreted value in the case of Indebtedness issued with an original issue discount of notes and PARI PASSU Indebtedness that may be purchased out of the excess proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the procedures set forth in the indenture and the agreements governing such PARI PASSU Indebtedness. To the extent that any excess proceeds remain after consummation of an Asset Sale Offer, Metromedia Fiber Network may use such excess proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and PARI PASSU Indebtedness tendered into such Asset Sale offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the trustee shall select the notes and PARI PASSU Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts, or accreted values in the case of Indebtedness issued with an original issue discount, of the notes and such other Indebtedness. Upon completion of such Asset Sale offer, the amount of excess proceeds shall be reset at zero for purposes of the first sentence of this paragraph.


    For purposes of this provision, the following amounts will be deemed to be cash and/or Cash Equivalents:


    (i) any liabilities, as shown on Metromedia Fiber Network's, or such Restricted Subsidiary's, as the case may be, most recent balance sheet, other than Subordinated Indebtedness, of Metromedia Fiber Network or any Restricted Subsidiary, that are assumed by the transferee of any such assets pursuant to an agreement that immediately releases Metromedia Fiber Network and all of its Restricted Subsidiaries from all liability in respect thereof,


    (ii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if Metromedia Fiber Network and all of its Restricted Subsidiaries immediately are released from all Guarantees of payment of such Indebtedness and such Indebtedness is no longer the liability of Metromedia Fiber Network or any of its Restricted Subsidiaries, and


   (iii) any securities, notes or other obligations received by Metromedia Fiber Network, or such Restricted Subsidiary, as the case may be, from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Metromedia Fiber Network, or such Restricted Subsidiary, as the case may be, into cash and/or Cash Equivalents, to the extent of the cash and/or Cash Equivalents received.

CERTAIN COVENANTS

    The indenture imposes certain covenants on Metromedia Fiber Network, including the following covenants:

    RESTRICTED PAYMENTS

    Metromedia Fiber Network will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:


    (i) declare or pay any dividend or make any other payment or distribution on account of Metromedia Fiber Network's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of Metromedia Fiber Network's or any of its Restricted Subsidiaries' Equity Interests in their capacity as stockholders, other than dividends or distributions payable in Equity Interests, other than Disqualified Stock, of Metromedia Fiber Network or to Metromedia Fiber Network or a Restricted Subsidiary of Metromedia Fiber Network,



    (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Metromedia Fiber Network or any of its Restricted Subsidiaries or any direct or indirect parent of Metromedia Fiber Network, other than any such Equity Interests owned by Metromedia Fiber Network or any Consolidated Subsidiary of Metromedia Fiber Network,


    (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at Stated Maturity, or


    (iv) make any Restricted Investment, all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "restricted payments", unless:


    (a) at the time of and after giving effect to such restricted payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

    (b) Metromedia Fiber Network would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Metromedia Fiber Network and its Restricted Subsidiaries on and after the Issue Date (excluding Restricted Payments permitted by, and made pursuant to, clauses (ii), (iii) and (viii) of the next succeeding paragraph), is less than the sum, without duplication and except as credited in the next succeeding paragraph, of:


        (i) 50% of the Consolidated Net Income of Metromedia Fiber Network for the period, taken as one accounting period, beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit, plus



        (ii) 100% of the aggregate Net Cash Proceeds received by Metromedia Fiber Network on and after the Issue Date as a Capital Contribution or from the issue or sale of Equity Interests of Metromedia Fiber Network, other than Disqualified Stock, or from the issue or sale of Disqualified Stock or debt securities of Metromedia Fiber Network that have been converted or exchanged into such Equity Interests, other than Equity Interests, or Disqualified Stock or converted debt securities, sold to a Subsidiary of Metromedia Fiber

             Network, plus the amount of Net Cash Proceeds received by Metromedia Fiber Network upon such conversion or exchange, plus


       (iii) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries on and after the Issue Date resulting from (x) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to Metromedia Fiber Network or any Restricted Subsidiary from any Unrestricted Subsidiary, (y) proceeds realized by Metromedia Fiber Network or any Restricted Subsidiary upon the sale of such Investment to a Person other than Metromedia Fiber Network or any Subsidiary of Metromedia Fiber Network, or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any of the immediately preceding clauses (x),
             (y) or (z) the aggregate amount of Restricted Investments made by Metromedia Fiber Network or any Restricted Subsidiary in such Unrestricted Subsidiary on and after the Issue Date, plus


        (iv) to the extent that any Restricted Investment that was made on and after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of, to the extent paid to Metromedia Fiber Network or a Restricted Subsidiary, (A) the cash return of capital with respect to such Restricted Investment, less the cost of disposition, if any, and (B) the initial amount of such Restricted Investment.



    These provisions will not prohibit:


    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions;


    (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or Equity Interests of Metromedia Fiber Network in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale, other than to a Subsidiary of Metromedia Fiber Network, of, Equity Interests of Metromedia Fiber Network, other than any Disqualified Stock; PROVIDED that the amount of any such Net Cash Proceeds that are utilized for, and the Equity Interests issued or exchanged for, any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph;


    (iii) the defeasance, redemption, retirement, repurchase or other acquisition of Subordinated Indebtedness with the Net Cash Proceeds from, or issued in exchange for, a substantially concurrent incurrence of Permitted Refinancing Indebtedness; PROVIDED that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph;

    (iv) the payment of any dividend or other distribution by a Restricted Subsidiary of Metromedia Fiber Network to the holders of its Equity Interests on a pro rata basis;

    (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Metromedia Fiber Network or any of its Restricted Subsidiaries held by any member of Metromedia Fiber Network's or such Restricted Subsidiary's management; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any fiscal year;


    (vi) retiring any Equity Interests of Metromedia Fiber Network to the extent necessary, as determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be evidenced by a resolution thereof, to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by Metromedia Fiber Network or any Restricted Subsidiary from any governmental agency;

    (vii) Investments in Telecommunications Assets, PROVIDED that the aggregate fair market value, measured on the date each such Investment was made or returned, as applicable, when taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, does not exceed the sum of (y) $15.0 million, plus (z) the aggregate amount equal to the net reduction in Investments made pursuant to this clause (vii) on and after the Issue Date resulting from dividends, distributions, interest payments, return of capital, repayments of such Investments or Net Cash Proceeds realized by Metromedia Fiber Network or any Restricted Subsidiary upon the sale of such Investment to a Person other than Metromedia Fiber Network or any Subsidiary of Metromedia Fiber Network, except to the extent any such net reduction amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph;



    (viii) Investments in Telecommunications Assets made with the Net Cash Proceeds, the fair market value of Telecommunications Assets or Equity Interests of a Person that becomes a Restricted Subsidiary, PROVIDED the assets of such Person consist entirely or substantially entirely of Telecommunications Assets, received from the sale, other than to a Subsidiary of Metromedia Fiber Network, of Equity Interests of Metromedia Fiber Network, other than any Disqualified Stock, and, PROVIDED, FURTHER, that the amount of any such Net Cash Proceeds that are utilized for any such Investment shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph;



    (ix) Investments in International Optical Network, PROVIDED that the aggregate fair market value thereof, measured on the date each such Investment was made or returned, as applicable, when taken together with all other Investments made pursuant to this clause (ix) does not exceed the sum of (I) $15.0 million, plus, (II) for each fiscal year, an amount equal to the amount of cash received by Metromedia Fiber Network or any of its Restricted Subsidiaries from International Optical Network or any of its Subsidiaries during such fiscal year except to the extent any such amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph during such fiscal year plus, (III) to the extent necessary to pay reasonable and necessary operating expenses of International Optical Network, an amount not to exceed $1.0 million in each fiscal year; and


    (x) Investments in the German Joint Venture, PROVIDED that the aggregate fair market value (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, does not exceed the sum of (I) $100.0 million, plus (II) the aggregate amount equal to the net reduction in Investments made pursuant to this clause (x) on and after the Issue Date resulting from dividends, distributions, interest payments, return of capital, repayments of such Investments or Net Cash Proceeds realized by Metromedia Fiber Network or any Restricted Subsidiary upon the sale of such Investment to a Person other than Metromedia Fiber Network or any Subsidiary of Metromedia Fiber Network, except to the extent such amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph.


    The Board of Directors may not designate any Subsidiary of Metromedia Fiber Network, other than a newly created Subsidiary in which no Investment has previously been made, other than any de minimus amount required to capitalize such Subsidiary in connection with its organization, as an Unrestricted Subsidiary (a "designation") unless:


    (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation;

    (ii) Metromedia Fiber Network would, immediately after giving effect to such designation, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (iii) Metromedia Fiber Network would not be prohibited under the indenture from making an Investment at the time of such designation, assuming the effectiveness of such designation for purposes of this covenant, in an amount equal to the fair market value of the net Investment of Metromedia Fiber Network and all Restricted Subsidiaries in such Subsidiary on such date.


    In the event of any such designation, all outstanding Investments owned by Metromedia Fiber Network and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first or second paragraph of this covenant or Investments, as applicable. All such outstanding Investments will be deemed to constitute Restricted Payments in an amount equal to the fair market value of such Investments at the time of such designation.


    The indenture will further provide that a designation may be revoked and an Unrestricted Subsidiary may thus be redesignated as a Restricted Subsidiary (a "revocation") by a resolution of the Board of Directors delivered to the trustee; PROVIDED that Metromedia Fiber Network will not make any Revocation unless:


    (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

    (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such revocation would, if incurred at such time, have been permitted to be incurred at such time for all purposes under the indenture.


    The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Metromedia Fiber Network, or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any asset(s) or securities that are required to be valued by this covenant shall be determined in good faith by the Board of Directors, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million.


    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK


    Metromedia Fiber Network will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, including by way of merger, consolidation or acquisition, with respect to, collectively, "incur", any Indebtedness and Metromedia Fiber Network will not issue or incur any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue or incur any shares of Preferred Stock. However, Metromedia Fiber Network may incur Indebtedness or issue or incur shares of Disqualified Stock and its Restricted Subsidiaries may incur Acquired Debt or Acquired Preferred Stock if either:



    (i) the Consolidated Leverage Ratio at the end of Metromedia Fiber Network's most recently ended fiscal quarter (the "reference period") for which a consolidated balance sheet of Metromedia Fiber Network is available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued or incurred would have been less than 5.5 to 1.0, if the reference period ends on or prior to December 31, 2001, or 5.0 to 1.0, if the reference period ends subsequent to December 31, 2001, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Preferred Stock had been issued, as the case may be, at the beginning of the reference period; or


    (ii) the Consolidated Capital Ratio at the end of the reference period would have been less than 2.0 to 1.0, determined after giving effect to the incurrence or issuance of such Indebtedness or

Preferred Stock and, to the extent set forth in the definitions used herein, on a pro forma basis, including a pro forma application of the net proceeds therefrom.



    Notwithstanding the foregoing, the provisions of the paragraph set forth immediately above will not prohibit the incurrence of any of the following items of Indebtedness, collectively referred to as permitted indebtedness:


    (a) the incurrence by Metromedia Fiber Network of Indebtedness represented by the notes;

    (b) the incurrence by Metromedia Fiber Network or any of its Restricted Subsidiaries of Existing Indebtedness;


    (c) the incurrence of Indebtedness by Metromedia Fiber Network to any Consolidated Subsidiary or Indebtedness of any Restricted Subsidiary to Metromedia Fiber Network or any Consolidated Subsidiary, but such Indebtedness shall be deemed to be incurred upon such Indebtedness being held by any person other than Metromedia Fiber Network or such Consolidated Subsidiary including upon Designation and upon such Restricted Subsidiary otherwise no longer being a Consolidated Subsidiary; PROVIDED that in the case of Indebtedness of Metromedia Fiber Network, such obligations shall be unsecured and subordinated in all respects to Metromedia Fiber Network's obligations pursuant to the notes;



    (d) the incurrence by Metromedia Fiber Network of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this clause (d), plus any Permitted Refinancing Indebtedness and any other Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness, of up to $25.0 million;



    (e) the incurrence by Metromedia Fiber Network, or any Guarantee thereof by any Restricted Subsidiary, other than any Foreign Subsidiary, of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this clause (e) plus any Permitted Refinancing Indebtedness and any other Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness of up to $150.0 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant "Asset Sales" or (ii) assumed by a transferee in an Asset Sale;



    (f) the incurrence by Metromedia Fiber Network or any Foreign Subsidiaries of Purchase Money Indebtedness; PROVIDED that in each case, such Indebtedness shall not constitute more than 100% of the cost, determined in accordance with GAAP in good faith by the Board of Directors of Metromedia Fiber Network, to Metromedia Fiber Network or such Foreign Subsidiary, as applicable, of the property so purchased, developed, acquired, constructed, improved or leased;


    (g) the incurrence by Metromedia Fiber Network or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest or foreign currency exchange rate risk with respect to any floating rate Indebtedness or foreign currency based Indebtedness, respectively, that is permitted by the terms of the indenture to be outstanding; PROVIDEDthat the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness or other liability to which such Hedging Obligation relates;


    (h) the incurrence by a Foreign Subsidiary of Indebtedness pursuant to a Foreign Subsidiary Credit Agreement, or any Guarantee thereof by any other Foreign Subsidiary, in an aggregate principal amount incurred and outstanding at any time pursuant to this clause (h) plus any Permitted Refinancing Indebtedness and any other Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness, of up to $50.0 million, or the equivalent thereof at the time of incurrence in the applicable foreign currencies, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant "Asset Sales" or (ii) assumed by a transferee of an Asset Sale;



    (i) Metromedia Fiber Network and its Restricted Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds, all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in Metromedia Fiber Network's industry, other than to the extent not supporting Indebtedness, and


    (j) the incurrence by Metromedia Fiber Network or any of its Restricted Subsidiaries, as applicable, of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, refund, refinance or replace Indebtedness that was incurred pursuant to the first paragraph hereof or clauses (a), (b), (d), (e), (f), (h) or this clause (j) of this paragraph.


    Indebtedness or Preferred Stock of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of Metromedia Fiber Network, including upon designation of any Subsidiary or other Person as a Restricted Subsidiary or upon a revocation such that such Subsidiary becomes a Restricted Subsidiary or is merged with or into or consolidated with Metromedia Fiber Network or a Restricted Subsidiary of Metromedia Fiber Network shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of Metromedia Fiber Network or is merged with or into or consolidated with Metromedia Fiber Network or a Restricted Subsidiary of Metromedia Fiber Network, as applicable.


    Upon each incurrence, Metromedia Fiber Network may designate pursuant to which provision of this covenant such Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred by Metromedia Fiber Network under any other provision of this covenant, except as stated otherwise in the foregoing provisions.


    Metromedia Fiber Network will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness, including Permitted Indebtedness, that is contractually subordinated in right of payment to any other Indebtedness of Metromedia Fiber Network unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of Metromedia Fiber Network shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Metromedia Fiber Network solely by virtue of being unsecured.


    LIENS


    Metromedia Fiber Network will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind, other than Permitted Liens, upon any of their property or assets, now owned or hereafter acquired, or upon any income or profits therefrom unless all payments due under the indenture and the notes are secured, except as provided in the next clause, on an equal and ratable basis with the obligations so secured and no Lien shall be granted or be allowed to exist which secures Subordinated Indebtedness except with respect to Acquired Debt, in which case, however, such Liens must be made junior and subordinate to the Liens granted to the holders of the notes.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    Metromedia Fiber Network will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (i) (a) pay dividends or make any other distributions to Metromedia Fiber Network or any of its Restricted Subsidiaries (y) on its Capital Stock or (z) with respect to any other interest or participation in, or measured by, its profits, or

       (b) pay any indebtedness owed to Metromedia Fiber Network or any of its Restricted Subsidiaries,

    (ii) make loans or advances to Metromedia Fiber Network or any of its Restricted Subsidiaries or

    (iii) transfer any of its properties or assets to Metromedia Fiber Network or any of its Restricted Subsidiaries.

    However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (a) Existing Indebtedness as in effect on the Issue Date,

    (b) the indenture, the notes and Indebtedness ranking PARI PASSU with the notes provided such provisions are no more restrictive than the notes,

    (c) the Credit Agreement, any Foreign Subsidiary Credit Agreement, PROVIDED that the restrictions contained in the Credit Agreement are no more restrictive, taken as a whole, than those contained in a credit agreement with terms that are commercially reasonable for a borrower that has substantially comparable Indebtedness, and PROVIDED, FURTHER, that no such provision shall prohibit or restrict the ability of any Restricted Subsidiary to pay dividends or make other upstream distributions or other payments to Metromedia Fiber Network or any of its Restricted Subsidiaries,

    (d) applicable law,


    (e) any instrument governing Indebtedness or Capital Stock of a Person or assets acquired by Metromedia Fiber Network or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred,


    (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,


    (g) purchase money obligations, including pursuant to Purchase Money Indebtedness obligations, for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, constructed, leased or improved,


    (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, provided that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into,

    (i) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded,

    (j) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limit the right of Metromedia Fiber Network or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien,

    (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, and

    (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS


    Metromedia Fiber Network may not, directly or indirectly, consolidate or merge with or into, whether or not Metromedia Fiber Network is the surviving corporation, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:



    (i) Metromedia Fiber Network is the surviving corporation or the Person formed by or surviving any such consolidation or merger, if other than Metromedia Fiber Network, or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;



    (ii) the Person formed by or surviving any such consolidation or merger, if other than Metromedia Fiber Network, or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Metromedia Fiber Network under our registration rights agreement, the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;



    (iii) no Default or Event of Default, or an event that, with the passing of time or giving of notice or both, would constitute an Event of Default, shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;



    (iv) except in the case of a merger of Metromedia Fiber Network with or into a Wholly Owned Restricted Subsidiary of Metromedia Fiber Network, Metromedia Fiber Network or the Person formed by or surviving any such consolidation or merger, if other than Metromedia Fiber Network, or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will immediately after such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";


    (v) if, as a result of any such transaction, property or assets of Metromedia Fiber Network would become subject to a Lien subject to the provisions of the indenture described under "--Liens" above, Metromedia Fiber Network or the successor entity to Metromedia Fiber Network shall have secured the notes as required by said covenant; and


    (vi) Metromedia Fiber Network shall have delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture.

    The indenture will also provide that Metromedia Fiber Network may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets solely between or among Metromedia Fiber Network and its Wholly Owned Restricted Subsidiaries.


    Upon any consolidation or merger or any transfer of all or substantially all of the assets of Metromedia Fiber Network in accordance with the foregoing, the successor corporation formed by such consolidation or into which Metromedia Fiber Network is merged or to which such transfer is made shall succeed to and, except in the case of a lease, be substituted for, and may exercise every right and power of, Metromedia Fiber Network under the indenture with the same effect as if such successor corporation had been named therein as Metromedia Fiber Network, and, except in the case of a lease, Metromedia Fiber Network shall be released from the obligations under the notes and the indenture except with respect to any obligations that arise from, or are related to, such transaction.



    For purposes of the foregoing, the transfer, by assignment, sale or otherwise, of all or substantially all of the properties and assets of one or more Subsidiaries, Metromedia Fiber Network's interest in which constitutes all or substantially all of the properties and assets of Metromedia Fiber Network, shall be deemed to be the transfer of all or substantially all of the properties and assets of Metromedia Fiber Network.


    TRANSACTIONS WITH AFFILIATES


    Metromedia Fiber Network will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, each of the foregoing being called an Affiliate Transaction, unless:


    (i) such Affiliate Transaction is on terms that are not materially less favorable to Metromedia Fiber Network or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Metromedia Fiber Network or such Restricted Subsidiary with an unrelated Person, and

    (ii) with respect to any Affiliate transaction or series of related Affiliate transactions (A) involving aggregate consideration in excess of $5.0 million, Metromedia Fiber Network delivers to the trustee a resolution of the Board of Directors set forth in an Officers' Certificate that such Affiliate transaction is approved by a majority of the disinterested members of the Board of Directors and that, except with respect to matters governed by the Management Agreement, certifying that such Affiliate transaction complies with clause (i) above and is in the best interests of Metromedia Fiber Network or such Restricted Subsidiary and (B) if involving aggregate consideration in excess of $15.0 million, a favorable written opinion as to the fairness to Metromedia Fiber Network of such Affiliate transaction from a financial point of view is also obtained by Metromedia Fiber Network from an accounting, appraisal or investment banking firm of national standing.

    Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate transactions:

    (i) (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans,

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    (b) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business,

    (c) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or

    (d) Management Advances and payments in respect thereof,

    (ii) transactions between or among Metromedia Fiber Network and/or its Restricted Subsidiaries,

    (iii) payment of reasonable directors fees,


    (iv) any sale or other issuance of Equity Interests, other than Disqualified Stock, of Metromedia Fiber Network,



    (v) Affiliate transactions in effect or approved by the Board of Directors on the Issue Date, including any amendments thereto, PROVIDED that the terms of such amendments are not materially less favorable to Metromedia Fiber Network than the terms of such agreement prior to such amendment,



    (vi) transactions with respect to capacity between Metromedia Fiber Network or any Restricted Subsidiary and any Unrestricted Subsidiary or another Affiliate and joint sales and marketing pursuant to an agreement or agreements between Metromedia Fiber Network or any Restricted Subsidiary and any Unrestricted Subsidiary or another Affiliate, PROVIDED that in the case of this clause (vi), such agreements are on terms that are no less favorable to Metromedia Fiber Network or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length transaction with an unrelated third party or, in the case of a transaction with an Unrestricted Subsidiary, International Optical Network or another Affiliate, are either (x) entered into in connection with a transaction involving the selection by a customer of cable system capacity entered into in the ordinary course of business or (y) involve the provision by Metromedia Fiber Network or a Restricted Subsidiary to an Unrestricted Subsidiary, International Optical Network or another Affiliate of sales and marketing services, operations, administration and maintenance services or development services for which Metromedia Fiber Network or such Restricted Subsidiary receives a fair rate of return, as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the trustee, above its expenses of providing such services, and


    (vii) Restricted Payments that are permitted by the covenant described above under the caption "--Restricted Payments."

BUSINESS ACTIVITIES

    Metromedia Fiber Network will not, and will not permit any of its Restricted Subsidiaries to, engage, to more than a de minimus extent, in any business other than a Telecommunications Business.

PAYMENTS FOR CONSENT

    Metromedia Fiber Network and each of its Restricted Subsidiaries will not directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all Holders of the notes that consent, waive or agree to amend such terms or provisions of the indenture or the notes in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    REPORTS


    Whether or not required by the rules and regulations of the Securities and Exchange Commission, so long as any notes are outstanding, Metromedia Fiber Network will furnish to the trustee and the Holders of the notes:


    (i) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if Metromedia Fiber Network were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Metromedia Fiber Network and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Metromedia Fiber Network's certified independent accountants, and

    (ii) all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if Metromedia Fiber Network were required to file such reports, in each case within the time periods specified in the Securities and Exchange Commission's rules and regulations.


    In addition, following the consummation of the exchange offer, whether or not required by the rules and regulations of the Securities and Exchange Commission, Metromedia Fiber Network will file a copy of all such information and reports with the Securities and Exchange Commission for public availability within the time periods specified in the Commission's rules and regulations, unless the Securities and Exchange Commission will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.


EVENTS OF DEFAULT AND REMEDIES

    The indenture will provide that each of the following will constitute an Event of Default:

    (i) default for 30 days in the payment when due of interest on the notes;

    (ii) default in the payment when due of the principal of, or premium, if any, on, the notes;

    (iii) failure by Metromedia Fiber Network or any of its Restricted Subsidiaries to comply with the provisions described above under the captions "--Change of Control," or "--Asset Sales";

    (iv) failure by Metromedia Fiber Network or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the indenture or the notes;


    (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Metromedia Fiber Network or any of its Restricted Subsidiaries, or the payment of which is guaranteed by Metromedia Fiber Network or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $15 million or more;



    (vi) failure by Metromedia Fiber Network or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15 million, net of applicable insurance coverage which is acknowledged in writing by the insurer, which judgments are not paid, vacated, discharged or stayed for a period of 60 days; and



    (vii) certain events of bankruptcy or insolvency with respect to Metromedia Fiber Network or any of its Restricted Subsidiaries.

    If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Metromedia Fiber Network, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on, the notes, if it determines that withholding notice is in their interest.



    The holders of a majority, or super majority of at least 66 2/3% in the case of any covenant requiring 66 2/3% to amend, in aggregate principal amount of the then outstanding notes by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the notes.



    Metromedia Fiber Network will be required to deliver to the trustee annually a statement regarding compliance with the indenture, and Metromedia Fiber Network will be required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS OR
  SHAREHOLDERS

    No director, officer, employee, incorporator or shareholder of Metromedia Fiber Network, as such, will have any liability for any obligations of Metromedia Fiber Network with respect to the notes or the indenture, or for any claim based on, or in respect or by reason of, such obligations or their creation. Each holder of notes by accepting a note will waive and release any and all such liability. Such waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The indenture will be discharged and cancelled upon the delivery by Metromedia Fiber Network to the trustee for cancellation of all the notes or upon irrevocable deposit with the trustee, within not more than one year prior to the final stated maturity of the notes, or when the notes are to be called for redemption within one year under arrangements satisfactory to the trustee, of funds sufficient for the payment or redemption of all the notes.


    In addition, the indenture will provide that Metromedia Fiber Network may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes also called legal defeasance, except for:


    (i) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust referred to below;

    (ii) Metromedia Fiber Network's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

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
    (iii) the rights, powers, trusts, duties and immunities of the trustee, and Metromedia Fiber Network's obligations in connection therewith; and

    (iv) the legal defeasance provisions of the indenture.


    In addition, Metromedia Fiber Network may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are contained in the indenture through a covenant defeasance and, thereafter, any omission to comply with such obligations will not constitute a Default or Event of Default. In the event covenant defeasance occurs, certain events, but not including non-payment, bankruptcy, receivership, rehabilitation or insolvency events, described under "--Events of Default and Remedies" will no longer constitute an Event of Default.


    In order to exercise either legal defeasance or covenant defeasance:

    (i) Metromedia Fiber Network must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and Metromedia Fiber Network must specify whether the notes are being defeased to maturity or to a particular redemption date;


    (ii) in the case of legal defeasance, Metromedia Fiber Network must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that, since the Issue Date, Metromedia Fiber Network has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;


    (iii) in the case of covenant defeasance, Metromedia Fiber Network must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;


    (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit, or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;



    (v) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which Metromedia Fiber Network or any of its Restricted Subsidiaries is a party or by which Metromedia Fiber Network or any of its Restricted Subsidiaries is bound;


    (vi) Metromedia Fiber Network must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Metromedia Fiber Network with the intent of preferring the holders of the notes over other creditors of Metromedia Fiber Network, or with the intent of defeating, hindering, delaying or defrauding creditors of Metromedia Fiber Network or others; and

    (vii) Metromedia Fiber Network must deliver to the trustee an Officers' Certificate and an opinion of counsel in the United States reasonably acceptable to the trustee, each stating that the conditions

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

precedent provided for or relating to legal defeasance or covenant defeasance, as applicable, in the case of the Officers' Certificate, in clauses (i) through
(vi) and, in the case of the opinion of counsel, in clauses (i), with respect to the validity and perfection of the security interest, and clauses (ii) and (iii) of this paragraph, have been complied with.


TRANSFER AND EXCHANGE

    A holder may transfer or exchange notes in accordance with the procedures set forth in the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and Metromedia Fiber Network may require a holder to pay any taxes and fees required by law or permitted by the indenture.

    Metromedia Fiber Network will not be required to transfer or exchange any note selected for redemption. Also, Metromedia Fiber Network will not be required to transfer or exchange any note for a period of 15 days before:

    (i) a selection of notes to be redeemed,

    (ii) an interest payment date, or

    (iii) the mailing of notice of a Change of Control Offer or Asset Sale
Offer.

    The registered holder of a note will be treated as the owner of it for all purposes under the indenture.

AMENDMENT, SUPPLEMENT AND WAIVER


    The indenture contains provisions permitting Metromedia Fiber Network and the trustee to enter into a supplemental indenture for certain limited purposes without the consent of the holders. With the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding, Metromedia Fiber Network and the trustee are permitted to amend or supplement the indenture or any supplemental indenture or modify the rights of the holders; PROVIDED that no such modification may, without the consent of holders of at least 66 2/3% in aggregate principal amount of notes at the time outstanding, modify the provisions, including the defined terms used therein, of the covenant "Repurchase at the Option of the Holders--Change of Control" in a manner adverse to the holders or, except with respect to the Lien on the security account, release or modify a Lien granted to the holders of the notes; and PROVIDED that no such modification may, without the consent of each holder affected thereby:



    (i) change the Stated Maturity on any note, or reduce the principal amount thereof or the rate, or extend the time for payment, of interest thereon or any premium payable upon the redemption at the option of Metromedia Fiber Network thereof, or change the place of payment where, or the coin or currency in which, any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or, in the case of redemption at the option of Metromedia Fiber Network, on or after the Redemption Date, or reduce the Change of Control Payment or the Asset Sale Offer Price after the corresponding Asset Sale or Change of Control has occurred, or



    (ii) alter the provisions, including the defined terms used therein, regarding the right of Metromedia Fiber Network to redeem the notes as a right, or at the option, of Metromedia Fiber Network in a manner adverse to the holders, or


    (iii) reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required for any such amendment, supplemental indenture or waiver provided for in the indenture, or

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
    (iv) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby, or

    (v) cause the notes to become subordinate in right of payment to any other Indebtedness, or

    (vi) release any funds from the security account in any manner inconsistent with the provisions of the security agreement as in effect on the Issue Date or modify any provision of the security agreement in a manner adverse to the holders of the notes.

    Notwithstanding the foregoing, without the consent of any holder of notes, Metromedia Fiber Network and the trustee may amend or supplement the indenture or the notes:

    (i) to cure any ambiguity, defect or inconsistency,

    (ii) to provide for uncertificated notes in addition to or in place of certificated notes,

    (iii) to provide for the assumption of Metromedia Fiber Network's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Metromedia Fiber Network's assets in accordance with the terms of the indenture,

    (iv) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder, or

    (v) to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Metromedia Fiber Network, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue, or resign.


    The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. In case an Event of Default shall occur, which shall not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of their own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.


GOVERNING LAW

    The indenture and the notes are governed by and construed in accordance with the laws of the State of New York.


    Metromedia Fiber Network will submit to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, city and state of New York for purposes of all legal actions and proceedings instituted in connection with the notes and the indenture.


CERTAIN DEFINITIONS


    We have provided below certain defined terms used in the indenture. We urge you to read the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus for which we have provided no definition.

    "ACQUIRED DEBT" or "ACQUIRED PREFERRED STOCK" means, with respect to any specified Person, Indebtedness or Preferred Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including by Designation or Revocation, provided such Indebtedness or Preferred Stock is not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.



    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control", including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.


    "ASSET SALE" means:


    (i) the sale, lease, transfer, conveyance or other disposition of any assets or rights, including, without limitation, by way of a sale and leaseback, other than sales of inventory in the ordinary course of business and other than any sale, lease, transfer, conveyance or other disposition in the ordinary course of business of capacity on any fiber optic or cable system owned, controlled or operated by Metromedia Fiber Network or any Restricted Subsidiary or of telecommunications capacity, transmission rights, conduit or rights-of-way acquired by Metromedia Fiber Network or any Restricted Subsidiary for use in a Telecommunications Business of Metromedia Fiber Network or any Restricted Subsidiary, PROVIDED that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of Metromedia Fiber Network and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant, and


    (ii) the issue or sale by Metromedia Fiber Network or any of its Restricted Subsidiaries of Equity Interests of any Subsidiary.


    Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by Metromedia Fiber Network to a Consolidated Subsidiary or by a Subsidiary to Metromedia Fiber Network or to a Consolidated Subsidiary, (ii) an issuance of Equity Interests by a Subsidiary to Metromedia Fiber Network or to a Consolidated Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments," (iv) Permitted Investments made in accordance with clause (a) or (c) of the definition thereof, (v) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of a Telecommunications Business of Metromedia Fiber Network and its Restricted Subsidiaries and that is disposed of in the ordinary course of business, (vi) the surrender or waiver by Metromedia Fiber Network or any of its Restricted Subsidiaries of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind by Metromedia Fiber Network or any of its Restricted Subsidiaries or the grant by Metromedia Fiber Network or any of its Restricted Subsidiaries of a Lien not prohibited by the indenture, (vii) the sale of Cash Equivalents in the ordinary course of business; and (viii) sales, transfers, assignments and other dispositions of assets, or related assets in related transactions, in the ordinary course of business with an aggregate fair market value of less than $1.0 million.


    "BOARD OF DIRECTORS" means the board of directors or other governing body of Metromedia Fiber Network or, if Metromedia Fiber Network is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

    "BOARD RESOLUTION" means a duly authorized resolution of the Board of Directors.

    "CAPITAL CONTRIBUTION" means any contribution to the equity of Metromedia Fiber Network from a direct or indirect parent of Metromedia Fiber Network for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition, PROVIDED that with respect to any Foreign Subsidiary, Cash Equivalents shall also mean those investments that are comparable to clauses (iii) through (vi) above in such Foreign Subsidiary's country of organization or country where it conducts business operations.

    "CHANGE OF CONTROL" means the occurrence of any of the following:


    (i) any "person" or "group", as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than number of shares, of Metromedia Fiber Network and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock, measured by voting power rather than by number of shares, of Metromedia Fiber Network than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Metromedia Fiber Network, for the purposes of this clause, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock, measured by voting power rather than by number of shares, of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock, measured by voting power rather than by number of shares, of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation,


    (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of Metromedia Fiber Network,


   (iii) Metromedia Fiber Network consolidates or merges with or into any other Person, other than a consolidation or merger (a) of Metromedia Fiber Network into a Wholly Owned Restricted Subsidiary of Metromedia Fiber Network or (b) pursuant to a transaction in which the outstanding Voting Stock of Metromedia Fiber Network is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of Metromedia Fiber Network immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the Voting Stock, measured by voting power rather than number of shares, of the surviving corporation immediately following such transaction, or



    (iv) the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Metromedia Fiber Network and its Restricted Subsidiaries taken as a whole to any person other than a Wholly Owned Restricted Subsidiary of Metromedia Fiber Network or a Permitted Holder or a person more than 50% of the Voting Stock, measured by voting power rather than by number of shares, of which is owned, directly or indirectly, following such transaction or transactions by the Permitted Holders; PROVIDED, HOWEVER, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on cable systems owned, controlled or operated by Metromedia Fiber Network or any Restricted Subsidiary or fiber optic or of telecommunications capacity or transmission rights, rights-of-way or conduit acquired by Metromedia Fiber Network or any Restricted Subsidiary for use in the Telecommunications Business of Metromedia Fiber Network or a Restricted Subsidiary, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of Metromedia Fiber Network or any Restricted Subsidiary shall not be deemed a disposition of assets for purposes of this clause (iv).


    The definition of a Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Metromedia Fiber Network and its Restricted Subsidiaries taken as a whole. The indenture is governed by New York law, and there is no clearly established meaning under New York law of the phrase "substantially all" of the assets of a corporation. Accordingly, the ability of a Holder of notes to require Metromedia Fiber Network to purchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Metromedia Fiber Network and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

    "CONSOLIDATED CAPITAL RATIO" means, with respect to Metromedia Fiber Network as of any date, the ratio of (i) the aggregate consolidated amount of Indebtedness of Metromedia Fiber Network and its Restricted Subsidiaries then outstanding to (ii) the Consolidated Net Worth of Metromedia Fiber Network and its Consolidated Subsidiaries as of such date.

    "CONSOLIDATED CASH FLOW" means, with respect to Metromedia Fiber Network for any period, the Consolidated Net Income of Metromedia Fiber Network and its Consolidated Subsidiaries for such period plus (A) to the extent that any of the following items were deducted in computing such Consolidated Net Income, but without duplication, (i) provision for taxes based on income or profits of Metromedia Fiber Network and its Consolidated Subsidiaries for such period, plus (ii) consolidated interest expense of Metromedia Fiber Network and its Consolidated Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations, plus (iii) depreciation, amortization, including amortization of goodwill and other intangibles and the amount of capacity available for sale, other than for backhaul capacity, charged to cost of sales, but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash expenses, excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, of Metromedia Fiber Network and its Consolidated Subsidiaries for such period, minus (B) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.



    Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Metromedia Fiber Network shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Metromedia Fiber Network only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Metromedia Fiber Network by such Restricted Subsidiary without prior governmental approval, that has not been obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.


    "CONSOLIDATED LEVERAGE RATIO" means, with respect to Metromedia Fiber Network, as of any date, the ratio of (i) the aggregate consolidated amount of Indebtedness of Metromedia Fiber Network and its Restricted Subsidiaries then outstanding to (ii) the annualized Consolidated Cash Flow of Metromedia Fiber Network and its Consolidated Subsidiaries for the most recently ended fiscal quarter.

    "CONSOLIDATED NET INCOME" means, with respect to Metromedia Fiber Network for any period, the aggregate of the Net Income of Metromedia Fiber Network and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:


    (i) the Net Income, but not loss, of any Person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to Metromedia Fiber Network or a Consolidated Subsidiary thereof by such Person but not in excess of the Company's Equity Interests in such Person,



    (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained, or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, except that Metromedia Fiber Network equity in the net income of any such Restricted Subsidiary for such period may be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Metromedia Fiber Network as a dividend,


    (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

    (iv) the equity of Metromedia Fiber Network or any Restricted Subsidiary in the net income, if positive) of any Unrestricted Subsidiary shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary during such period to Metromedia Fiber Network or a Consolidated Subsidiary as a dividend or other distribution, but not in excess of the amount of the Net Income of such Unrestricted Subsidiary for such period, and


    (v) the cumulative effect of a change in accounting principles shall be excluded.


    "CONSOLIDATED NET WORTH" means, with respect to Metromedia Fiber Network as of any date, the sum of (i) the consolidated equity of the common shareholders of the Company and its Consolidated Subsidiaries that are Consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on Metromedia Fiber Network balance sheet as of such date with respect to any series of Preferred Stock, other than Disqualified Stock, that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by Metromedia Fiber Network upon issuance of such Preferred Stock, less (x) all write-ups, other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business, subsequent to the Closing Date in the book value of any asset owned by Metromedia Fiber Network or a Restricted Subsidiary that is a Consolidated Subsidiary of Metromedia Fiber Network, (y) all outstanding net Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries, except, in each such case, Permitted Investments, and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.



    "CONSOLIDATED SUBSIDIARY" means, for any Person, each Restricted Subsidiary of such Person, whether now existing or hereafter created or acquired, the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.


    "CONTINUING DIRECTORS" means individuals who at the beginning of the period of determination constituted the Board of Directors of Metromedia Fiber Network, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Metromedia Fiber Network was approved by a vote of a majority of the directors of Metromedia Fiber Network then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is the designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

    "CREDIT AGREEMENT" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by Metromedia Fiber Network and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

    "CURRENCY AGREEMENT" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.


    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Metromedia Fiber Network to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Metromedia Fiber Network may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants Restricted Payments."


    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock,.


    "EXISTING ASSETS" means property, plant and equipment and other tangible business assets existing as of the Closing Date used in a Telecommunications Business of Metromedia Fiber Network, but does not include cash or Cash Equivalents existing on the Closing Date, and the proceeds from the sale, disposition or other transfer of any Existing Assets outside the ordinary course of business.

    "EXISTING INDEBTEDNESS" means Indebtedness of Metromedia Fiber Network and its Restricted Subsidiaries in existence on the Closing Date, until such amounts are repaid.

    "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of Metromedia Fiber Network which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia, and (ii) conducts substantially all of its business operations outside the United States of America.

    "FOREIGN SUBSIDIARY CREDIT AGREEMENT" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by one or more of Metromedia Fiber Network's Foreign Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.

    "GERMAN JOINT VENTURE" means the Person(s) formed or organized to engineer, develop and construct the German network.


    "GOVERNMENT SECURITIES" means securities that are (a) direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America, including any agency or instrumentally thereof, of the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.



    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person (i) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.


    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof, or banker's acceptances or representing Capital Lease Obligations or the balance of the deferred and unpaid purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing, other than letters of credit, or reimbursement agreements in respect thereof, banker's acceptances and Hedging Obligations, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, Disqualified Stock of such Person and Preferred Stock of such Person's Restricted Subsidiaries and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.


    "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.


    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including Guarantees of Indebtedness or other obligations, advances or capital contributions, excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Metromedia Fiber Network or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Metromedia Fiber Network or such Restricted Subsidiary, Metromedia Fiber Network shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants and Restricted Payments."



    "INTERNATIONAL OPTICAL NETWORK" means International Optical Network, L.L.C., a Delaware limited liability company.


    "ISSUE DATE" means the date of first issuance of the initial notes under the indenture.


    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction.

    "MANAGEMENT ADVANCES" means loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary (i) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (ii) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (iii) otherwise in the ordinary course of business not exceeding $3.0 million in the aggregate at any time outstanding.

    "MANAGEMENT AGREEMENT" means the Metromedia Management Agreement as the same may be amended, supplemented, modified, restated or replaced from time to time with the approval of a majority of the disinterested members of the Board of Directors.


    "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale, or Capital Contribution in respect, of Capital Stock and by Metromedia Fiber Network and its Restricted Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities, including options, warrants, rights and convertible or exchangeable debt, of Metromedia Fiber Network that were issued for cash on or after the Closing Date, the amount of cash originally received by Metromedia Fiber Network upon the issuance of such securities, including options, warrants, rights and convertible or exchangeable debt, less, in each case, the sum of all payments, fees, commissions and reasonable and customary expenses, including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses, incurred in connection with such Asset Sale or sale of Capital Stock, and, in the case of an Asset Sale only, less the amount, estimated reasonably and in good faith by Metromedia Fiber Network, of income, franchise, sales and other applicable federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability by Metromedia Fiber Network or any of its respective Restricted Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.



    "NET INCOME" means, with respect to any Person, the net income, loss, of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain, but not loss, together with any related provision for taxes on such gain, but not loss, realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.



    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither Metromedia Fiber Network nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind, including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness, or (b) is directly or indirectly liable, as a guarantor or otherwise, and (ii) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of Metromedia Fiber Network or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.


    "OFFICER" means the President, the Chief Executive Officer, any Executive Vice President, and the Chief Financial Officer of Metromedia Fiber Network.

    "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

    "PARI PASSU INDEBTEDNESS" means Indebtedness of Metromedia Fiber Network ranking PARI PASSU in right of payment with the notes.

    "PERMITTED HOLDER" means Metromedia Company, its general partners and their respective Related Persons and Persons that would constitute a Class B Permitted Holder as defined in Metromedia Fiber Network's Amended and Restated Certificate of Incorporation.

    "PERMITTED INVESTMENTS" means (a) any Investment in Metromedia Fiber Network or in a Consolidated Subsidiary of Metromedia Fiber Network that is engaged entirely or substantially entirely in a Telecommunications Business; (b) any Investment in Cash Equivalents; and (c) any Investment by Metromedia Fiber Network or any of its Restricted Subsidiaries in a Person, if as a result of such Investment (i) such Person becomes a Consolidated Subsidiary of Metromedia Fiber Network that is engaged entirely or substantially entirely in a Telecommunications Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Metromedia Fiber Network or a Consolidated Subsidiary of Metromedia Fiber Network that is engaged entirely or substantially entirely in a Telecommunications Business.


    "PERMITTED LIENS" means (i) Liens to secure Indebtedness permitted by clauses (e) (f), (g) and (h) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", PROVIDED that with respect to Liens to secure Indebtedness permitted by clause (f) thereof or any Permitted Refinancing Indebtedness of such Indebtedness, such Lien must cover only the assets acquired with such Indebtedness; (ii) Liens in favor of Metromedia Fiber Network or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Metromedia Fiber Network or any of its Restricted Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Metromedia Fiber Network or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by Metromedia Fiber Network or any of its Restricted Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Closing Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) zoning restrictions, rights-of-way, easements and similar charges or encumbrances incurred in the ordinary course which in the aggregate do not detract from the value of the property thereof, and (ix) Liens incurred in the ordinary course of business of Metromedia Fiber Network or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, other than trade credit in the ordinary course of business, and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Metromedia Fiber Network or such Restricted Subsidiary.



    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Metromedia Fiber Network or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Metromedia Fiber Network or any of its Restricted Subsidiaries, other than intercompany Indebtedness; PROVIDED that:
(i) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or accreted value, if applicable, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or otherwise reasonably determined by Metromedia Fiber Network to be necessary and reasonable expenses incurred in connection therewith; (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is expressly subordinated in right of payment to, the notes on terms at least as favorable to the Holders of the notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred solely by Metromedia Fiber Network or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is secured only by the assets, if any, that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.


    "PREFERRED STOCK" means any Equity Interest of any class or classes of a Person, however designated, which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.


    "PUBLIC EQUITY OFFERING" means an underwritten offering of common stock of Metromedia Fiber Network for cash pursuant to an effective registration statement under the Securities Act.


    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness, including Acquired Debt, in the case of leases, Capital Lease Obligations, mortgage financings and purchase money obligations, incurred for the purpose of financing all or any part of the cost of the engineering, construction, installation, acquisition, lease, other than pursuant to a sale and leaseback of Existing Assets, development or improvement of any Telecommunications Assets used by Metromedia Fiber Network or any Restricted Subsidiary, in the case of Indebtedness incurred by Metromedia Fiber Network, or any Foreign Subsidiary, in the case of Indebtedness incurred by any Foreign Subsidiary, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.


    "RELATED PERSON" means any Person who controls, is controlled by or is under common control with a Permitted Holder; PROVIDED, that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.

    "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context specifically requires otherwise, Restricted Subsidiary means a direct or indirect Restricted Subsidiary of Metromedia Fiber Network.

    "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of Metromedia Fiber Network that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the notes, in any respect.


    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof, and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person, or any combination thereof.



    "TELECOMMUNICATIONS ASSETS" means all assets, rights, contractual or otherwise, and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business and the Equity Interests of a Person engaged entirely or substantially entirely in a Telecommunications Business.


    "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above; PROVIDED, THAT, the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of Metromedia Fiber Network.

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of Metromedia Fiber Network that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary at the time of such designation: (a) has no Indebtedness other than Non-Recourse Debt; (b) is a Person with respect to which neither Metromedia Fiber Network nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Metromedia Fiber Network or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants and Restricted Payments." The Board of Directors of Metromedia Fiber Network may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Metromedia Fiber Network of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period, and (ii) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.


    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.



    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.


BOOK-ENTRY, DELIVERY AND FORM


    Except as described below, we will initially issue the exchange notes in the form of one or more registered exchange notes in global form without coupons. We will deposit each global note on the date of the closing of the Exchange Offer with, or on behalf of, The Depository Trust Company in New York, New York, and register the exchange notes in the name of The Depository Trust Company or its nominee, or will leave such notes in the custody of the trustee.


    DEPOSITORY PROCEDURES


    We are providing you with the following description of the operations and procedures of The Depository Trust Company, Euroclear and Cedel solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We take no responsibility for these operations and procedures and urge you to contact the system or their participants directly to discuss these matters.



    The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, and to facilitate the clearance and settlement of transactions in those securities between direct participants through electronic book-entry changes in accounts of participants. The direct participants include securities brokers and dealers, including the initial purchasers, banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to The Depository Trust Company's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant. The Depository Trust Company may hold securities beneficially owned by other persons only through the direct or indirect participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the direct and/or indirect participant, and not on the records maintained by The Depository Trust Company.



    The Depository Trust Company has also advised us that, pursuant to its procedures, (i) upon deposit of the global notes, The Depository Trust Company will credit the accounts of the direct participants with an interest in the global notes, and (ii) The Depository Trust Company will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants. The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.



    Investors in the global notes may hold their interests in these notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations, including Euroclear and Cedel, that are direct participants in The Depository Trust Company. Euroclear and Cedel will hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in global notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of The Depository Trust Company. Interests held through Euroclear or Cedel may also be subject to the procedures and requirements of these systems.



    The laws of some states require that certain persons may take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge this interest to persons or entities that are not direct participants in The Depository Trust Company, or to otherwise take actions in respect of this interest, may be affected by the lack of physical certificates evidencing this interest.



    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS OF THE NOTES UNDER THE INDENTURE FOR ANY PURPOSE.



    Payments with respect to the principal of, premium, if any, and interest on, any exchange notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing the exchange notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes are registered, including notes represented by global notes, as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, liquidated damages, if any, and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture. Consequently, none of us, the trustee or any of our agents, or the trustee's agents has or will have any responsibility or liability for (i) any aspect of The Depository Trust Company's records or any direct participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note or (ii) any other matter relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.



    The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of The Depository Trust Company, unless The Depository Trust Company has reason to believe it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants, as the case may be, and will not be the responsibility of The Depository Trust Company, the trustee or us.



    None of us or the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the related exchange notes and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust Company for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes.



    Cross-market transfers between the participants in The Depository Trust Company, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through The Depository

Trust Company in accordance with The Depository Trust Company's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary. However, these cross market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines, Brussels time, of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in The Depository Trust Company and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.



    The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account The Depository Trust Company has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default with respect to the notes, The Depository Trust Company reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.



    Although The Depository Trust Company, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S global notes and in the global notes among participants in The Depository Trust Company, Euroclear and Cedel, they are under no obligation to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. None of us, the trustee or any of our or the trustee's respective agents will have any responsibility for the performance by The Depository Trust Company, Euroclear or Cedel or their respective participants of their respective obligations under the rules and procedures governing their operations.


    EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A global note is exchangeable for definitive notes in registered certificated form if:


    - The Depository Trust Company notifies us that it is unwilling or unable to continue as depository for the global notes and we fail to appoint a successor depository within 90 days, or



    - The Depository Trust Company ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or


    - we elect to cause the issuance of the certificated notes upon a notice to the trustee, or


    - a default or event of default under the notes has occurred and is continuing, or



    - such a request is made but only upon prior written notice given to the trustee by or on behalf of The Depository Trust Company in accordance with the indenture.



    In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.


    EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES


    Notes issued in certificated form may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate, in the form provided in the indenture, to the effect that the transfer will comply with the appropriate transfer restrictions applicable to these notes.

    SAME DAY SETTLEMENT AND PAYMENT


    The indenture requires that payments in respect of the notes represented by the global notes, including principal, premium, if any, and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to notes in certificated form, we will make all payments of principal, premium, if any, and interest on the notes at our office or agency maintained for such purpose within the city and state of New York, initially the office of the paying agent maintained for such purpose, or, at our option, by check mailed to the holders thereof at their respective addresses set forth in the register of holders of notes. However, we are required to make all payments of principal, premium, if any, and interest on notes in certificated form the holders of which have given us wire transfer instructions, by wire transfer of immediately available funds to the accounts specified by the holders thereof.



    The notes represented by the global notes are expected to be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by The Depository Trust Company to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds. Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.



    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a global note from a direct or indirect participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day, which must be a business day for Euroclear and Cedel, immediately following the settlement date of The Depository Trust Company. The Depository Trust Company has advised us that cash received in Euroclear or Cedel as a result of sales of interests in a global note by or through a Euroclear or Cedel participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following The Depository Trust Company's settlement date.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS


    The following discussion is a summary of United States federal income and estate tax considerations that may be relevant to the exchange of initial notes for exchange notes pursuant to the exchange offer and to the purchase, ownership and disposition of the exchange notes. This summary does not purport to be a complete analysis of all of the potential United States federal income and estate tax considerations relating to the purchase, ownership and disposition of the exchange notes and generally does not address any other taxes that might be applicable to a holder of the exchange notes. In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special United States tax counsel to Metromedia Fiber Network, the discussion accurately reflects the material United States federal income tax consequences to U.S. and non-U.S. Holders of the consummation of the exchange offer and the ownership and disposition of the exchange notes. We cannot assure you that the United States Internal Revenue Service will take a similar view of such consequences. Further, the discussion does not address all aspects of taxation that may be relevant to particular holders of initial notes or exchange notes in light of their individual circumstances, including the effect of any foreign, state or local laws, or to certain types of purchasers subject to special treatment under United States federal income tax laws, including dealers in securities, insurance companies, financial institutions, persons that hold the initial notes or exchange notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction or a constructive sale, persons whose functional currency is not the U.S. dollar and tax-exempt entities. The discussion below assumes that the initial notes or exchange notes are held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986.


    The discussion of the United States federal income and estate tax considerations below is based on currently existing provisions of the Code, the applicable Treasury regulations promulgated and proposed thereunder, judicial decisions, and administrative interpretations, all of which are subject to change, possibly on a retroactive basis. Because individual circumstances may differ, you are strongly urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any state, local, non-United States or other tax laws and possible changes in the tax laws.


    As used in this section, the term U.S. holder means a beneficial owner of an exchange note who or which is for United States federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. The term also includes certain former citizens of the United States whose income and gain on the exchange notes will be subject to United States taxation. As used herein, the term non-U.S. holder means a beneficial owner of an exchange note that is not a U.S. holder.


FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER


    The exchange of initial notes for exchange notes pursuant to the exchange offer will not be treated as an exchange or otherwise as a taxable event to holders. Consequently, (1) no gain or loss will be realized by a holder upon receipt of an exchange note, (2) the holding period of the exchange note will include the holding period of the initial note exchanged therefor and (3) the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the initial note exchanged therefor immediately before the exchange.

TAX CONSIDERATIONS FOR U.S. HOLDERS

    PAYMENTS OF INTEREST

    Interest on an exchange note generally will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder's method of accounting for United States federal income tax purposes.

    MARKET DISCOUNT AND BOND PREMIUM


    If a U.S. holder purchases an exchange note for an amount that is less than its principal amount, the difference generally will be treated as market discount. In such case, any partial principal payment on and gain realized on the sale, exchange or retirement of the exchange note and unrealized appreciation on certain nontaxable dispositions of the note will be treated as ordinary income to the extent of the market discount that has not previously been included in income and that is treated as having accrued on the exchange note prior to such payment or disposition and the U.S. holder might be required to defer all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such exchange note, in each case, unless the U.S. holder has made an election to include such market discount in income as it accrues. Unless the U.S. holder elects to treat market discount as accruing on a constant yield method, market discount will be treated as accruing on a straight-line basis over the remaining term of the exchange note. An election made to include market discount in income as it accrues will apply to all debt instruments acquired by the U.S. holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.



    If a U.S. holder purchases an exchange note for an amount in excess of all amounts payable on the exchange note after the purchase date, other than payments of stated interest, such excess will be treated as bond premium. In general, a U.S. holder may elect to amortize bond premium over the remaining term of the exchange note on a constant yield method. The amount of bond premium allocable to any accrual period is offset against the stated interest allocable to such accrual period (and any excess may be deducted, subject to certain limitations). An election to amortize bond premium applies to all taxable debt instruments held at the beginning of the first taxable year to which such election applies and thereafter acquired by the U.S. holder and may be revoked only with the consent of the Internal Revenue Service.


    SALE, EXCHANGE OR RETIREMENT OF NOTES

    Upon the sale, exchange or retirement of a an exchange note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount of cash plus the fair market value of any property received (not including any amount attributable to accrued but unpaid interest) and such holder's adjusted tax basis in the exchange note. A U.S. holder's adjusted tax basis in an exchange note will be its cost, increased by any accrued market discount included in income and reduced by any amortized bond premium and any principal payment on the exchange note received by such holder.

    Subject to the discussion of market discount above, gain or loss realized on the sale, exchange or retirement of an exchange note by a U.S. holder generally will be capital gain or loss if the exchange note is held as a capital asset by the U.S. holder. Net capital gains of individuals are subject to tax at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

    Generally, payments of principal or interest on the exchange notes by Metromedia Fiber Network or any paying agent to a beneficial owner of an exchange note that is a non-U.S. holder will not be subject to U.S. federal income or income withholding tax, provided that, in the case of interest,

(1) such non-U.S. holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of stock of Metromedia Fiber Network entitled to vote, (2) such non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related to Metromedia Fiber Network actually or constructively through stock ownership, (3) such non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code and
(4) either (a) the non-U.S. holder provides Metromedia Fiber Network or its agent with an Internal Revenue Service Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to its non-United States status in compliance with applicable law and Treasury regulations or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the exchange note and provides a statement to Metromedia Fiber Network or its agent signed under penalties of perjury in which such organization, bank or financial institution certifies that such a Form W-8 (or suitable substitute) has been received by it from the non-U.S. holder or from another financial institution acting on behalf of the non-U.S. holder and furnishes Metromedia Fiber Network or its agent with a copy thereof. If these requirements cannot be met, a non-U.S. holder generally will be subject to United States federal income withholding tax at a rate of 30% (or such lower rate provided by an applicable treaty) with respect to payments of interest on the exchange notes. The non-U.S. holder must inform Metromedia Fiber Network or its agent or the financial institution to which the non-U.S. holder provided the Form W-8 (or suitable substitute) within 30 days of any change in the information provided in such form.



    Treasury regulations generally effective for payments made after December 31, 1999 provide alternative methods for satisfying the certification requirements described in clause (4) above. These new regulations also will require, in the case of exchange notes held by a foreign partnership, that (1) the certification be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a U.S. taxpayer identification number.



    A non-U.S. holder of an exchange note generally will not be subject to United States federal income or income withholding tax on gain realized on the sale, exchange, redemption, retirement or other disposition of such exchange note, unless (1) such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met or (2) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States.



    Notwithstanding the above, if a non-U.S. holder of an exchange note is engaged in a trade or business in the United States and if interest on the exchange note, or gain realized on the disposition of the exchange note, is effectively connected with the conduct of such trade or business, the non-U.S. holder generally will be subject to regular United States federal income tax on such interest or gain in the same manner as if it were a U.S. holder, unless an applicable treaty provides otherwise. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or such lower rate provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it generally is not subject to income withholding if the non-U.S. holder delivers a properly executed Internal Revenue Service Form 4224, or other form applicable under the new regulations, to the payor.



    An exchange note held by an individual non-U.S. holder who at the time of death is not a United States citizen or resident of the United States, as defined for United States federal estate tax purposes, will not be subject to United States federal estate taxation as a result of such individual's death unless (1) the individual owns, actually or constructively, 10% or more of the combined voting power of all classes of stock of Metromedia Fiber Network entitled to vote or (2) the interest on the exchange note is effectively connected with the conduct by such individual of a trade or business in the United States.


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
TAX CONSIDERATIONS APPLICABLE TO BOTH U.S. HOLDERS AND NON-U.S. HOLDERS

    BACKUP WITHHOLDING AND INFORMATION REPORTING


    Under current United States federal income tax law, a 31% backup withholding tax might apply to certain payments on, and the proceeds from a sale, exchange or redemption of, the exchange notes, unless the holder of the exchange note (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (2) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.



    Backup withholding and information reporting generally will not apply to payments made by Metromedia Fiber Network or a paying agent on an exchange note to a non-U.S. holder if the certification described under "Tax Considerations for Non-U.S. Holders" is duly provided or the non-U.S. holder otherwise establishes an exemption and the payor does not have actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not, in fact, satisfied. The payments of proceeds from the disposition of an exchange note to or through a non-United States office of a "broker" (as defined in applicable Treasury regulations) that is (1) a United States person, (2) a controlled foreign corporation for United States federal income tax purposes,
(3) a foreign person, 50% or more of whose gross income from all sources for certain periods is from activities effectively connected with the conduct of a United States trade or business or (4) after December 31, 1999, a foreign partnership if either (a) more than 50% of the income or capital interest is owned by U.S. holders or (b) such partnership has certain connections to the United States, will be subject to information reporting requirements unless such broker has documentary evidence in its files of the holder's non-U.S. holder status and has no actual knowledge to the contrary or otherwise establishes an exemption. Before January 1, 2000, backup withholding will not apply to any payment of the proceeds from the sale of an exchange note made to or through a foreign office of a broker. However, after December 31, 1999, backup withholding might apply if the broker has actual knowledge that the payee is a U.S. holder. Payments of the proceeds from the sale of an exchange note to or through the United States office of a broker are subject to information reporting and possible backup withholding unless the holder certifies, under penalties of perjury, that it is not a U.S. holder and that certain other conditions are met or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not, in fact, satisfied.


    Holders of exchange notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund if the required information is furnished to the Internal Revenue Service.

    THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND OF PURCHASING, HOLDING AND DISPOSING OF THE INITIAL NOTES OR THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-UNITED STATES TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS AND THE EFFECT OF THE NEW REGULATIONS WITH RESPECT TO PAYMENTS MADE AFTER DECEMBER 31, 1999.

                              PLAN OF DISTRIBUTION


    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by it as a result of market making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where these initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the consummation of the exchange offer, and ending on the close of business 180 days after the completion of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.



    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of these exchange notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.



    For a period of 180 days after the completion of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

    Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, will pass upon certain legal matters, including certain tax matters on our behalf, with respect to the exchange notes.

                                    EXPERTS


    The consolidated financial statements of Metromedia Fiber Network, Inc. at December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, appearing in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus. Such financial statements are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             AVAILABLE INFORMATION


    We have filed a registration statement on Form S-4 with the Securities and Exchange Commission covering the exchange notes, and this prospectus is part of our registration statement. For further information on Metromedia Fiber Network and the exchange notes, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.



    We are currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. In addition, the indenture requires that we file reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission and provide those reports to the trustee and holders of the notes. You can inspect and copy at prescribed rates the reports and other information that we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information. You can also obtain copies of such materials from us upon request.



    We have agreed that, whether or not we are required to do so by the rules and regulations of the Securities and Exchange Commission, for so long as any of the exchange notes remain outstanding, we will furnish you as a holder of the exchange notes and will, if permitted, file with the Securities and Exchange Commission (1) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants, and (2) all reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if we were required to file such reports. In addition, for so long as any of the exchange notes remain outstanding, we have agreed to make available to any prospective purchaser of the exchange notes or beneficial owner of the notes in connection with any sale of these notes the information required by Rule 144 under the Securities Act.

                      DOCUMENTS INCORPORATED BY REFERENCE


    The following documents and other materials, which we have filed with the Securities and Exchange Commission, are incorporated in, and specifically made a part of, this prospectus by this reference:



(1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and



(2) The definitive Proxy Statement relating to our 1999 Annual Meeting of Stockholders, the preliminary version of which was filed on April 1, 1999.



    In addition, all documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of these documents with the Securities and Exchange Commission. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.



    Statements contained in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete. In each instance, where applicable, we refer you to the copy of the contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all respects by this reference.



    This prospectus incorporates documents by reference that are not presented in, or delivered with, this prospectus. Copies of these documents, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, are available without charge to any person to whom this prospectus is delivered, upon written or oral request to: Metromedia Fiber Network, Inc., c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, NJ 07073; Attention: General Counsel; tel: (201) 531-8000.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Report of Independent Auditors........................................................        F-2

Consolidated Balance Sheets as of December 31, 1998 and 1997..........................        F-3

Consolidated Statements of Operations for the years ended
  December 31, 1998, 1997 and 1996....................................................        F-4

Consolidated Statements of Cash Flows for the years ended
  December 31, 1998, 1997 and 1996....................................................        F-5

Consolidated Statements of Changes in Stockholders' Equity
  for the years ended December 31, 1998, 1997 and 1996................................        F-6

Notes to Consolidated Financial Statements............................................        F-7

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders of Metromedia Fiber Network, Inc.



    We have audited the accompanying consolidated balance sheets of Metromedia Fiber Network, Inc. and Subsidiaries (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the index. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Metromedia Fiber Network, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                          /s/ Ernst & Young LLP



New York, New York
March 4, 1999

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS



                        (IN 000'S, EXCEPT SHARE AMOUNTS)



                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
                                          ASSETS
Current assets:
  Cash and cash equivalents...............................................................  $  569,319  $  138,846
  Pledged securities, current portion.....................................................      61,384          --
  Accounts receivable.....................................................................      30,910         837
  Prepaid expenses and other current assets...............................................       4,210         874
                                                                                            ----------  ----------
      Total current assets................................................................     665,823     140,557
Fiber optic transmission network and related equipment, net...............................     244,276      24,934
Property and equipment, net...............................................................       2,716         759
Pledged securities........................................................................      30,512          --
Investment in/advance to joint venture....................................................       4,156          56
Other assets..............................................................................      26,934       1,072
                                                                                            ----------  ----------
      Total assets........................................................................  $  974,417  $  167,378
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................................................  $    6,106  $    3,072
  Accrued liabilities.....................................................................      96,512       3,271
  Deferred revenue, current portion.......................................................       8,100       1,184
  Capital lease obligations, current portion..............................................          55          --
                                                                                            ----------  ----------
      Total current liabilities...........................................................     110,773       7,527
Senior notes payable......................................................................     650,000          --
Capital lease obligations.................................................................      22,675          --
Deferred revenue..........................................................................      33,455      10,311
Commitments and contingencies (see notes)
Stockholders' equity:
  Class A common stock, $.01 par value; 180,000,000 shares authorized; 77,605,110 and
    74,896,568 shares issued and outstanding, respectively................................         776         749
  Class B common stock, $.01 par value; 20,000,000 shares authorized; 16,884,636 shares
    issued and outstanding................................................................         169         169
  Additional paid-in capital..............................................................     198,806     191,845
  Accumulated deficit.....................................................................     (42,237)    (43,223)
                                                                                            ----------  ----------
      Total stockholders' equity..........................................................     157,514     149,540
                                                                                            ----------  ----------
      Total liabilities and stockholders' equity..........................................  $  974,417  $  167,378
                                                                                            ----------  ----------
                                                                                            ----------  ----------



                             SEE ACCOMPANYING NOTES

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                      (IN 000'S, EXCEPT PER SHARE AMOUNTS)



                                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1998        1997        1996
                                                                                ----------  ----------  ----------
Revenue.......................................................................  $   36,436  $    2,524  $      236
Expenses:
  Cost of sales...............................................................      13,937       3,572         699
  Selling, general and administrative.........................................      14,712       6,303       2,070
  Consulting and employment incentives........................................         248      19,218       3,652
  Settlement agreement........................................................       3,400          --          --
  Depreciation and amortization...............................................       1,532         757         613
                                                                                ----------  ----------  ----------
Income (loss) from operations.................................................       2,607     (27,326)     (6,798)
  Interest income.............................................................       8,788       1,808          --
  Interest expense (including financing costs)................................      (6,861)       (741)     (3,561)
  Loss from joint venture.....................................................        (146)         --          --
                                                                                ----------  ----------  ----------
Income (loss) before income taxes.............................................       4,388     (26,259)    (10,359)
  Income taxes................................................................       3,402          --          --
                                                                                ----------  ----------  ----------
Net income (loss).............................................................  $      986  $  (26,259) $  (10,359)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Net income (loss) per share, basic............................................  $     0.01  $    (0.56) $    (0.29)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Net income per share, diluted.................................................  $     0.01         N/A         N/A
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Weighted average number of shares outstanding, basic..........................      93,495      47,447      35,858
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Weighted average number of shares outstanding, diluted........................     109,762         N/A         N/A
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------



                            SEE ACCOMPANYING NOTES.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                   (IN 000'S)



                                                                                     YEAR ENDED DECEMBER 31,
                                                                               -----------------------------------
                                                                                  1998         1997        1996
                                                                               -----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)............................................................  $       986  $  (26,259) $  (10,359)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
    Depreciation and amortization............................................        1,532         757         613
    Stock options and warrants issued for services...........................          248      19,439       5,395
    Warrants issued for settlement agreement.................................        3,000          --          --
    Deferred taxes...........................................................        2,707
    Reserve for note receivable..............................................           --         338          --
    Loss from joint venture..................................................          146          --          --
CHANGE IN OPERATING ASSETS AND LIABILITIES:
    Accounts receivable......................................................      (30,073)       (656)          2
    Accounts payable and accrued expenses....................................       13,449         (12)        758
    Deferred revenue.........................................................       30,060      10,387         833
    Other....................................................................       (4,070)     (1,806)         12
                                                                               -----------  ----------  ----------
  Net cash provided by (used in) operating activities........................       17,985       2,188      (2,746)
                                                                               -----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on fiber optic transmission
network and related equipment................................................     (114,849)    (19,206)       (974)
Deposit payments.............................................................       (4,675)        (87)         --
Investment in / advance to joint venture.....................................       (4,246)        (56)         --
Purchase of pledged securities...............................................      (91,896)         --          --
Capital expenditures on property and equipment...............................       (2,305)       (318)        (95)
                                                                               -----------  ----------  ----------
  Net cash used in investing activities......................................     (217,971)    (19,667)     (1,069)
                                                                               -----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock.......................................        1,038     133,975         123
Proceeds from issuance of preferred stock and warrants.......................           --      32,500       2,025
Dividends paid on preferred stock............................................           --         (77)         --
Repayments of notes payable- private placement...............................           --      (1,408)         25
Repayments of notes payable..................................................           --      (5,950)     (3,350)
Proceeds from notes payables, net............................................      630,000          --       5,450
Payments of capital lease obligations........................................         (579)
Purchase of common stock.....................................................           --      (1,140)         --
Purchase of preferred stock..................................................           --      (2,039)         --
                                                                               -----------  ----------  ----------
  Net cash provided by financing activities..................................      630,459     155,861       4,273
                                                                               -----------  ----------  ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS....................................      430,473     138,382         458
CASH AND CASH EQUIVALENTS-BEGINNING OF PERIOD................................      138,846         464           6
                                                                               -----------  ----------  ----------
CASH AND CASH EQUIVALENTS-END OF PERIOD......................................  $   569,319  $  138,846  $      464
                                                                               -----------  ----------  ----------
                                                                               -----------  ----------  ----------
Supplemental information:
    Interest paid............................................................  $       219  $    1,145  $      996
                                                                               -----------  ----------  ----------
                                                                               -----------  ----------  ----------
    Income taxes paid........................................................  $     3,760  $       --  $       --
                                                                               -----------  ----------  ----------
                                                                               -----------  ----------  ----------
Supplemental disclosure of significant non-cash investing activities:
    Capital lease obligations................................................  $    23,309  $       --  $       --
                                                                               -----------  ----------  ----------
                                                                               -----------  ----------  ----------
    Accrued capital expenditures.............................................  $    82,916  $       --  $       --
                                                                               -----------  ----------  ----------
                                                                               -----------  ----------  ----------



                             SEE ACCOMPANYING NOTES

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)



                                    ($000'S)


                                                              SERIES A & B                                      CLASS A
                                                            PREFERRED STOCK          COMMON STOCK            COMMON STOCK
                                                          --------------------  ----------------------  -----------------------
                                                           SHARES     AMOUNT     SHARES      AMOUNT       SHARES       AMOUNT
                                                          ---------  ---------  ---------  -----------  -----------  ----------
Balance at December 31, 1995............................     --         --         24,960   $     249       --       $   --
Issuance of common stock and Warrants for services
  rendered..............................................     --         --         10,652         106       --           --
Issuance of common stock and Warrants related to debt
  Financing activities..................................     --         --          3,435          34       --           --
Issuance of common stock in Connection with the exercise
  of warrants...........................................     --         --            762           8       --           --
Sale of common stock and Warrants.......................     --         --            196           3       --           --
Sale of preferred stock with warrants...................        150         15     --          --           --           --
Net loss for the year...................................     --         --         --          --           --           --
                                                          ---------  ---------  ---------  -----------  -----------  ----------
Balance at December 31, 1996............................        150         15     40,006         400       --           --
Issuance of common stock in Connection with the exercise
  of warrants...........................................     --         --            608           6       --           --
Issuance of options to employees........................     --         --         --          --           --           --
Issuance of warrants in Connection with debt
  extenstion............................................     --         --         --          --           --           --
Dividends on preferred stock............................     --         --         --          --           --           --
Repurchase and retirement of Series A preferred stock
  and Warrants..........................................       (150)       (15)    --          --           --           --
Repurchase and retirement of Commons stock and
  warrants..............................................     --         --         (2,354)        (23)      --           --
Sale of Series B preferred stock........................          8     --         --          --           --           --
Net proceeds from Initial Public Offering...............     --         --         --          --            36,432         364
Conversion of Common Stock to Series A Common Stock.....     --         --        (38,261)       (383)       38,260         383
Conversion of Series B Preferred Stock to Series A & B
  Common Stock..........................................         (8)    --         --          --               157           2
Sale of Series A Commons Stock for warrant..............     --         --         --          --                48      --
Net loss for the year...................................     --         --         --          --           --           --
                                                          ---------  ---------  ---------  -----------  -----------  ----------
Balance at December 31, 1997............................     --         --         --          --            74,897         748
Issuance of options to employees........................     --         --         --          --           --           --
Issuance of warrants in connection with settlement
  agreement.............................................     --         --         --          --           --           --
Issuance of common stock in connection with the exercise
  of warrants...........................................     --         --         --          --             2,159          22
Issuance of common stock in connection with the exercise
  of stock options......................................     --         --         --          --               550           6
Net income for the year.................................     --         --         --          --           --           --
Income tax benefit from exercises of employee stock
  options...............................................     --         --         --          --           --           --
                                                          ---------  ---------  ---------  -----------  -----------  ----------
Balance at December 31, 1998............................     --         --         --       $  --            77,606  $      776
                                                          ---------  ---------  ---------  -----------  -----------  ----------
                                                          ---------  ---------  ---------  -----------  -----------  ----------

                                                                 CLASS B
                                                               COMMON STOCK        ADDITIONAL
                                                          ----------------------     PAID-IN     ACCUMULATED
                                                            SHARES      AMOUNT       CAPITAL       DEFICIT         TOTAL

                                                          -----------  ---------  -------------  ------------  -------------

Balance at December 31, 1995............................      --       $  --      $        (205) $     (5,381)        (5,336)

Issuance of common stock and Warrants for services
  rendered..............................................      --          --              4,810       --               4,916

Issuance of common stock and Warrants related to debt
  Financing activities..................................      --          --              1,738       --               1,772

Issuance of common stock in Connection with the exercise
  of warrants...........................................      --          --                 (8)      --            --

Sale of common stock and Warrants.......................      --          --                121       --                 124

Sale of preferred stock with warrants...................      --          --              2,010       --               2,025

Net loss for the year...................................      --          --           --             (10,359)       (10,359)

                                                          -----------  ---------  -------------  ------------  -------------

Balance at December 31, 1996............................      --          --              8,467       (15,739)        (6,857)

Issuance of common stock in Connection with the exercise
  of warrants...........................................      --          --                  4       --                  10

Issuance of options to employees........................      --          --             19,218       --              19,218

Issuance of warrants in Connection with debt
  extenstion............................................      --          --                220       --                 220

Dividends on preferred stock............................      --          --           --                 (77)           (77)

Repurchase and retirement of Series A preferred stock
  and Warrants..........................................      --          --             (2,011)          (13)        (2,039)

Repurchase and retirement of Commons stock and
  warrants..............................................      --          --                 18        (1,134)        (1,139)

Sale of Series B preferred stock........................      --          --             32,500       --              32,500

Net proceeds from Initial Public Offering...............      --          --            133,514       --             133,879

Conversion of Common Stock to Series A Common Stock.....      --          --           --             --            --

Conversion of Series B Preferred Stock to Series A & B
  Common Stock..........................................       16,885        169           (171)      --            --

Sale of Series A Commons Stock for warrant..............      --          --                 86       --                  86

Net loss for the year...................................      --          --           --             (26,259)       (26,259)

                                                          -----------  ---------  -------------  ------------  -------------

Balance at December 31, 1997............................       16,885        169        191,845       (43,223)       149,540

Issuance of options to employees........................      --          --                248       --                 248

Issuance of warrants in connection with settlement
  agreement.............................................      --          --              3,000       --               3,000

Issuance of common stock in connection with the exercise
  of warrants...........................................      --          --                139       --                 161

Issuance of common stock in connection with the exercise
  of stock options......................................      --          --                867       --                 873

Net income for the year.................................      --          --           --                 986            986

Income tax benefit from exercises of employee stock
  options...............................................      --          --              2,707       --               2,707

                                                          -----------  ---------  -------------  ------------  -------------

Balance at December 31, 1998............................       16,885  $     169  $     198,806  $    (42,237) $     157,514

                                                          -----------  ---------  -------------  ------------  -------------

                                                          -----------  ---------  -------------  ------------  -------------


                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1: BUSINESS OPERATIONS AND LINE OF BUSINESS



    The Company is a facilities-based provider of a technologically advanced, high-bandwidth, fiber optic communications infrastructure to communications carriers and corporate/government customers in the United States. The Company focuses its operations on domestic intracity fiber optic networks in clusters of the 15 largest cities, based on population, throughout the United States.



    The Company operates high-bandwidth fiber optic communications networks in New York and Philadelphia. The Company also is engineering and constructing networks in Washington, D.C., Chicago, San Francisco and Boston. The Company is designing networks in Atlanta, Dallas, Houston, Seattle and Los Angeles.



    The Company has also built or obtained intercity fiber optic capacity that links certain of its intracity networks.. The Company has under construction a 250 route mile network from New York to Washington, D.C. The Company has also obtained rights for fiber optic capacity with other facilities-providers and obtained fiber optic capacity linking certain of the metropolitan areas (New York-Chicago, New York-Boston, Chicago-Seattle-Portland) in which it plans to construct intracity networks, except in Portland.



    In addition, the Company has entered into a joint venture with a United Kingdom telecommunications company to connect its New York network to London. The Company has formed a joint venture to construct a high-bandwidth fiber optic network connecting 13 major cities in Germany and obtain certain additional fiber optic capacity in Western Europe.



NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



BASIS OF PRESENTATION



    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. The investment in a 50% owned joint venture with a United Kingdom telecommunications company is accounted for by the equity method. Certain balances in the consolidated financial statements have been restated to conform to the current period presentation.



MANAGEMENT ESTIMATES



    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.



FAIR VALUE OF FINANCIAL INSTRUMENTS



    The carrying amounts for cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value. The fair value of long-term debt is determined based on quoted market rates or the cash flows from such financial instruments discounted at the Company's estimated current interest rate to enter similar financial instruments. At December 31, 1998, the fair value of the Company's fixed rate long-term debt for the 10% Senior Notes due in 2008, was $650 million. The recorded amounts for all other long-term debt of the Company approximates fair values.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

CASH AND CASH EQUIVALENTS



    For purposes of the consolidated financial statements, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.



PLEDGED SECURITIES



    In connection with the sale of 10% Senior Notes (see Note 9), a portion of the net proceeds was utilized to purchase a portfolio consisting of U.S. government securities, which mature at dates sufficient to provide for payment in full of interest on the 10% Senior Notes through May 15, 2000. The pledged securities are stated at cost, adjusted for premium amortization and accrued interest. The fair value of the pledged securities approximates the carrying value.



ACCOUNTS RECEIVABLE



    Accounts receivable includes trade receivables and costs and estimated earnings in excess of billings for those contracts where the Company utilizes the percentage of completion method for recognizing revenue.



FIBER OPTIC TRANSMISSION NETWORK AND RELATED EQUIPMENT



    The fiber optic transmission network and related equipment are stated at cost. Costs in connection with the installation and expansion of the network are capitalized. Depreciation is computed using the straight-line method through the life of either the franchise agreement or right of way for the related network.



PROPERTY AND EQUIPMENT



    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.



OTHER ASSETS



    Other assets include debt issuance costs, franchise agreements and deposits. Those costs, which are amortizable, are amortized on a straight-line basis over a period ranging from ten to fifteen years.



LONG-LIVED ASSETS



    The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has identified no such impairment indicators.



INCOME TAXES



    In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is "more likely than not" to be realized. The provision for income taxes is the tax payable for the period and the change, during the period, in deferred tax assets and liabilities.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

RECAPITALIZATIONS



    In April 1997, the Company increased its authorized common stock of $.01 par value to 60,000,000 shares; in addition, authorized preferred stock with a par value of $.01 was increased to 2,000,000 shares. On April 29, 1997, the Company effected a 3-for-one stock split of its outstanding shares of common stock.



    In September 1997, the Company effected a .507-for-one reverse stock split of its common stock. On October 28, 1997, the total authorized number of shares of common stock of the Company was increased to 200 million shares, par value $0.01 per share, of which 180 million shares were designated Class A common stock and 20 million shares were designated Class B common stock.



    On August 28, 1998, the Company completed a two-for-one stock split of the Company's Class A and Class B Common Stock in the form of a 100 percent stock dividend to all shareholders of record as of the close of business on August 7, 1998. In addition, on December 22, 1998, the Company completed another two-for-one stock split of the Company's Class A and Class B Common Stock in the form of a 100 percent stock dividend to all shareholders of record as of the close of business on December 8, 1998.



    The accompanying financial statements give retroactive effect to the above recapitalizations.



RECOGNITION OF REVENUE



    The Company recognizes revenue on telecommunications services ratably over the term of the applicable lease agreements with customers. Amounts billed in advance of the service provided are recorded as deferred revenue. The Company also provides installation services for its customers, and as these services typically are completed within a year, the Company records the revenues and related costs for these services under the completed contract method. In addition, the Company occasionally grants Indefeasible Rights of Use ("IRU's") or enters into sales type leases for portions of its network. For those grants occurring prior to completion of the portion of the network granted, the Company recognizes revenue on these telecommunication services using the percentage of completion method. Under the percentage of completion method, progress is generally measured on performance milestones relating to the contract where such milestones fairly reflect the progress toward contract completion. Network construction costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. If necessary, the estimated loss on an uncompleted contract is expensed in the period in which it is identified. Contract costs are estimated using allocations of the total cost of constructing the specific phase of the network. Revisions to estimated profits on contracts are recognized in the period that they become known.



STOCK OPTIONS



    The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock options.



CONSULTING AND EMPLOYMENT INCENTIVES



    The amounts represent the value of common stock, warrants and options issued to consultants, officers, employees and directors of the Company as incentive to provide services to the Company. The 1997 amounts represent the value of options to purchase 12,381,300 shares of the Company's common

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES stock issued in 1997 to officers, employees and directors of the Company. The options have been valued in accordance with APB Opinion No. 25 at the difference between the exercise price of the options and the fair market value of the Company's common stock at the date of grant.



EARNINGS PER SHARE



    In accordance with the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," basic earnings per share is computed based upon the weighted average number of common shares outstanding during the periods. Diluted earnings per share is computed based upon the weighted average number of common shares outstanding plus the assumed issuance of common stock equivalents computed in accordance with the treasury stock method.



DEFERRED REVENUE



    Deferred revenue represents prepayments received from customers for future use of the Company's fiber optic network as well as prepayment for installation services, which have not yet been provided. Lease payments are structured as either prepayments or monthly recurring charges. Prepayments are accounted for as deferred revenues and recognized over the term of the respective customer lease agreement. At December 31, 1998, the Company had received prepaid lease payments in excess of revenue recognized totaling $41.6 million.



IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS



    In June 1997, the FASB released SFAS No. 130 "Reporting Comprehensive Income," governing the reporting and display of comprehensive income and its components. This statement is effective for financial statements issued for periods beginning after December 15, 1997. The Company adopted this standard as required in fiscal 1998 in its Statement of Changes in Stockholders' Equity (Deficiency).



    In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. In 1998 the company adopted SFAS No 131. The Company currently operates in one business segment.



    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. This standard is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of SFAS No. 133 to have an impact on its results of operations, financial position or cash flows.



NOTE 3: ACCOUNTS RECEIVABLE



    Accounts receivable consists of the following (in 000's):



                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
Trade accounts receivable..................................................  $     560  $     837
Costs and earnings in excess of billings...................................     30,134         --
Other......................................................................        216         --
                                                                             ---------  ---------
                                                                             $  30,910  $     837
                                                                             ---------  ---------
                                                                             ---------  ---------

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

    At December 31, 1998, three customers accounted for 43%, 40% and 14%, respectively, of the Company's combined accounts receivable.



NOTE 4: FIBER OPTIC TRANSMISSION NETWORK AND RELATED EQUIPMENT



    Fiber optic transmission network and related equipment consists of the following (in 000's):



                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                            1998       1997
                                                                         ----------  ---------
Material-fiber optic cable.............................................  $   23,436  $   1,133
Engineering and layout costs...........................................       7,101      3,322
Fiber optic cable installation costs...................................      16,639      1,869
Other..................................................................       4,242      2,019
Construction in progress...............................................     195,256     17,835
                                                                         ----------  ---------
                                                                            246,674     26,178
Less: accumulated depreciation.........................................      (2,398)    (1,244)
                                                                         ----------  ---------
                                                                         $  244,276  $  24,934
                                                                         ----------  ---------
                                                                         ----------  ---------



    Construction in progress includes amounts incurred in the Company's expansion of its network. These amounts include fiber optic cable and other materials, engineering and other layout costs, fiber optic cable installation costs and other network assets held under capital leases. Construction in progress also includes payments for rights of way for the underlying sections of the network build.



NOTE 5: PROPERTY AND EQUIPMENT



    Property and equipment consists of the following:



                                                                   DECEMBER 31,
                                                               --------------------
                                                                 1998       1997      USEFUL LIFE
                                                               ---------  ---------  -------------
Leasehold improvements.......................................  $     614  $     538  174 months
Furniture, equipment and software............................      2,581        352  5 years
                                                               ---------  ---------
                                                                   3,195        890
Less: accumulated depreciation and amortization..............       (479)      (131)
                                                               ---------  ---------
                                                               $   2,716  $     759
                                                               ---------  ---------



NOTE 6: INVESTMENT IN/ADVANCES TO JOINT VENTURE



    The Company has a joint venture agreement with Racal Telecommunications, Inc. ("Racal"), that provides broad-based transatlantic communication services between New York and London. As of December 31, 1997, neither party had made a capital contribution. The balance of the investment at December 31, 1997 represents advances made to the joint venture by the Company. During 1998, each party made capital contributions of $4.3 million. The Company and Racal may each be required to contribute additional capital as needed for their respective 50% interests. The Company accounts for its investment using the equity method. For 1998, the Company recorded a $146,000 loss from the joint venture based on its 50% interest in the joint venture. Included within the Company's accounts receivable is $70,000 for administrative services provided to the joint venture which were not reimbursed as of December 31, 1998.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

NOTE 7: GERMAN NETWORK BUILD



    In February, 1999, the Company entered into a joint venture with Viatel, Inc. and Carrier 1 Holdings, Ltd. to jointly build a national fiber optic telecommunications network in Germany. Upon completion of construction, the joint venture will be dissolved and the Company will own its own separate German broadband network. In connection with the terms of this agreement, the Company made a deposit payment of $4.7 million, during the third quarter of 1998. Upon signing a definitive agreement, the Company provided an irrevocable standby letter of credit in the amount of $64 million as security for the construction costs of the network, which, in addition to the deposit payment made, covers the Company's portion of the estimated construction costs.



NOTE 8: RELATED PARTY TRANSACTIONS



    The Company is a party to a management agreement under which the company's controlling shareholder, Metromedia Company, provides consultation and advisory services relating to legal matters, insurance, personnel and other corporate policies, cash management, internal audit and finance, taxes, benefit plans and other services as are reasonably requested. The management agreement terminates on December 31, of each year, and is automatically renewed for successive one-year terms unless either party terminates upon 60 days prior written notice. The 1998 management fee under the agreement was $500,000 per year, payable quarterly at a rate of $125,000. The Company is also obligated to reimburse Metromedia Company for all its out-of-pocket costs and expenses incurred and advances paid by Metromedia Company in connection with the management agreement. In 1997, Metromedia Company received no money for its out-of-pocket costs and expenses or for interest on advances extended by it to the Company under the management agreement.



    In March and June 1997, the Company entered into two one-year leases for office space with an affiliate. Subsequent to June 1997, the affiliate sold this property. For the year ended December 31, 1997, office rent expenses for these leases amounted to approximately $110,000.



NOTE 9: SETTLEMENT AGREEMENTS



    In February 1996, the Company entered into a settlement agreement with a former officer regarding the termination of his employment. This agreement provided for the Company to make payments to the officer totaling $1,003,000, including interest. The former officer's services effectively terminated prior to December 31, 1995. Accordingly, as of December 31, 1995, the Company recorded $876,146 as a liability in accordance with the terms of the settlement agreement. The settlement agreement also reaffirmed an option previously issued to this former officer on May 1, 1995, which entitles the holder to purchase 207,883 shares of the Company's common stock at $0.006 per share through February 1, 1999. In 1997 the Company repurchased and retired warrants held by this former officer. On November 14, 1996, the Company amended the above referenced settlement agreement with the former officer, whereby a consultant to the Company agreed to purchase common stock of the company from the former officer and certain of his affiliates in exchange for $640,000 and the complete satisfaction of the aforementioned liability.



    On February 11, 1997, the Company entered into an agreement with a consultant/director. Pursuant to the agreement the Company agreed to pay the consultant/director a fee of $250,000 in full and complete payment for all services provided to the Company by the consultant/director and for any fees or compensation due to the consultant/director resulting from any prior agreements with the Company, and the consultant/director agreed to release the Company from any claims against the Company.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

    In March 1998, the Company entered into a settlement agreement with Howard Katz, Realprop Capital Corporation and Evelyn Katz, among others, which settled and resulted in the dismissal of litigation for which the Company was a defendant in KATZ, ET AL. V. NATIONAL FIBER NETWORK, INC., ET AL., No. 97 Civ. 2764 (JGK) (the "Katz Litigation").



NOTE 10: NOTES PAYABLE



    On November 25, 1998, the Company issued and sold $650.0 million of 10% Senior Notes due November 15, 2008. The net proceeds of the 10% Senior Notes were approximately $630.0 million, after deducting offering costs, which are included in other long-term assets. Interest on the 10% Senior Notes is payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 1999. Approximately $91.5 million of the net proceeds was utilized to purchase certain pledged securities the proceeds of which, together with interest earned on such securities, will be used to satisfy the Company's semi-annual interest obligations through May 15, 2000. The 10% Senior Notes are subject to redemption at the option of the Company, in whole or in part, at any time on or after November 15, 2003, at specified redemption prices. In addition, prior to November 15, 2001, the Company may use the net cash proceeds from certain specified equity transactions to redeem up to 35% of the 10% Senior Notes at specified redemption prices.



    The indentures pursuant to which the 10% Senior Notes are issued contain certain covenants that, among other matters, limit the ability of the Company and its subsidiaries to incur additional indebtedness, issue stock in subsidiaries, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets, and enter into certain mergers and consolidations.



    In the event of a change in control of the Company as defined in the indentures, holders of the 10% Senior Notes will have the right to require the Company to purchase their Notes, in whole or in part, at a price equal to 101% of the stated principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. The 10% Senior Notes are senior unsecured obligations of the Company, and are subordinated to all current and future indebtedness of the Company's subsidiaries, including trade payables.



NOTE 11: EQUITY TRANSACTIONS



COMMON STOCK



    On November 3, 1997, the Company completed the initial public offering ("the "IPO") of 36,432,000 shares of its Class A common stock, at an offering price of $4 per share. The net proceeds to the Company from the IPO, after deducting expenses of the IPO, were approximately $133.9 million.



    In addition, on October 28, 1997, a total of 38,259,760 shares of the common stock of the Company owned by stockholders prior to the IPO were exchanged for an equal number of shares of Class A common stock. The Company also reserved for issuance 17,041,944 shares of Class A common stock for conversion of the Class B common stock.



    On October 28, 1996, a shareholder granted to the Company's Chairman of the Board an option to purchase 1,599,556 shares of common stock of the company for an aggregate exercise price of $500,000. By letter dated December 3, 1996, the option was amended to reduce the number of option shares to 1,295,356 shares. The Chairman thereafter assigned the option to the Company. On February 11, 1997, the Company exercised the option by payment of $500,000.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

    On April 15, 1996, the Company entered into a stock purchase agreement with Vento & Company of New York, LLC ("VCNY"). Pursuant to this agreement, the Company issued 6,084,000 shares of common stock to VCNY as consideration for services provided by VCNY. The Company estimated the value of the stock issued approximated $2,760,000.



    Concurrent with the execution of the aforementioned stock purchase agreement, the parties entered into a consulting agreement. The term of the agreement was from April 15, 1996 to April 15, 2001. Under the terms of the agreement, VCNY was to provide guidance and advice with respect to the management of the day-to-day operations of the Company's fiber optic transmission network. In consideration for such services, the Company reimbursed VCNY for all reasonable personnel and travel costs incurred by VCNY with respect to the performance of these services. On October 9, 1996, the Company entered into a settlement agreement with the Company's former chief executive officer and VCNY regarding the termination of such officer's employment and services provided by VCNY. The agreement provided for VCNY to deliver a total of 6,084,000 shares of common stock in exchange for payments made by the Company. The payments were not made and the sale of the shares and the Company's obligation to buy the shares was deemed null and void.



    In September 1996, the Company sold 43,736 shares of common stock to three individuals for total proceeds of $23,500.



    In August 1996, the Company issued 730,080 shares of common stock for consulting services. The Company recorded a non-cash charge of $334,800 for such issuance.



    In July 1996, the Company issued 48,672 shares of common stock as consideration for consulting services. The Company recorded a non-cash charge of $21,200 for such issuance. In addition, the Company issued 602,316 shares to three employees for services rendered. The transaction was later rescinded and the shares were returned to the Company.



    In June 1996, the Company sold a total of 152,100 shares of common stock to two individuals for total proceeds of $100,000. Concurrent with the issuance of these shares, the Company issued warrants to these shareholders entitling the holders to purchase a total of 152,100 shares at $0.66 per share for a three-year period.



    On January 12, 1996, the Company entered into an agreement with its legal counsel to issue common stock as additional consideration for legal services provided. Pursuant to this agreement, as amended, the Company issued a total of 1,964,420 shares of its common stock. Management has estimated the value of the 1,964,420 shares issued to be $907,301 and has recorded a non-cash charge in connection with such issuance.



PREFERRED STOCK



    On April 30, 1997, the Company sold an aggregate of 33,613,300 shares of Series B convertible preferred stock, par value $0.01 per share (the "Series B preferred stock"), to Metromedia Company and affiliates ("Metromedia") for an aggregate purchase price of $32.5 million (the "Metromedia Investment"). Each share of the Series B preferred stock was convertible into 507 shares of the Company's common stock. On October 28, 1997, the Series B convertible preferred shares were converted into 17,041,944 shares of Class B common stock. Further, on October 28,1997, a total of 157,308 shares of Class B common stock outstanding were converted into an equivalent number of shares of Class A common stock.



    A portion of the proceeds from the Metromedia Investment was used to repay the Metromedia Loan, discussed below, and accrued interest thereon ($4,058,127), repay other short-term indebtedness

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

($3,485,000), and redeem (for $2,115,000) all of the outstanding shares of the Company's preferred stock (the "Series A preferred stock") and related warrants.



    Through April 30, 1997, Metromedia loaned the Company an aggregate of $4,000,000 (the "Metromedia Loan"). A portion of the proceeds from the Metromedia Loan was used to purchase 2,353,880 shares of the Company's common stock and warrants to purchase 831,532 shares of its common stock.



    No shares of the Company's Series A preferred stock or Series B preferred stock remained outstanding at December 31, 1997. Both the Series A and Series B preferred stock of the Company have been eliminated pursuant to actions by the Board of Directors.



STOCK WARRANTS



    A. In 1996, the Company entered into an agreement with a customer for exclusive usage rights for fibers on portions of network. In connection with this agreement, the Company borrowed $4.9 million from the customer. On April 30, 1997, the Company amended this agreement to satisfy the obligations of the above-referenced note by providing (i) additional leased fiber miles, (ii) a cash payment of $1,370,000 and (iii) a warrant to purchase common stock of the Company. In July 1998, the agreement was amended to include additional fiber miles on the Company's network and for cancellation of the warrants.



    B. From October 1995 through February 1996, the Company issued and sold a private offering of $858,000 of convertible subordinated notes. Concurrent with the issuance of these notes, warrants were issued by the Company to the noteholders to purchase 522,008 shares of common stock at $2.00 per share through November 2000. In 1996 and 1997, in exchange for the extension of the due dates of the notes, the Company issued warrants to purchase 659,042 shares of its common stock at $2.00 per share and recorded a charge of $111,306 and $220,036 in 1996 an 1997, respectively. In 1997, the Company repaid the outstanding balance of these notes plus all accrued interest. As of December 31, 1998, 782,016 of such warrants have been exercised.



    C. In September 1996, the Company entered into a loan agreement with a finance company for $550,000. The loan bore interest at 10% per annum and was repaid in 1997. As an incentive for the loan, the Company issued to the finance company warrants to purchase 377,208 shares of common stock at an exercise price of $1.48. The warrants are exercisable through September 1999. In 1996, the Company recorded a non-cash charge of $13,640 in connection with the issuance of the warrants. All of the warrants have been exercised.



    D. In August 1995, the Company initiated a $600,000 private offering of subordinated notes which bore interest at an annual rate of 15% and were repaid in 1997. With the issuance of the notes, warrants were issued to the noteholders. In April 1996, the Company issued a total of 237,436 shares of the Company's common stock in exchange for the surrender and cancellation of the warrants and a three-month extension of the maturity date of the notes. In 1996, the Company recorded a non-cash charge of $107,322 in connection with such issuance.



    E. In April 1995, the Company entered into a loan agreement with a customer for $500,000 bearing interest at 11% per annum. In July 1997, the note was repaid in full. In connection with this loan, the Company issued the customer a warrant entitling the holder to purchase a total of 2,676,668 shares of the Company's common stock. In February 1997, this warrant was exchanged for a new warrant to purchase 1,825,200 shares of the Company's common stock at $1.21 per share. The new warrant expires on February 13, 2000. As of December 31, 1998, none of the warrants have been exercised.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

    F. On December 13, 1996, the Company issued and sold to a private investor, for an aggregate cash consideration of $2,025,000, (i) 600,000 shares of 10% cumulative convertible preferred stock (the "Series A preferred stock") bearing dividends at a rate of $.34 per share per annum, (ii) warrants to purchase 456,300 shares of Class A common stock at an exercise price of $1.24 per share and (iii) a contingent stock subscription warrant to purchase a number of shares of Class A common stock (such number to be determined based on certain future events) at an exercise price of $0.01 per share. In connection with the Metromedia Investment, the private investor allowed the Series A preferred stock and the contingent warrants to be redeemed at an aggregate redemption price of $2,115,000 (which includes accrued but unpaid dividends on the Series A preferred stock) and the number of shares underlying the private investor's warrants to be increased from 456,300 to 912,600. In January 1998, the private investor made a cashless exercise of all its warrants and the number of its shares issuable upon exercise was reduced by the number of shares at the closing on the day of exercise having a value equal to the aggregate exercise price. Accordingly, the Company issued the private investor 691,060 common shares for all its warrants.



    G. In June 1996, the Company granted 608,400 common stock purchase warrants to the Company's legal counsel exercisable at $.02 per share for a period of four years as additional consideration for legal services provided. The Company recorded a non-cash charge of $200,000 for such issuance. As of December 31, 1998, all of the warrants have been exercised.



    As of December 31, 1998, in the aggregate, the Company had reserved approximately 2,228,050 shares of its Class A common stock for exercise of outstanding warrants.



STOCK OPTIONS



    In 1997, the Company granted to certain officers, employees and directors options to purchase up to 12,380,944 shares of its Class A common stock. The options have exercise prices between $0.49 and $1.91 per share and expire in 2007. The Company recorded a non-cash charge of $19,218,591 for such issuance.



    On October 28, 1997, the Stockholders of the Company approved the Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan ("1997 Option Plan"). The 1997 Option Plan authorized the award of up to 4,000,000 options to acquire Class A common stock of the Company to directors, officers and employees of the Company and others who are deemed to provide substantial and important services to the Company. In 1997, options to purchase 2,450,000 shares of the Company's Class A common stock were granted at an exercise price of $4.00 per share, the market price at the date of grant. In 1998, options to purchase 1,700,000 shares of the Company's Class A common stock were granted at exercise prices ranging from $3.88 to $8.59 per share, the market price at the date of grant. Of these grants, 557,500 were canceled and 117,500 were exercised as of December 31, 1998.



    On May 18, 1998, the Stockholders of the Company approved the Metromedia Fiber Network, Inc. 1998 Incentive Stock Plan ("1998 Option Plan"). The 1998 Option Plan authorized the award of up to 10,000,000 options to acquire Class A common stock of the Company to directors, officers and employees of the Company and others who are deemed to provide substantial and important services to the Company. Options to purchase 3,459,000 shares of the Company's Class A common stock were granted at exercise prices ranging from $7.28 to $26.50 per share, the market prices at the dates of grant.



    The compensation committee of the Company's Board of Directors is responsible for determining the type of award, when and to whom awards are granted, the number of shares and terms of the

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES awards and the exercise price. The options are exercisable for a period not to exceed ten years from the date of the grant. Vesting periods range from immediate vesting to four years.



    The following table summarizes the stock option transactions for the two years ended December 31, 1998:



                                                         NUMBER OF OPTIONS           EXERCISE PRICES
                                                         ------------------  -------------------------------
Granted prior to December 31, 1997.....................        14,830,944    $    0.49  to         $    4.00
                                                         ------------------
Balance outstanding at December 31, 1997...............        14,830,944         0.49  to              4.00
                                                         ------------------
  Granted..............................................         5,159,000         3.88  to             26.50
  Excercised...........................................           550,024         0.49  to              7.47
  Cancelled............................................           567,500         0.49  to              8.59
                                                         ------------------
Balance outstanding at December 31, 1998...............        18,872,420         0.49  to             26.50
                                                         ------------------
                                                         ------------------
Exercisable at:
  December 31, 1997....................................        12,241,172         0.49  to              1.91
                                                         ------------------
                                                         ------------------
  December 31, 1998....................................        12,440,920         0.49  to              4.00
                                                         ------------------
                                                         ------------------



    The following table summarizes information about stock option outstanding at December 31, 1998:



                                                           OPTIONS GRANTED                  OPTIONS EXERCISABLE
                                              -----------------------------------------  -------------------------
                                                               WEIGHTED      WEIGHTED                   WEIGHTED
                                                 NUMBER         AVERAGE       AVERAGE       NUMBER       AVERAGE
  YEAR OF               RANGES OF              OUTSTANDING     REMAINING     EXERCISE    EXERCISABLE    EXERCISE
   GRANT             EXERCISE PRICES           AT 12/31/98   LIFE (YEARS)      PRICE     AT 12/31/98      PRICE
-----------  -------------------------------  -------------  -------------  -----------  ------------  -----------
1997......   $    0.49         to  $    4.00     13,798,420         8.40     $    0.98     12,440,920   $    0.65
1998......        3.88         to      26.50      5,074,000         9.42          9.75             --          --
                                              -------------          ---         -----   ------------       -----
                                                 18,872,420         8.67     $    3.33     12,440,920   $    0.65
                                              -------------          ---         -----   ------------       -----
                                              -------------          ---         -----   ------------       -----



    Pro forma information regarding net income and earnings per share is required by Statement of Financial Standards No. 123, "Accounting for Stock-Based Compensation", and has been determined as if the Company had accounted for its employees' stock options under the fair value method provided by that Statement. The fair value of the options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for vested and non-vested options:



                                                                         DECEMBER 31,
                                                                    ----------------------
                                                                       1998        1997
                                                                    ----------  ----------
Risk-free interest yield..........................................  5.53-6.56%  5.73-6.56%
Volatility factor.................................................     .499        .369
Dividend yield....................................................      --          --
Average life......................................................   5 years     5 years



    The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.



    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Company's pro forma information is as follows (000's):



                                                                            YEAR ENDED DECEMBER
                                                                                    31,
                                                                           ---------------------
                                                                             1998        1997
                                                                           ---------  ----------
Pro forma net loss applicable to common stock............................  $    (864) $  (28,043)
Pro forma net loss per share applicable to common stock, basic...........  $   (0.01) $    (0.59)



NOTE 12: SIGNIFICANT CUSTOMERS



    During the years ended December 31, 1998 and 1997 one customer accounted for 40% and 21%, respectively of the Company's total revenue. During the years ended December 31, 1998 and 1997 another customer accounted for 35% and 15%, respectively of the Company's total revenue. During the years ended December 31, 1998 a third customer accounted for 12% of the Company's total revenue.



NOTE 13: INCOME TAXES



    Income tax expense (benefit) for the years ended December 31, 1998, 1997 and 1996 is as follows (in thousands):



                                                                     1998       1997       1996
                                                                   ---------  ---------  ---------
CURRENT
  Federal........................................................  $   4,513  $      --  $      --
  State and local................................................      2,720         --         --
                                                                   ---------  ---------  ---------
                                                                       7,233         --         --
                                                                   ---------  ---------  ---------
DEFERRED
  Federal........................................................     (2,375)        --         --
  State and local................................................     (1,456)        --         --
                                                                   ---------  ---------  ---------
                                                                      (3,831)        --         --
                                                                   ---------  ---------  ---------
                                                                   $   3,402  $      --  $      --
                                                                   ---------  ---------  ---------



    Total income tax expense (benefit) differed from the amounts computed by applying the federal statutory income tax rate (34%) to earnings (loss) before income tax expense (benefit) as a result of the following items for the years ended December 31, 1998, 1997 and 1996 (in thousands):



                                                                     1998       1997       1996
                                                                   ---------  ---------  ---------
U.S. statutory rate applied to pre-tax income (loss).............  $   1,492  $      --  $      --
State and local taxes, net of federal tax benefit................        834         --         --
Non deductible expenses..........................................      1,118         --         --
Valuation allowance..............................................         --         --         --
Others, net......................................................        (42)        --         --
                                                                   ---------  ---------  ---------
                                                                   $   3,402  $      --  $      --
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1998 and 1997 are as follows (in thousands):



                                                                  1998       1997       1996
                                                                ---------  ---------  ---------
DEFERRED TAX ASSETS
  Deferred revenue............................................  $  19,923  $   5,173  $     499
  Employee benefits...........................................      9,893     10,074      1,425
  Cost of sales of IRUs and sales type leases.................      5,599        573         --
  Net operating loses.........................................         --      1,125      3,668
  Others......................................................      2,522      1,465      1,047
                                                                ---------  ---------  ---------
                                                                $  37,937  $  18,410  $   6,639
                                                                ---------  ---------  ---------
  Valuation allowance.........................................    (18,309)   (18,309)    (6,579)
                                                                ---------  ---------  ---------
                                                                   19,628        101         60
DEFERRED TAX (LIABILITIES)
  Capitalized leases..........................................    (14,782)        --         --
  Depreciation and amortization...............................     (1,003)       (89)       (48)
  Other.......................................................        (12)       (12)       (12)
                                                                ---------  ---------  ---------
                                                                  (15,797)      (101)       (60)
                                                                ---------  ---------  ---------
Net deferred asset............................................  $   3,831  $      --  $      --
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------



    A portion of the deferred tax asset has been reserved since it is not certain that future taxable income will be realized in the carryforward period or in year of asset turnaround.



    There was no provision for federal or state income taxes for the years ended December 31, 1997 and 1996. At December 31, 1998, the Company expects to have fully utilized its net operating losses.



NOTE 14: 401(K) PLAN



    In 1998, the Company implemented a 401(k) Plan (the "Plan") which permits employees to make contributions to the Plan on a pre-tax salary reduction basis in accordance with the Internal Revenue Code. All full-time employees are eligible to participate at the beginning of the quarter following three months of service. Eligible employees may contribute up to 15% of their annual compensation. The Company matches 50% of the employees first 6% of contributions. The Company contributed $78,000 for 1998 as these matching contributions. The company bore the nominal administrative cost of the plan during 1998.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

NOTE 15: RECONCILIATION OF EARNINGS PER SHARE (IN THOUSANDS):



                                                                 YEAR ENDED DECEMBER 31,
                                                            ----------------------------------
                                                               1998        1997        1996
                                                            ----------  ----------  ----------
Net income (loss).........................................  $      986  $  (26,259) $  (10,359)
Deduct dividend on preferred shares.......................          --          77          --
                                                            ----------  ----------  ----------
Net loss applicable to common stock.......................         986     (26,336)    (10,359)
                                                            ----------  ----------  ----------
                                                            ----------  ----------  ----------
Shares
Weighted average number of common shares
  outstanding-basic.......................................      93,495      47,447      35,858
Net income (loss) per common share-basic..................  $     0.01  $    (0.56) $    (0.29)
                                                            ----------  ----------  ----------
                                                            ----------  ----------  ----------
Weighted average number of common shares
  outstanding--basic......................................      93,495      47,447      35,858
Assuming conversion of warrants and options outstanding...      16,267          --          --
                                                            ----------  ----------  ----------
Weighted average number of common shares
  outstanding--diluted....................................     109,762      47,447      35,858
                                                            ----------  ----------  ----------
                                                            ----------  ----------  ----------
Net income (loss) per common share--diluted...............  $     0.01         N/A         N/A
                                                            ----------  ----------  ----------
                                                            ----------  ----------  ----------



NOTE 16: COMMITMENTS AND CONTINGENCIES



NETWORK CONSTRUCTION PROJECTS



    In 1998, the Company commenced construction of various networks outside of the New York Metropolitan area. The Company's commitment to purchase materials and contracts for the construction of fiber optic network systems was approximately $70 million as of December 31, 1998.



FRANCHISE, LICENSE, RIGHT-OF WAY AGREEMENTS AND OPERATING AND CAPITAL LEASES



    The Company has entered into various franchise and license agreements with municipalities and utility-related companies to, in most instances, install, operate, repair, maintain and replace cable, wire, fiber or other transmission media and the related equipment and facilities. The terms for these agreements vary in length, with various renewal and termination provisions. The Company charges the portions of these agreements incurred to construction-in-progress until the related portion of the network is completed. The fees charged to operations in connection with these agreements were approximately $1,673,000, $607,000 and $459,000 for the years ended December 31, 1998, 1997 and 1996, respectively.



    In addition, the company leases office and operation facilities and various equipment, which expire at various times through March 31, 2010. Rent expense charged to operations was approximately $958,000, $268,000 and $158,000 for the years ended December 31, 1998, 1997 and 1996, respectively.



    The Company has entered into capital lease agreements for certain network assets and for certain rights-of-ways. Total assets acquired under capital leases were approximately $27,876,000 at December 31, 1998. The capital leases are held as construction-in-progress until the related portion of the network is completed.

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

    Approximate minimum payments under the aforementioned agreements are (in thousands):



                                                FRANCHISE,
                                                LICENSE AND
                                                RIGHT-OF-WAY    CAPITAL
                                                AGREEMENTS      LEASES      OPERATING LEASES
                                                -----------  -------------  ----------------
For the year ended December 31,
  1999                                           $   1,018     $   1,551       $    1,994
  2000                                               1,121         1,797            2,032
  2001                                               1,121         1,859            2,054
  2002                                                 971         1,923            2,050
  2003                                                 661         1,991            1,532
  Thereafter..................................       7,922        42,972            7,339
                                                -----------  -------------        -------
Total minimum lease payments..................   $  12,814        52,093       $   17,001
                                                -----------  -------------        -------
                                                -----------  -------------        -------
Less amounts representing interest............                    29,363
Present value of future minimum lease
  payments....................................                    22,730
                                                             -------------
Less amounts due in one year..................                        55
                                                             -------------
                                                               $  22,675
                                                             -------------
                                                             -------------



EMPLOYMENT AGREEMENTS



    The Company has executed employment contracts for future services, for up to five years, with certain senior executives for whom the Company has a minimum commitment aggregating approximately $3.4 million at December 31, 1998. This amount is not included in the consolidated financial statements at December 31, 1998.



LITIGATION



    On or about October 20, 1997, Vento & Company of New York, LLC commenced an action against Metromedia Fiber Network, Stephen A. Garofalo, Peter Silverman, the law firm of Silverman, Collura, Chernis & Balzano, P.C., Peter Sahagen, Sahagen Consulting Group of Florida (collectively, the "Sahagen Defendants") and Robert Kramer, Birdie Capital Corp., Lawrence Black, Sterling Capital LLC, Penrush Limited, Needham Capital Group, Arthur Asch, Michael Asch and Ronald Kuzon (the "Kramer Defendants") in the United States District Court for the Southern District of New York (No. 97 CIV 7751). On or about May 29, 1998, Vento & Company filed an amended complaint. In its complaint, as amended, Vento & Company alleges four causes of action in connection with its sale of 900,000 shares (not adjusted for subsequent stock splits) of Class A Common Stock to Peter Sahagen and the Kramer Defendants on January 13, 1997. The four causes of action include: (i) violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated under such Act; (ii) fraud and fraudulent concealment; (iii) breach of fiduciary duty; and (iv) negligent misrepresentation and omission. On the first and second causes of action, Vento & Company is seeking, among other things, rescission of the Vento & Company sale, or alternatively, damages in an amount which we cannot currently ascertain but believe to be in excess of $36 million, together with interest. On the third and fourth causes of action, Vento & Company is seeking damages in an amount which we cannot currently ascertain but believe to be in excess of $36 million, together with interest. Vento & Company is also seeking punitive damages in the amount of $50 million, reasonable legal fees

                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES and the cost of this action. All the defendants, including Metromedia Fiber Network and Stephen A. Garofalo, have moved to dismiss Vento and Company's amended complaint.



    On or about June 12, 1998, Claudio E. Contardi commenced an action against Peter Sahagen, Sahagen Consulting Group of Florida and Metromedia Fiber Network in the United States District Court for the Southern District of New York (No. 98 CIV 4140). Mr. Contardi alleges a cause of action for, among other things, breach of a finder's fee agreement entered into between Mr. Sahagen and Mr. Contardi on or about November 14, 1996 and breach of an implied covenant of good faith and fair dealing contained in the finder's fee agreement. Mr. Contardi is seeking, among other things, a number of shares of Metromedia Fiber Network which we cannot currently ascertain but believe to be approximately 225,000 shares (calculated as of the date on which the complaint was filed) or damages in an amount which we cannot currently ascertain but believe to be approximately $4.9 million (calculated as of the date on which the complaint was filed) and all costs and expenses incurred by him in this action. We have filed an answer to the complaint and has raised affirmative defenses.



    We intend to vigorously defend both these actions because we believe that we acted appropriately in connection with the matters at issue in these two cases. However, we cannot assure you that we will not determine that the advantages of entering into a settlement outweigh the risk and expense of protracted litigation or that ultimately we will be successful in defending against these allegations. If we are unsuccessful in defending against these allegations, an award of the magnitude being sought in the Vento & Company litigation would have a material adverse effect on our financial condition or results of operations.



    In addition, we are subject to various claims and proceedings in the ordinary course of business. Based on information currently available, we believe that none of such current claims, or proceedings, individually, or in the aggregate, including the Vento & Company litigation and the Contardi litigation, will have a material adverse effect on our financial condition or results of operations, although we can make no assurances in this regard.

                                                                      APPENDIX A

                                    GLOSSARY


Asynchronous Transfer Mode......  An information transfer standard that is one of a general class of packet technologies that relay traffic by way of
                                  an address contained within the first five bytes of a
                                  standard fifty-three-byte-long packet or cell. The
                                  asynchronous transfer mode format can be used by many
                                  different information systems, including local area
                                  networks to deliver traffic at varying rates, permitting a mix of voice, data and video (multimedia).
Fiber Optics....................  A technology in which light is used to transport information from one point to another. Fiber optic cables
                                  are thin filaments of glass through which light beams are
                                  transmitted over long distances carrying enormous amounts
                                  of data. Modulating light on thin strands of glass
                                  produces major benefits in high-bandwidth, relatively low
                                  cost, low power consumption, small space needs, total
                                  insensitivity to electromagnetic interference and great
                                  insensitivity to being bugged.
Frame Relay.....................  A high-speed, data-packet switching service used to transmit data between computers. Frame Relay supports data units of variable lengths at access speeds ranging from 56 kilobits per second to 1.5 megabits per second. This
                                  service is well-suited for connecting local area networks, but is not presently well-suited for voice and video
                                  applications due to the variable delays which can occur.
                                  Frame Relay was designed to operate at high speeds on
                                  modern fiber optic networks.
OC-3, OC-12, OC-48 and OC-192...  OC, or Optical Carrier, is a measure of a synchronous optical network transmission optical carrier level. The
                                  number following the optical carrier designation is equal
                                  to the corresponding number of DS-3s, e.g. OC-192 is equal to 192 DS-3s.
Point of Presence...............  The place where an IXC terminates an end user's long distance lines just before those lines are connected to
                                  the end-user's local phone company's lines or the
                                  end-user's own direct hookup.
Synchronous Optical Network.....  An electronics and network architecture for variable bandwidth products which enables transmission of voice,
                                  data and video multimedia at very high speeds. Synchronous optical network ring architecture provides for virtually
                                  instantaneous restoration of service in the event of a
                                  fiber cut by automatically rerouting traffic in the
                                  opposite direction around the ring.

                         METROMEDIA FIBER NETWORK, INC.
                        EXCHANGE OFFER FOR $650,000,000
                   OF ITS 10% SERIES A SENIOR NOTES DUE 2008


                             ---------------------

                                   PROSPECTUS

                                          , 1999

                             ---------------------


No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Metromedia Fiber Network since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect thereof unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.


    Metromedia Fiber Network's Amended and Restated Certificate of Incorporation provides that Metromedia Fiber Network will indemnify any person, including persons who are not directors or officers of Metromedia Fiber Network, to the extent permitted by Section 145 of the Delaware General Corporation Law.

    Section 102(b) (7) of the Delaware General Corporation Law provides that a Delaware corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholder; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. Metromedia Fiber Network's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Metromedia Fiber Network or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit, and provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Metromedia Fiber Network shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.


    The Delaware General Corporation Law permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify officers and directors against such liability. Metromedia Fiber Network's Amended and Restated Certificate of Incorporation allows Metromedia Fiber Network to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Metromedia Fiber Network or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Metromedia Fiber Network would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. Metromedia Fiber Network has obtained liability coverage, which includes coverage to reimburse Metromedia Fiber Network for amounts required or permitted by law to be paid to indemnify directors and officers.


    Metromedia Fiber Network's Indenture, dated November 25, 1998, provides that no past, present or future director, officer, employee, incorporator, agent or shareholder of Metromedia Fiber Network's, as such, shall have any liability for any obligations of Metromedia Fiber Network under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.


    Metromedia Fiber Network's Purchase Agreement, dated November 20, 1998, provides that each Initial Purchaser of the initial notes severally and not jointly agrees to indemnify and hold harmless Metromedia Fiber Network, each of its directors, officers, employees, agents and each person who controls Metromedia Fiber Network within the meaning of the Securities Act or the Securities Exchange Act of 1934, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934 or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the preliminary memorandum, the final memorandum for the initial notes (or in any supplement or amendment thereto) or any information provided by Metromedia Fiber Network to any holder or prospective purchaser of notes, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statement therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Initial Purchaser of the initial notes also agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have.



    Metromedia Fiber Network's Registration Rights Agreement, dated November 25, 1998, provides that each holder of notes, covered by any registration statement (including each Initial Purchaser and each exchanging dealer) severally agrees to indemnify and hold harmless Metromedia Fiber Network, each of its directors, each of its officers, employees and agents and each person who controls Metromedia Fiber Network within the meaning of either the Securities Act or the Securities Exchange Act of 1934 against any and all losses, claims, damages or liabilities to which they may become subject under the Securities Act, the Securities Exchange Act of 1934 or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, but only with reference to written information relating to such holder furnished to Metromedia Fiber Network by or on behalf of such holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such holder may otherwise have.



    Metromedia Fiber Network's Underwriting Agreement, dated October 28, 1997, provides that each U.S. Underwriter (as defined in the Underwriting Agreement) severally agrees to indemnify and hold harmless Metromedia Fiber Network, each of its directors, each of its officers who signs the Registration Statement, and each person who controls Metromedia Fiber Network within the meaning of either the Securities Act or the Securities Exchange Act of 1934, but only with reference to written information relating to such U.S. Underwriter furnished to Metromedia Fiber Network by or on behalf of such U.S. Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. The indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have.



    Metromedia Fiber Network has entered into indemnification agreements with certain officers and directors. These indemnification agreements provide for indemnification of such officers and directors to the fullest extent authorized or permitted by law. The indemnification agreements also provide that:



    (1) we will advance all expenses incurred by the director or officer in defending certain litigation.



    (2) we will appoint in certain circumstances an independent legal counsel to determine whether the director or officer is entitled to indemnification and



    (3) we will continue to maintain officers' and directors' liability insurance, which currently consists of $25.0 million of primary coverage.



    Metromedia Fiber Network is a party to a management agreement under which Metromedia Company provides us with consultation and advisory services relating to legal matters, insurance, personnel and other corporate policies, cash management, internal audit and finance, taxes, benefit plans and other services as we may reasonably request. In this agreement, we have agreed to indemnify Metromedia Company and hold it harmless from and against any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs or expenses, including reasonable attorney's fees and other costs and expenses incident to any suit, proceeding or investigation of any kind imposed on, incurred by or asserted against Metromedia Company in connection with the management agreement.



    Metromedia Fiber Network's Directors' and Officers' liability insurance policy is designed to reimburse Metromedia Fiber Network for payments made by it pursuant to the foregoing indemnification. This policy has aggregate coverage of $25 million.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS


  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

       3.1   Form of Amended and Restated Certificate of Incorporation of Metromedia Fiber Network, Inc.
             (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No.
             333-33653)).

       3.2   Form of Amended and Restated Bylaws of Metromedia Fiber Network, Inc. (incorporated by reference to the
             Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

       4.1   Specimen Class A Common Stock Certificate of Metromedia Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

      4.2*   Indenture, dated as of November 25, 1998, between Metromedia Fiber Network, Inc. and IBJ Whitehall Bank
             & Trust Company (formerly IBJ Schroder Bank & Trust Company).

      4.3*   Form of 10% Series A Senior Notes due 2008 of Metromedia Fiber Network, Inc.

      4.4*   Form of 10% Series B Senior Notes due 2008 of Metromedia Fiber Network, Inc.

      5.1*   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Exchange Notes.

      8.1*   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain United States federal income tax matters.

      10.1   Form of Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan (incorporated by reference to the
             Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

      10.2   Employment Agreement by and between National Fiber Network, Inc. and Stephen A. Garofalo, dated as of
             February 26, 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

      10.3   Employment Agreement by and between National Fiber Network, Inc. and Howard Finkelstein, dated as of
             April 30, 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

      10.4   Agreement dated as of April 30, 1997, as amended by a Modification Agreement dated as of October, 1997 by and among Metromedia Company, Stuart Subotnick, Arnold Wadler, Silvia Kessel, Stephen A. Garofalo and
             National Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form
             S-1 (Registration No. 333-33653)).

      10.5   Franchise Agreement between The City of New York and National Fiber Network, Inc., dated as of December
             20, 1993 (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration
             No. 333-33653)).

      10.6   Conduit Occupancy Agreement by and between New York Telephone Company and National Fiber Network, Inc.,
             dated as of May 1993 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.7   Consulting Agreement between National Fiber Network and Realprop Capital Corporation, dated as of
             February 1, 1996 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

      10.8   Letter Agreement from National Fiber Network, Inc. to Peter Sahagen, dated February 11, 1997
             (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No.
             333-33653)).

      10.9   Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street Associates, dated as of March 19, 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

     10.10   Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street, dated as of June 1997
             (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No.
             333-33653)).

     10.11   Trademark License Agreement by and between Metromedia Company and Metromedia Fiber Network, Inc., dated as of August 14, 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

     10.12   Fiber Optic Use Agreement between National Fiber Network, Inc. and NextLink New York, L.L.C., dated as of June 3, 1997 (portions of this exhibit are subject to a request to the Securities and Exchange
             Commission for confidential treatment, and omitted material has been separately filed with the
             Securities and Exchange Commission) (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

     10.13   Amended and Restated Agreement for the Provision of a Fiber Optic Transmission Network, dated as of the
             Effective Date by and between US ONE Communications of New York, Inc. and National Fiber Network, Inc.
             (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and Exchange
             Commission) (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration
             No. 333-33653)).

     10.14   Fiber Lease and Innerduct Use Agreement by and between Metromedia Fiber Network, Inc. and NextLink
             Communications, Inc., dated as of February 23, 1998 (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and Exchange Commission) (incorporated by reference to the
             Company's Annual Report on Form 10-K (File No.000-2369)).

     10.15   Amendment No. 1 to Fiber Lease and Innerduct Use Agreement by and between Metromedia Fiber Network, Inc.
             and NextLink Communications, Inc., made and entered into as of March 4, 1998 (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and Exchange Commission) (incorporated by reference to the Company's Annual Report on Form 10-K (File No.000-2369)).

     10.16   Agreement of Lease by and between Connecticut General Life Insurance Company and Metromedia Fiber
             Network Services, Inc., dated as of March 9, 1998 (incorporated by reference to the Company's Annual
             Report on Form 10-K (File No. 000-2369)).

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
    10.17*   Purchase Agreement, dated November 20, 1998 among Metromedia Fiber Network, Inc., Salomon Smith Barney,
             Inc., Chase Securities, Inc., Deutsche Bank Securities Inc. and Donaldson Lufkin & Jenrette Securities
             Corporation.

    10.18*   Registration Rights Agreement, dated as of November 25, 1998 among Metromedia Fiber Network, Inc.,
             Salomon Smith Barney, Inc., Chase Securities, Inc., Deutsche Bank Securities Inc. and Donaldson Lufkin &
             Jenrette Securities Corporation.

    10.19*   Security Agreement, dated as of November 25, 1998, between Metromedia Fiber Network, Inc. and IBJ
             Schroder Bank & Trust Company.

    10.20*   Employment Agreement by and between Metromedia Fiber Network, Inc. and Vincent A. Galluccio, dated as of
             August 31, 1998.

    10.21*   Employment Agreement by and between Metromedia Fiber Network, Inc. and Gerard Benedetto, dated as of
             August 31, 1998.

    10.22*   Employment Agreement by and between Metromedia Fiber Network, Inc. and Nicholas M. Tanzi, dated as of
             August 31, 1998.

    12.1**   Statement Regarding Computation of Ratios.

      21.1   List of Subsidiaries of Metromedia Fiber Network, Inc. (incorporated by reference to the Company's
             Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

    23.1**   Consent of Ernst & Young LLP.

     23.2*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

     23.3*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

     24.1*   Power of Attorney from officers and directors.

     25.1*   Statement of Eligibility of IBJ Whitehall Bank & Trust Company as Trustee, on Form T-1.

     99.1*   Form of Exchange Agency Agreement.

     99.2*   Form of Letter of Transmittal.

     99.3*   Form of Notice of Guaranteed Delivery.


------------------------


*   Previously filed.



**  Filed herewith.


(B) FINANCIAL DATA SCHEDULES.

    None.

ITEM 22. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes as follows:

    (a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (b) Every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Metromedia Fiber Network, Inc. has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 13, 1999.


                                METROMEDIA FIBER NETWORK, INC.

                                By:  *
                                     -----------------------------------------
                                     Name: Stephen A. Garofalo
                                     Title: Chief Executive Officer and
                                     Chairman of the Board of Directors


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities indicated below and on April 13, 1999.


          SIGNATURE                       TITLE
------------------------------  --------------------------

              *                 Chief Executive Officer
------------------------------    and Chairman of the
     Stephen A. Garofalo          Board of Directors

     /s/ GERARD BENEDETTO
------------------------------  Vice President--Chief
       Gerard Benedetto           Financial Officer

              *
------------------------------  President, Chief Operating
    Howard M. Finkelstein         Officer and Director

------------------------------  Senior Vice President and
     Vincent A. Galluccio         Director

              *
------------------------------  Executive Vice President
        Silvia Kessel             and Director

              *
------------------------------  Director
        John W. Kluge

------------------------------  Director
      David Rockefeller

          SIGNATURE                       TITLE
------------------------------  --------------------------

              *
------------------------------  Director
       Stuart Subotnick

              *                 Executive Vice President,
------------------------------    General Counsel,
       Arnold L. Wadler           Secretary and Director

------------------------------  Director
        Leonard White

       /s/ GERARD BENEDETTO
       ------------------------------------------
       Name: Gerard Benedetto
  *By: Title:ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                                DESCRIPTION                                                PAGE
-----------  -------------------------------------------------------------------------------------------------     -----

       3.1   Form of Amended and Restated Certificate of Incorporation of Metromedia Fiber Network, Inc.
             (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No.
             333-33653)).

       3.2   Form of Amended and Restated Bylaws of Metromedia Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

       4.1   Specimen Class A Common Stock Certificate of Metromedia Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

      4.2*   Indenture, dated as of November 25, 1998, between Metromedia Fiber Network, Inc. and IBJ
             Whitehall Bank & Trust Company (formerly IBJ Schroder Bank & Trust Company).

      4.3*   Form of 10% Series A Senior Notes due 2008 of Metromedia Fiber Network, Inc.

      4.4*   Form of 10% Series B Senior Notes due 2008 of Metromedia Fiber Network, Inc.

      5.1*   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Exchange Notes.

      8.1*   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain United States federal income tax matters.

      10.1   Form of Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

      10.2   Employment Agreement by and between National Fiber Network, Inc. and Stephen A. Garofalo, dated as of February 26, 1997 (incorporated by reference to the Company's Registration Statement on
             Form S-1 (Registration No. 333-33653)).

      10.3   Employment Agreement by and between National Fiber Network, Inc. and Howard Finkelstein, dated as of April 30, 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

      10.4   Agreement dated as of April 30, 1997, as amended by a Modification Agreement dated as of October,
             1997 by and among Metromedia Company, Stuart Subotnick, Arnold Wadler, Silvia Kessel, Stephen A.
             Garofalo and National Fiber Network, Inc. (incorporated by reference to the Company's
             Registration Statement on Form S-1 (Registration No. 333-33653)).

      10.5   Franchise Agreement between The City of New York and National Fiber Network, Inc., dated as of
             December 20, 1993 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

      10.6   Conduit Occupancy Agreement by and between New York Telephone Company and National Fiber Network,
             Inc., dated as of May 1993 (incorporated by reference to the Company's Registration Statement on
             Form S-1 (Registration No. 333-33653)).

      10.7   Consulting Agreement between National Fiber Network and Realprop Capital Corporation, dated as of
             February 1, 1996 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

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  EXHIBIT
  NUMBER                                                DESCRIPTION                                                PAGE
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
      10.8   Letter Agreement from National Fiber Network, Inc. to Peter Sahagen, dated February 11, 1997
             (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No.
             333-33653)).

      10.9   Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street Associates,
             dated as of March 19, 1997 (incorporated by reference to the Company's Registration Statement on
             Form S-1 (Registration No. 333-33653)).

     10.10   Office Lease by and between National Fiber Network, Inc. and 110 East 42nd Street, dated as of
             June 1997 (incorporated by reference to the Company's Registration Statement on Form S-1
             (Registration No. 333-33653)).

     10.11   Trademark License Agreement by and between Metromedia Company and Metromedia Fiber Network, Inc.,
             dated as of August 14, 1997 (incorporated by reference to the Company's Registration Statement on
             Form S-1 (Registration No. 333-33653)).

     10.12   Fiber Optic Use Agreement between National Fiber Network, Inc. and NextLink New York, L.L.C.,
             dated as of June 3, 1997 (portions of this exhibit are subject to a request to the Securities and
             Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and Exchange Commission) (incorporated by reference to the Company's
             Registration Statement on Form S-1 (Registration No. 333-33653)).

     10.13   Amended and Restated Agreement for the Provision of a Fiber Optic Transmission Network, dated as of the Effective Date by and between US ONE Communications of New York, Inc. and National Fiber
             Network, Inc. (portions of this exhibit are subject to a request to the Securities and Exchange
             Commission for confidential treatment, and omitted material has been separately filed with the
             Securities and Exchange Commission) (incorporated by reference to the Company's Registration
             Statement on Form S-1 (Registration No. 333-33653)).

     10.14   Fiber Lease and Innerduct Use Agreement by and between Metromedia Fiber Network, Inc. and
             NextLink Communications, Inc., dated as of February 23, 1998 (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and Exchange Commission)
             (incorporated by reference to the Company's Annual Report on Form 10-K (File No.000-2369)).

     10.15   Amendment No. 1 to Fiber Lease and Innerduct Use Agreement by and between Metromedia Fiber
             Network, Inc. and NextLink Communications, Inc., made and entered into as of March 4, 1998
             (portions of this exhibit are subject to a request to the Securities and Exchange Commission for confidential treatment, and omitted material has been separately filed with the Securities and
             Exchange Commission) (incorporated by reference to the Company's Annual Report on Form 10-K (File
             No.000-2369)).

     10.16   Agreement of Lease by and between Connecticut General Life Insurance Company and Metromedia Fiber
             Network Services, Inc., dated as of March 9, 1998 (incorporated by reference to the Company's
             Annual Report on Form 10-K (File No. 000-2369)).

    10.17*   Purchase Agreement, dated November 20, 1998 among Metromedia Fiber Network, Inc., Salomon Smith
             Barney, Inc., Chase Securities, Inc., Deutsche Bank Securities Inc. and Donaldson Lufkin &
             Jenrette Securities Corporation.

    10.18*   Registration Rights Agreement, dated as of November 25, 1998 among Metromedia Fiber Network,
             Inc., Salomon Smith Barney, Inc., Chase Securities, Inc., Deutsche Bank Securities Inc. and
             Donaldson Lufkin & Jenrette Securities Corporation.
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  EXHIBIT
  NUMBER                                                DESCRIPTION                                                PAGE
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
    10.19*   Security Agreement, dated as of November 25, 1998, between Metromedia Fiber Network, Inc. and IBJ
             Schroder Bank & Trust Company.

    10.20*   Employment Agreement by and between Metromedia Fiber Network, Inc. and Vincent A. Galluccio,
             dated as of August 31, 1998.

    10.21*   Employment Agreement by and between Metromedia Fiber Network, Inc. and Gerard Benedetto, dated as of August 31, 1998.

    10.22*   Employment Agreement by and between Metromedia Fiber Network, Inc. and Nicholas M. Tanzi, dated as of August 31, 1998.

    12.1**   Statement Regarding Computation of Ratios.

      21.1   List of Subsidiaries of Metromedia Fiber Network, Inc. (incorporated by reference to the
             Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

    23.1**   Consent of Ernst & Young LLP.

     23.2*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

     23.3*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

     24.1*   Power of Attorney from officers and directors.

     25.1*   Statement of Eligibility of IBJ Whitehall Bank & Trust Company as Trustee, on Form T-1.

     99.1*   Form of Exchange Agency Agreement.

     99.2*   Form of Letter of Transmittal.

     99.3*   Form of Notice of Guaranteed Delivery.
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*   Previously filed.



**  Filed herewith.